                                 LEASE AGREEMENT

                                     BETWEEN

                   NEW JERSEY ECONOMIC DEVELOPMENT AUTHORITY,
                                   as Landlord

                                       AND

                           SONY MUSIC/PACE PARTNERSHIP
                                    as Tenant

                             Dated February 9, 1994

                                TABLE OF CONTENTS

ARTICLE I - DEFINITIONS, USAGE AND EXHIBITS .............................   3
           Section 101.  Definitions ....................................   3
           Section 102.  Exhibits .......................................  21
           Section 103.  Number and Gender; Captions; References ........  22
           Section 104.  Financial Terms ................................  23

ARTICLE II - REPRESENTATIONS, COVENANTS AND WARRANTIES;
           DISCLAIMERS ..................................................  24
           Section 201.  Representations, Covenants and Warranties of
                the Tenant ..............................................  24
           Section 202.  Representations, Covenants and Warranties of
                Landlord ................................................  27
           Section 203.  Disclaimer .....................................  29
           Section 204.  Hazardous Substances ...........................  29
           Section 205.  Amendments relating to Initial Bonds ...........  32

ARTICLE III - RENT AND OTHER PAYMENTS ...................................  33
           Section 301.  Rent ...........................................  33
           Section 302.  Rental Payments to be Unconditional, No Abate-
                ment or Set-off .........................................  33
           Section 303.  Termination of Lease Term/Rental Payment
                Obligation ..............................................  34
           Section 304.  Surcharge Revenue ..............................  34
           Section 305.  Basic Rent; Principal Portion ..................  35
           Section 306.  Basic Rent; Interest Portion ...................  35
           Section 307.  Basic Rent; Interest Calculation ...............  35
           Section 308.  Basic Rent; No Bonds Outstanding ...............  36
           Section 309.  Supplemental Rent ..............................  36

ARTICLE IV - LEASE OF PREMISES AND EASEMENTS; TERM OF
           LEASE ........................................................  37
           Section 401.  Premises Leased ................................  37
           Section 402.  Easements ......................................  38
           Section 403.  Lease Term .....................................  42
           Section 404.  Conditions Precedent ...........................  43
           Section 405.  Landlord's Buy-Out Option ......................  50
           Section 406.  Payment of Impositions .........................  51
           Section 407.  SJPAC Lease ....................................  52
           Section 408.  Tax Contests ...................................  52
           Section 409.  Evidence Concerning Impositions ................  53
           Section 410.  Separate Assessment and Rendition ..............  53

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           Section 411.  Right to Perform Obligations as to Impositions .  53
           Section 412.  Cooperation with Landlord ......................  53

ARTICLE V - CONSTRUCTION OF PROJECT/CARE AND USE; DRAW
           PROCEDURES ...................................................  55
           Section 501.  Design of Project ..............................  55
           Section 502.  Construction of Project ........................  55
           Section 503.  Performance Bonds and Other Guaranty ...........  57
           Section 504.  Default in Contractors' Performance ............  58
           Section 505.  Continuing Right of Tenant to Make Changes,
                Alterations and Additions ...............................  58
           Section 506.  Maintenance and Use of the Project and the
                Land; Landlord Access; Repairs Not to Create Liens ......  59
           Section 507.  Possession and Enjoyment .......................  60
           Section 508.  Tenant's Negligence ............................  61
           Section 509.  Project Costs; Payment .........................  61
           Section 510.  Submission of Draws; Procedures ................  62
           Section 511.  [Intentionally Blank] ..........................  63
           Section 512.  Construction Period Insurance ..................  63
           Section 513.  Covenant Against Waste .........................  63
           Section 514.  Title to Improvements ..........................  63
           Section 515.  Landlord's Development and Financing Respon-
                sibilities ..............................................  63
           Section 516.  Compliance with Laws ...........................  65
           Section 517.  Government Grants ..............................  65
           Section 518.  Real Estate Matters ............................  66
           Section 519.  Dockside Lease .................................  67

ARTICLE VI - PERFORMING ARTS, CHARITY AND COMMUNITY EVENTS
           AT THE AMPHITHEATER ..........................................  68
           Section 601.  Special Events .................................  68
           Section 602.  Selection of Dates for Presentation of Special
                Events ..................................................  70
           Section 603.  Selection of Performers or Artists to Appear at
                SJPAC Events and Charity Events .........................  70

ARTICLE VII - IMPOSITION OF RESTRICTIVE CONTRACTUAL COVE-
           NANTS ON COMMERCIAL DEVELOPMENT TRACT ........................  71
           Section 701.  Restrictive Covenants ..........................  71
           Section 702.  Ownership of Landlord Land .....................  71
           Section 703.  Enforceability of Contractual Restrictive Cove-
                nants ...................................................  72
           Section 704.  Concessions ....................................  72

ARTICLE VIII - PROVISIONS CONCERNING PARKING FACILITIES .................  74
           Section 801.  Parking Facilities .............................  74

ARTICLE IX - INSURANCE; TITLE TO THE PROJECT AND OTHER
           MATTERS ......................................................  75
           Section 901.  General Provisions .............................  75
           Section 902.  General Liability ..............................  77
           Section 903.  Auto Liability Insurance .......................  77
           Section 904.  Builders' Risk Insurance .......................  78
           Section 905.  Worker's Compensation and Employers
                Liability ...............................................  78
           Section 906.  Property Insurance .............................  78
           Section 907.  Insurance Provisions for Sublessee, Permittee
                and Licensee ............................................  79
           Section 908.  Indemnification ................................  80
           Section 909.  Umbrella or Excess Liability ...................  80
           Section 910.  No Further Encumbrances; Exceptions ............  80
           Section 911.  Trustee Indemnification ........................  81
           Section 912.  Advances .......................................  81
           Section 913.  Net Proceeds of Insurance; Form of Policies ....  81

ARTICLE X - PREPAYMENT OF RENT ..........................................  83
           Section 1001. When Available .................................  83
           Section 1002. Exercise of Option .............................  83

ARTICLE XI - DAMAGE, DESTRUCTION AND CONDEMNATION; USE OF
           NET PROCEEDS .................................................  85
           Section 1101. Damage and Destruction .........................  85
           Section 1102. Insufficiency of Net Proceeds ..................  85
           Section 1103. Total and Partial Taking .......................  86
           Section 1104. Temporary Taking ...............................  87
           Section 1105. Cooperation of Landlord ........................  87
           Section 1106. No Waiver ......................................  88

ARTICLE XII - ASSIGNMENT, SUBLETTING AND ENCUMBERING BY
           TENANT; MORTGAGEE MATTERS; GRANTING OF EASE-
           MENTS ........................................................  89
           Section 1201. Assignment by Landlord .........................  89
           Section 1202. Lease Payments to Trustee ......................  89
           Section 1203. Assignment, Subletting and Encumbering by
                Tenant ..................................................  89
           Section 1204. Notice to Mortgagees ...........................  90
           Section 1205. Mortgagee's Right to Perform Tenant's Obliga-
                tions ...................................................  90

           Section 1206. Acquisition of Tenant's Interest in the Lease
                hold Estate; New Lease ..................................  90
           Section 1207. Further Assurances; Estoppel Certificate .......  92
           Section 1208. Granting of Easements ..........................  92
           Section 1209. Remedies .......................................  93
           Section 1210. Mortgagee's Right to a New Lease ...............  93
           Section 1211. Concurrent Exercise of Rights ..................  94
           Section 1212. No Modification of Lease .......................  94

ARTICLE XIII - EVENTS OF DEFAULT, REMEDIES ..............................  95
           Section 1301. Tenant Events of Default .......................  95
           Section 1302. Landlord Remedies ..............................  95
           Section 1303. Reinstatement ..................................  97
           Section 1304. Failure to Perform Obligations other than to
                Pay Rent ................................................  98
           Section 1305. Landlord Event of Default ......................  98
           Section 1306. Tenant's Remedies ..............................  99
           Section 1307. Election of Remedies; No Waiver of Elected
                Remedies ................................................ 100
           Section 1308. No Additional Waiver Implied by One Waiver ..... 100
           Section 1309. Agreement to Pay Attorneys' Fees and Ex-
                penses .................................................. 100
           Section 1310. Late Charges ................................... 101
           Section 1311. Delay; Notice .................................. 101
           Section 1312. Performance of Landlord's Obligations .......... 101

ARTICLE XIV - ADMINISTRATIVE PROVISIONS ................................. 103
           Section 1401. Notices ........................................ 103
           Section 1402. Severability ................................... 104
           Section 1403. Amendments, Changes and Modifications .......... 104
           Section 1404. Further Assurances and Corrective Instru-
                ments ................................................... 104
           Section 1405. Applicable Law ................................. 104
           Section 1406. Landlord and Tenant Representatives ............ 104
           Section 1407. Captions ....................................... 104
           Section 1408. Lease is Original .............................. 104
           Section 1409. Binding; Counterparts .......................... 105
           Section 1410. Tenant's Rights with Respect to Initial Bonds .. 105
           Section 1411. Modifications and Non-Waiver ................... 105
           Section 1412. Time is of the Essence ......................... 105
           Section 1413. No Personal Liability or Accountability ........ 105
           Section 1414. Gender ......................................... 106
           Section 1415. Receipt of Lease ............................... 106
           Section 1416. Unavoidable Delay .............................. 106

           Section 1417. Surrender of Premises; Holding Over ............ 106
           Section 1418. Relation of Parties ............................ 106
           Section 1419. Non-Merger ..................................... 107
           Section 1420. Entireties and Conflicts ....................... 107
           Section 1421. Successors and Assigns ......................... 107
           Section 1422. Memorandum of Lease ............................ 107
           Section 1423. Arbitration .................................... 107
           Section 1424. Brokerage Indemnity ............................ 108
           Section 1425. Affirmative Action/Local Employment ............ 108
           Section 1426. Name of Amphitheater ........................... 109
           Section 1427. Security ....................................... 109
           Section 1428. Commercial Development Tract ................... 109
           Section 1429. Delaware River Rights Agreement ................ 109


                                        V

Exhibit A    Various Details regarding any Project including a description of the Land to be transferred
Exhibit B    Form of Clinton Street Easement Agreement
Exhibit C    Copy of the Colored Map of Subject Tracts and Easement Tracts
Exhibit D    Form of opinion of counsel to the Tenant relating to the
             organization, nature and powers of the Tenant; the validity, execution and delivery of this Lease; the absence of litigation;
             and related matters
Exhibit E-1  Hard Costs
Exhibit E-2  Soft Costs
Exhibit F    List of Permitted Encumbrances
Exhibit G    Form of Parking Agreement with the Camden Parking Authority
Exhibit H    Surcharge Revenue
Exhibit I    [Intentionally Deleted]
Exhibit J    [Intentionally Deleted]
Exhibit K    Form of Guaranty Agreement
Exhibit L-1  First Amendment to Lease [Open Air Facility]
Exhibit L-2  First Amendment to Lease [Modified Joint Facility]
Exhibit M    Amounts of Certain Fees Related to Issuance of Initial Bonds
Exhibit N    Form of Legal Opinion from Landlord's Counsel
Exhibit O    The Landlord's Estimated Allowances and Budgeted Costs

                                 LEASE AGREEMENT

            This LEASE AGREEMENT, dated February 9, 1994 (this "Lease") by and between NEW JERSEY ECONOMIC DEVELOPMENT AUTHORITY (the "Landlord"), a public body corporate and politic duly organized under the laws of the State of New Jersey (the "State") and SONY MUSIC/PACE PARTNERSHIP (the "Tenant"), a New York general partnership.

                                   WITNESSETH:

            WHEREAS, the New Jersey Economic Development Authority Act, constituting Chapter 80 of the Pamphlet Laws of 1974 of the State of New Jersey, approved August 7, 1974, as amended and supplemented (the "Act"), declares that the Legislature has determined that Department of Commerce and Economic Development statistics of recent years indicate a continuing decline in employment within the State which is a contributing factor to the drastic unemployment existing within the State, which far exceeds the national average, thus adversely affecting the economy of the State and the prosperity, safety, health and general welfare of its inhabitants and their standard of living; and that the availability of financial assistance and suitable facilities are important inducements to new and varied employment promoting enterprises to locate in the State, and to existing enterprises to remain and expand in the State; and

            WHEREAS, the Landlord was created to aid in remedying the aforesaid conditions and further to implement the purposes of the Act, and the Legislature has determined and declared as a matter of express legislative determination that the authority and powers conferred upon the Landlord under the Act and the expenditure of moneys pursuant thereto constitutes a serving of a valid public purpose and that the enactment of the provisions set forth in the Act is in the public interest and for the public benefit and good; and

            WHEREAS, the Landlord, to accomplish the purposes of the Act, is empowered to extend credit or make loans to any person for the planning, designing, acquiring, constructing, reconstructing, improving, equipping and furnishing of a project for which credits or loans may be secured by loan agreements, security agreements, mortgages, leases, contracts and any other instruments, upon such terms and conditions as the Landlord shall deem reasonable, and to require the inclusion in any loan agreement, security agreement, mortgage, lease, contract, and any other instrument, such provisions for the construction, use, operation and maintenance and financing of a project as the Landlord may deem necessary or desirable and to enter into contracts with respect to the planning, designing, financing, construction, reconstruction, improvement, equipping, furnishing, operation and maintenance of a project, for such consideration and upon such terms and conditions as the Landlord may determine to be reasonable; and

            WHEREAS, in furtherance of the purposes of the Act and as an inducement to the Tenant to finance a portion of the project consisting of the construction of the Amphitheater (as hereinafter defined) in Camden City, Camden County, New Jersey, the Landlord has by resolution adopted December 7, 1993 duly authorized the execution and delivery of this Lease and anticipated authorizing the issuance of certain of its Economic Development Bonds (the "Initial Bonds") to provide funds to finance a portion of the Amphitheater; and

            WHEREAS, the Initial Bonds shall be secured by an Indenture of Trust (the "Indenture") by and between the Landlord and a trustee to be selected by the Landlord; and

            WHEREAS, as additional evidence of and security for all of its payment obligations hereunder and as security for the Initial Bonds, the Tenant anticipates causing to be executed and delivered to the Landlord, a guaranty of payment (the "Guaranty") from Sony Music Entertainment Inc. to the Landlord; and

            WHEREAS, the Initial Bonds shall be special, limited obligations of the Landlord, payable solely from the revenues or other receipts, funds or moneys to be derived by the Landlord under this Lease, the Guaranty or from the liquidation of collateral pledged by the Tenant as security for its performance hereunder; and

            WHEREAS, the execution and delivery of this Lease have been duly authorized by the Landlord, and all conditions, acts and things necessary and required by the Constitution and statutes of the State or otherwise, to exist, to have happened, or to have been performed precedent to and in the execution and delivery of this Lease, do exist, have happened and have been performed in regular form, time and manner;

            NOW, THEREFORE, for and in consideration of the premises and of the mutual representations, covenants and agreements herein set forth, the Landlord and the Tenant, each binding itself, its successors and assigns, do mutually promise, covenant and agree as follows provided that in the performance of the agreements of the Landlord herein contained, any obligation it may incur for the payment of money with respect to the Initial Bonds ("Bond Obligation") shall not be an obligation, debt or liability of the State or any political subdivision thereof and neither the State nor any such political subdivision shall be liable on any Bond Obligation so incurred, but any such Bond Obligation shall be payable solely out of the revenues or other receipts, funds or moneys to be derived by the Landlord under this Lease, the Guaranty or from the liquidation of collateral pledged by the Tenant as security for its performance hereunder.

                                    ARTICLE I

                         DEFINITIONS, USAGE AND EXHIBITS

            Section 101. Definitions. Unless the context otherwise specifically requires or indicates to the contrary, the following terms as used in this Lease shall have the respective meanings set forth below.

            "Acceptable Construction Commitment" shall mean a written commitment in favor of the Tenant from an Acceptable Construction Company to enter into a Construction Contract for construction of the Amphitheater as a Joint Facility which Construction Contract (i) guarantees, pursuant to a "Guaranteed Maximum Price," that the total amount of Hard Costs will not exceed the then applicable Maximum Hard Cost Amount and (ii) is in a form reasonably acceptable to the Tenant. For purposes of the immediately preceding sentence, a Construction Contract in substantially the same form as the construction contract which the Tenant entered into with its general contractor for the construction of the Star Lake Amphitheater shall be deemed to be acceptable to the Tenant.

            "Acceptable Construction Company" shall mean Turner Construction Company or any other experienced and bondable construction contractor that is acceptable to both the Tenant and the Landlord.

            "Account" shall mean any account established in any of the Funds established under the Indenture.

            "Act" shall mean the New Jersey Economic Development Authority Act, constituting Chapter 80 of the Laws of 1974 of the State of New Jersey, approved August 7, 1974, and the acts amendatory thereof and supplemental thereto.

            "Additional Bonds" shall mean any bonds of the Landlord authorized and issued under the Indenture.

            "Additional Project" shall mean the acquisition, construction, renovation or installation of any project unrelated to the Initial Project by the Landlord, through the issuance of Additional Bonds for use by the Tenant pursuant to any supplement to this Lease or through the financing of such project through the application of excess proceeds pursuant to the Indenture, including without limitation, all real and personal property and rights therein and any appurtenances which are necessary or useful and convenient therefor.

            "Administrative Fee" shall mean the EDA Issuance Fee payable to the Landlord as an administrative fee relating to the issuance of the Bonds and as described in Exhibit "M" attached hereto.

            "Amphitheater" shall mean the entertainment facility designed primarily for the presentation of live musical events which Tenant shall construct on the Leasehold Tract.

            "Annual Renewal Amount" shall mean, for any Lease Year, a fixed amount determined as follows:

            (a) for the first Lease Year of the first Renewal Term, $1,200,000.00; and

            (b) for each Lease Year thereafter, the Annual Renewal Amount shall be increased from the immediately preceding Lease Year by the same percentage increase in the CPI Index during such preceding Lease Year.

            "Applicable" shall mean (i) with reference to any Fund or Account so designated and established by the Indenture, the Fund or Account so designated and established and (ii) with respect to any Series of Bonds, the Series of Bonds issued for a particular purpose thereunder.

            "Applicable Cash Flow Amount" shall mean the average of the Cash Flow Amount for each of the last three (3) Lease Years prior to the Special Termination Effective Date; provided, however, if any of the last three (3) Lease Years prior to the Special Termination Effective Date are in the Initial Term, then the Cash Flow Amount for each of such Lease Years shall be calculated as if the amount of Rent payable under this Lease for each such Lease Year was equal to the amount of Rent which would be payable under this Lease in the first Lease Year following the completion of the Initial Term instead of the amount of Rent which was actually payable during each such Lease Year.

            "Architect" shall mean Abe Sustaita & Associates, the Tenant's architect.

            "Authorized Newspapers" shall mean one newspaper which is customarily published in the Borough of Manhattan, City and State of New York, at least once a day on at least five days (other than legal holidays) in each calendar week, which newspaper is printed in the English language.

            "Authorized Officer" or "Authorized Representative" shall mean, (1) with respect to the Landlord: the Chairman, the Executive Director, the Deputy Director or Assistant Deputy Director of the Landlord or such other person at the time or from time to time designated by written certificate furnished to the Tenant and the Trustee containing the specimen signatures of each such person and signed on behalf of the Landlord by the Chairman, the Executive Director, the Deputy Director or Assistant Deputy Director of the Landlord; (2) with respect to the Tenant: such person at the time and from time to time designated by written certificate furnished to the Landlord and the Trustee containing the specimen signatures of such person and signed on behalf of the Tenant or by the general partner of the Tenant; and (3) with respect to the Trustee: any officer of the Trustee authorized by the Trustee to act or execute documents on behalf of the Trustee.

            "Basic Rent" shall mean the rent required to be paid pursuant to the provisions of Sections 305 and 306 hereof.

            "Basic Rent Payment" shall mean the payments of Basic Rent, including with respect to any portion of the Basic Rent, the (i) Interest Portion thereof as set forth pursuant to Section 306 hereof and (ii) the Principal Portion thereof as may be adjusted from time to time pursuant to
Section 305 hereof.

            "Basic Rent Payment Date" shall mean (i) with respect to the Interest Portion and Principal Portion of Basic Rent, two (2) Business Days prior to any regularly scheduled Interest Payment Date or Principal Payment Date, as the case may be, and (ii) with respect to a prepayment or acceleration, shall be the date of payment of prepayment or acceleration, as the case may be.

            "Bond" or "Bonds" shall mean any of the Bonds issued under the terms of the Indenture, including the Initial Bonds and any Additional Bonds, or any Bonds which are thereafter authenticated and delivered in lieu of or in substitution for such Bonds pursuant to the Indenture.

            "Bond Counsel" shall mean any attorney at law, or firm of attorneys, of nationally recognized standing in matters pertaining to the legality of issuance of bonds or other obligations issued by states and political subdivisions, and duly admitted to practice law before the highest court of any state.

            "Bond Related Supplemental Rent Payments" shall mean those Supplemental Rent Payments that directly relate to the Bonds, the Trustee or the Indenture such as the Trustee's fee, fees for any letter of credit supporting the Bonds, paying agent fees, tender agent fees, registrar fees, remarketing agent fees and fees to other fiduciaries appointed under the Indenture.

            "Bond Terms" shall mean all terms and conditions related to the Initial Bonds including, without limitation, the following:

            (a) the repayment terms of the Initial Bonds;

            (b) the interest rate or rates accruing from time to time on amounts outstanding under the Initial Bonds;

            (c) the terms, conditions and provisions contained in the Indenture;

            (d) the provisions governing the (i) the determination of the portion of the Proceeds of the Initial Bonds which will be placed in the Construction Fund and (ii) the manner by which the Tenant will be entitled to draw monies from the Construction Fund for payment or reimbursement of the Costs of the Initial Project;

            (e) the identity of the Trustee;

            (f) the amount of the Costs of Issuance for the Initial Bonds; and

            (g) the terms, conditions and provisions contained in the purchase or underwriting agreement relating to the Initial Bonds.

            "Boundary Survey" shall have the meaning assigned to such term in
Section 518(a) hereof.

            "Budgeted Soft Cost Amount" shall mean, as of any time, the then aggregate amount of Soft Costs (including previously expended amounts) which the Tenant budgets for the completion and opening of the Amphitheater using reasonable and proper budgeting techniques similar to the budgeting techniques used prior to the execution of this Lease.

            "Business Day" shall mean, with respect to the Bonds of any Series, any day other than (i) a Saturday, Sunday or legal holiday or a day on which banking institutions, in the city in which the Principal Office of the Landlord, the Trustee or the Paying Agent is located, are closed, or (ii) a day on which the New York Stock Exchange is closed.

            "Capitalized Interest Account" shall mean the account within the Debt Service Fund so designated and established by the Indenture.

            "Cash Flow Amount" shall mean, in any Lease Year, (i) the amount of all revenues, receipts and other funds received by the Tenant, on a cash basis, from the operation, ownership or use of the Amphitheater during such Lease Year minus (ii) the amount of (a) all expenditures paid by the Tenant, on a cash basis, during such Lease Year for any expenses, costs or charges which are related to the use, ownership, maintenance, management or operation of the Amphitheater, (b) principal and interest payments paid, on a cash basis, by the Tenant during such Lease Year on any loan owed by the Tenant, the initial proceeds of which were used in connection with the construction, ownership, maintenance or operation of the Amphitheater and (c) all Rent paid under this Lease, on a cash basis, by the Tenant during such Lease Year.

            "Certificate," "Order," "Request," "Requisition" and "Statement" shall mean, respectively, a written certificate, order, request, requisition or statement signed in the name of the Landlord or the Trustee. Any such instrument and supporting opinions or representations, if any, may, but need not, be combined in a single instrument with any other instrument, opinion or representation, and the instruments so combined shall be read and construed as a single instrument.

            "Charity Event" shall have the meaning assigned to such term pursuant to Section 601 hereof.

            "Clinton Street Easement Agreement" shall mean that certain Easement Agreement entered into by and between South Jersey Port Corporation and the Landlord, a copy of which is attached hereto as Exhibit B, pursuant to which, among other things, certain easement rights in and to Easement Tract E were created in favor of the Landlord.

            "Code" shall mean the Internal Revenue Code of 1986, as amended, as the same may from time to time be amended or supplemented, including any regulations promulgated thereunder and any administrative or judicial interpretations thereof.

            "Commencement Date" shall mean the first to occur of (i) the date on which the Initial Bonds are issued and delivered by the Landlord, (ii) ten (10) Business Days after the Tenant has provided written notice to the Landlord pursuant to the provisions of Section 404(a)(ii) hereof requiring that the Initial Bonds not be issued by the Landlord or (iii) ten (10) Business Days after the Tenant has provided notice to the Landlord pursuant to the provisions of Section 515(d) hereof requiring that the Initial Bonds not be issued by the Landlord.

            "Commercial Development Tract" shall mean that certain tract of land owned by the Landlord designated as "Commercial Property" and shown by red cross-hatches on the map attached hereto as Exhibit C.

            "Community Events" shall have the meaning assigned to such term pursuant to Section 601 hereof.

            "Competitive Event" shall mean any commercial concert which features the live performance of a professional artist and which is a part of a tour being presented in other facilities that are similar in size, design, use and purpose to the Amphitheater. To avoid any ambiguity or uncertainty, the following types of concerts are not "Competitive Events" for purposes hereof:

            (a) a concert presented in a baseball, football or similar stadium with a capacity of 50,000 or more if the Tenant reasonably expects, based upon advance ticket sales, prior performances by the artist featured at such concert or other objective criteria, that the attendance at such concert will exceed 80% of such stadium's capacity;

            (b) during the Open Air Season, a concert performed at an indoor arena, auditorium, coliseum or other indoor venue if none of the performances included within the tour of which such concert is a part have been or will be presented in outdoor venues similar in size and design to the Amphitheater in other locations;

            (c) during the Enclosed Season, a concert presented in any stadium, arena, auditorium, coliseum or other venue with a capacity of 15,000 or more if the Tenant reasonably expects, based upon advance ticket sales, prior performances by the artist featured at such concert or other objective criteria, that the attendance at such concert will exceed 80% of such venue's capacity;

            (d) a concert presented at a night club or other small venue with a capacity of 3,500 or less; or

            (e) up to four (4) non-recurring festivals or similar types of events per calendar year presented at a venue along the Delaware River which may hereafter be developed by the Delaware River Port Authority.

            "Completion Project" shall mean any additions, enlargements, improvements, expansions, repairs, restorations or reconstructions of the Initial Project, any Additional Project or any Completion Project, through the issuance of Additional Bonds for use by the Tenant pursuant to any supplement to this Lease or through the financing of such project through the application of excess proceeds pursuant to the Indenture, including without limitation, all real and personal property and rights therein and any appurtenances which are necessary or useful and convenient therefor.

            "Construction Contract" for the Initial Project, any Additional Project or any Completion Project, as applicable, shall mean any construction contract in respect of the Initial Project, any Additional Project or any Completion Project, as applicable, or any portion thereof by and between the Tenant, and any Contractors, each such contract to specify a fixed price for the construction to be performed and which may be a contract specifying a guaranteed maximum price for the construction of the Initial Project, any Additional Project, or any Completion Project as applicable, in accordance with applicable State law.

            "Construction Fund" shall mean the Fund so designated and established by the Indenture.

            "CPI Index" shall mean the Consumer Price Index published by the Bureau of Labor Statistics of the United States Department of Labor, All Items, Philadelphia-Southwest New Jersey, for Urban Wage Earners and Clerical Workers, or any successor publication.

            "Contractor" shall mean in connection with the Initial Project, any Additional Project or any Completion Project, as applicable, any contractor selected by the Tenant to acquire, construct, renovate and install the Initial Project, any Additional Project or any

Completion Project, as applicable, in accordance with applicable State law and the Plans and Specifications and shall also mean a construction management firm proceeding under a contract specifying a guaranteed maximum price for the construction, acquisition, renovation and installation of the Initial Project, any Additional Project or any Completion Project, as applicable.

            "Costs or Costs of any Project" shall mean and shall be deemed to include, together with any other proper item of cost which is not specifically mentioned herein, whether incurred prior to or after the date of this Lease, (a) costs and expenses of the Tenant or the Landlord which are incurred for labor and materials and payments to Contractors, builders and materialmen in connection with the acquisition, construction, renovation and installation of any Project; (b) the cost of contract bonds and of insurance of any kind that may be required or that may be necessary during the course of acquisition, construction, renovation and installation of any Project which is not paid by the Contractor or Contractors or which is otherwise provided for; (c) the costs and expenses of the Landlord or the Tenant for test borings, surveys, estimates, plans and specifications and preliminary investigations therefor, and for supervising construction, as well as for the performance of all other duties which are required by or which are consequent to the proper construction, acquisition, renovation and installation of any Project; (d) compensation and expenses of the Trustee, Paying Agent, Registrar, fiduciaries, financial advisory, legal, accounting, financial and printing expenses, fees and all other expenses which are incurred in connection with the issuance of the Bonds; (e) all other costs which the Landlord or the Tenant shall be required to pay under the terms of any Construction Contract or Contracts for the acquisition, construction, renovation or installation of any Project; (f) any sums which are required to reimburse the Tenant or the Landlord for any advances which are made by either of them for any of the above items, or for any other costs which are incurred and for work which has been done by either or both of them, provided that same is properly chargeable to any Project; (g) deposits in the appropriate Funds established by the Indenture for payment of interest on the Bonds and any required deposits in the Debt Service Fund or any other Fund or Account under the Indenture; and (h) such other expenses which are not specified in the Indenture and which may be necessary or incidental to the construction, acquisition, renovation and installation of any Project, the financing thereof and the placing of the same in use and operation. "Costs or Costs of any Project" shall also include the costs and expenses incurred by any agent of the Landlord or the Tenant for any of the above-mentioned items. Costs of the Initial Project shall not include any costs or expenses of the Landlord which are incurred or paid in fulfilling any of the Landlord's obligations created by the provisions of this Lease unless the Tenant has expressly agreed by the provisions hereof to reimburse the Landlord for such cost or expense.

            "Costs of Issuance" shall mean all items of expense directly or indirectly payable by or reimbursable to the Landlord and related to the authorization, execution, sale and delivery of the Bonds, including, but not limited to, advertising and printing costs, costs of preparation and reproduction of documents, filing and recording fees, initial fees and charges of the Trustee and the Landlord, the fees to be paid to the underwriters of a particular Series of Bonds, legal fees of parties to the transaction and initial charges and all other initial fees and disbursements contemplated by this Lease and the Indenture.

            "Counsel" shall mean an attorney at law or firm of attorneys at law (who may be, without limitation, of counsel to, or an employee of the Trustee or the Paying Agent) duly admitted to practice law before the highest court of any state.

            "CRA" shall mean the Camden Redevelopment Agency.

            "CRA Tract" shall have the meaning assigned to such term pursuant to the provisions of Section 404(e) hereof.

            "DEPE" shall mean the New Jersey Department of Environmental Protection and Energy.

            "Debt Service Fund" means the Fund so designated and established by the Indenture.

            "Default" shall mean an event or condition the occurrence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

            "Dockside Lease" shall mean that certain currently existing lease agreement covering a portion of the Leasehold Tract entered into by and between Camden Municipal Port Authority, as lessor, and Dockside Refrigerated Warehouse, Inc., as tenant.

            "Draw Dates" shall mean those dates upon which the Tenant draws funds from the Construction Fund for payment of all or a portion of the Initial Project as specified in the Draw Papers.

            "Draw Papers" shall mean Draw Papers as defined in Section 510(b) of this Lease.

            "Easement" shall mean the easements granted to the Tenant pursuant to Section 402 hereof.

            "Easement Tracts" shall mean Easement Tract A, Easement Tract B, Easement Tract C, Easement Tract D and Easement Tract E collectively.

            "Easement Tract A" shall mean that certain tract or parcel of land designated as the "Service Drive Access Easement" and the "Amphitheater Property Access Easement" and colored in kelly green on the map attached hereto as Exhibit C.

            "Easement Tract B" shall mean that certain tract or parcel of land designated as the "Slope Easement" and colored in blue on the map attached hereto as Exhibit C.

            "Easement Tract C" shall mean that certain tract or parcel of land designated as the "Amphitheater Patron Access Easement" and colored in grey on the map attached hereto as Exhibit C.

            "Easement Tract D" shall mean that certain tract or parcel of land designated as the "Structure/Building Area Easement" and colored in brown on the map attached hereto as Exhibit C.

            "Easement Tract E" shall mean that certain tract or parcel of land designated as the "Access Area Easement" (former Clinton Street) and colored in yellow on the map attached hereto as Exhibit C.

            "Easement Tract F" shall mean that certain tract or parcel of land designated as the "40' Wide Access Easement" and colored in blue on the map attached hereto as Exhibit C.

            "Election Deadline" shall mean, as of any time, the later to occur of (i) five (5) years prior to the expiration of the then current Lease Term or
(ii) sixty (60) days after the Landlord has provided notice to the Tenant referring to the provisions contained in Section 403 hereof which relate to the Tenant's option to extend the Lease Term. To be validly given, the notice referred to in clause (ii) of the immediately preceding sentence may not be given earlier than six (6) years prior to the expiration of the then current Lease Term.

            "EMA" shall mean EMA Consulting Environmental Services located on Professional Center, First and Chew Roads, Hammonton, New Jersey.

            "Employee" shall mean any and all executive personnel of the Tenant or a general partner of the Tenant and all employees, agents, contractors, concessionaires and all other employees and personnel under the direction of the Tenant, the Tenant's contractors or the Tenant's concessionaires who perform duties or services related to the construction, use, operation or maintenance of the Amphitheater.

            "Engineered Design" shall have the meaning assigned to such term pursuant to Section 402(b)(iii)(B) hereof.

            "Enclosed Season" shall mean that period of time beginning on October 1 of each year and ending on May 14 of the next succeeding year.

            "Event of Default" shall have the meaning assigned to such term in the Indenture.

            "Fiduciary" or "Fiduciaries" shall mean the Trustee or the Paying Agent, or both of them, as may be appropriate.

            "Fund" shall mean any of the funds established under the Indenture.

            "Governmental Authority" shall mean any and all courts, boards, agencies, commissions, offices or authorities of any nature whatsoever for any government unit (federal, state, county, district, municipal, city or otherwise) whether now or hereafter in existence.

            "Grant Funds" shall have the meaning assigned to such term pursuant to Section 517(a) hereof.

            "Guaranty" shall mean that certain Guaranty Agreement to be executed by Sony Music Entertainment Inc., substantially in the form of Exhibit "K" attached hereto.

            "Hard Costs" shall mean those types and categories of Costs related to the construction of the Amphitheater which are listed and identified on Exhibit "E-1" attached hereto.

            "Hazardous Substances" shall mean any hazardous or toxic substance, waste, pollutant or contaminated material, including without limitation, those substances within the scope of any federal, state or local environmental laws, regulations and ordinances, including the Resource Conservation and Recovery Act, as amended, the Comprehensive Environmental Response, Compensation and Liability Act, as amended, the Superfund Amendment and Reauthorization Act of 1986, as amended, the Federal Water Pollution Control Act, as amended, the Clean Air Act, as amended, and the Safe Drinking Water Act, as amended.

            "Impositions" shall mean all real estate taxes, or payments in lieu of real estate taxes, or land and improvement assessments of any kind and nature whatsoever, which shall or may during the Term be assessed, levied, charged, confirmed or imposed by any public authority on the Premises (together with any interest and penalties thereon) including, without limitation, taxes which are payable pursuant to the Long Term Tax Exemption Law, P.L. 1991, c. 431.

            "Indenture" shall mean the Indenture of Trust to be entered into by and between the Landlord and the Trustee, pursuant to which the Initial Bonds are to be issued, including any indentures supplemental thereto as therein permitted.

            "Independent Counsel" shall mean an attorney or firm of attorneys duly admitted to the practice of law before the highest court of the State who is not a full-time employee of the Landlord, the Tenant or an assignee thereof.

            "Initial Bonds" shall mean "Economic Development Bonds (Camden Amphitheater Project - Taxable Series 1994)" of the Landlord in the amounts, bearing interest at the rates and maturing in the amounts and at the times set forth in the Indenture.

            "Initial Project" shall mean the construction of the Amphitheater, the Costs of which are to be financed in whole or in part from the proceeds of the Initial Bonds.

            "Initial Rent" shall mean Rent payable by the Tenant during the Initial Term, including Basic Rent and Supplemental Rent.

            "Initial Term" shall mean the initial term of this Lease as described in Section 403 hereof.

            "Interest Account" shall mean the account within the Debt Service Fund to be so designated and established by the Indenture.

            "Interest Payment Date" shall mean the date on which interest on the Bonds is required to be paid to the Holders thereof as set forth in the Indenture.

            "Interest Portion" shall mean with respect to each Basic Rent Payment, the portion thereof which is interest as calculated and set forth pursuant to Sections 306 and 307 hereof.

            "Joint Facility" shall mean a design of the Amphitheater as contemplated by the current version of the Plans and Specifications issued on November 4, 1993, pursuant to which the Amphitheater will be constructed as a facility which will (i) operate as an outdoor, open air venue during the Open Air Season, (ii) operate as an indoor, enclosed venue during the Enclosed Season and (iii) include therein the various design aspects and equipment which have been specified and required for the uses and purposes of SJPAC.

            "Land" shall mean the real property described in Exhibit A attached hereto upon which the Initial Project, any Additional Project or any Completion Project will be constructed.

            "Landlord" shall mean the New Jersey Economic Development Authority, an independent authority of the State located in but not part of the Department of Commerce, and any successor body to the duties and functions of the Landlord.

            "Landlord Event of Default" shall mean the happening or occurrence of any event or circumstance described in Section 1305 hereof.

            "Lease" shall mean this Lease Agreement between the Landlord, as lessor, and the Tenant, as lessee and any amendments or supplements hereto in accordance with the terms hereof.

            "Lease Revenues" shall mean the Basic Rent Payments, Supplemental Rent Payments and all other amounts due and owing with respect to this Lease, including, without limiting the generality of the foregoing, prepayments, insurance proceeds and condemnation proceeds.

            "Lease Rights" shall mean all of the right, title and interest of the Landlord under this Lease (but none of the Landlord's obligations under this Lease) including without limitation the right to receive Lease Revenues hereunder, but excluding the Reserved Rights with respect hereto.

            "Lease Term" or "Term" shall mean the period of time covered by the Initial Term and all of the Renewal Terms.

            "Lease Year" shall mean a 12 month period during the Term. The first Lease Year shall begin on the Commencement Date and shall end on the date preceding the first anniversary of the Commencement Date. Subsequent Lease Years shall begin and end on the same dates as the first Lease Year but in succeeding calendar years.

            "Leasehold Tract" shall mean that certain tract or parcel of land located in the City of Camden, New Jersey designated as the "Leasehold Property" and outlined in red, without cross-hatches, on the map attached hereto as Exhibit C.

            "Legal Requirements" shall mean (i) any and all present and future judicial decisions, statutes, rulings, rules, regulations, permits, certificates or ordinances of any Governmental Authority in any way applicable to the Premises, including the construction, ownership, use, occupancy, possession, operation, maintenance, alteration, repair or reconstruction thereof and (ii) any and all terms, provisions, agreements or restrictions created or imposed pursuant to any lease, contract, instrument of restrictive covenants or other document applicable to and enforceable against the Premises or the owner or operator of the Premises.

            "Marina Tract" shall mean that portion of the Commercial Development Tract which is adjacent to the marina.

            "Maximum Hard Cost Amount" shall mean, as of any time, (i) $31,000,000 minus (ii) the then Budgeted Soft Cost Amount.

            "Modified Joint Facility" shall mean a design of the Amphitheater pursuant to which the Amphitheater will be constructed as a facility which will operate as an outdoor, open air venue during the Open Air Season and as an indoor, enclosed venue during the Enclosed Season but which will not include the various design aspects and equipment included in the Joint Facility which are required or specified for the uses and purposes of SJPAC.

            "Mortgage" shall mean any deed of trust, mortgage, security agreement, collateral assignment or other lien that the Tenant may hereafter affix or impose, during the Term, under the terms and conditions set forth in
Article XII hereof.

            "Mortgagee" shall mean the owner of any indebtedness secured by any Mortgage.

            "Net Proceeds" shall mean any insurance proceeds or condemnation award paid with respect to the Initial Project, any Additional Project or any Completion Project, remaining after payment therefrom of all expenses incurred in the collection thereof.

            "New Lease Notice" shall have the meaning assigned to such term pursuant to Section 1210 hereof.

            "Non-Bond Related Supplemental Rent Payments" shall mean those Supplemental Rent Payments that are not Bond Related Supplemental Rent Payments.

            "Non-Rent Event of Default" shall have the meaning assigned to such term pursuant to Section 1304 hereof.

            "Obligations" shall mean, when used with respect to a party hereto, any and all of the covenants, warranties, representations and other obligations (other than to pay Rent) made or undertaken by such party to the other party hereto pursuant to the provisions hereof.

            "Open Air Season" shall mean that period of time beginning May 15 of each year and ending on October 1 that same calendar year.

            "Ordinary Construction Debris" shall mean any materials, debris or other items which may be encountered below grade on the Leasehold Tract which can be removed in the ordinary course by the Tenant's Contractor as a part of the construction of the Initial Project without any extraordinary or special dismantling or the use of any extraordinary or special construction equipment.

            "Outstanding" or "outstanding" shall mean, when used with reference to Bonds of any Series, as of any particular date (subject to the provisions of the Indenture), all Bonds of such Series theretofore, or thereupon being, authenticated and delivered by the Trustee under the Indenture, except (i) Bonds of such Series theretofore or thereupon canceled by the Trustee or surrendered to the Trustee for cancellation; (ii) Bonds of such Series which have been discharged in accordance with the Indenture; and (iii) Bonds of such Series in lieu of or in substitution for which other Bonds of such Series shall have been authenticated and delivered by the Trustee pursuant to any provision of the Indenture. At all times prior to the authentication and delivery of any Bonds pursuant to the Indenture, the Bonds shall be deemed to be not Outstanding for all purposes hereof.

            "Overdue Rate" shall mean the then prime rate of the Trustee plus 2% per annum.

            "Owner," "Holder," "Bondholder," "Bond Holder," "Holder of Bonds," "holder" or "Registered Owner" of a Bond shall mean the registered owner of such Bond as shown on the register kept by the Trustee pursuant to the Indenture.

            "Patron" shall mean any person who attends as a spectator a particular performance or show held or presented at the Amphitheater.

            "Paying Agent" means the Paying Agent appointed pursuant to the Indenture, and its successors.

            "Performing Arts Grant" shall mean that certain $4,000,000 grant previously made by the New Jersey State Council on the Arts to SJPAC and specifically identified for use in the construction of the Amphitheater.

            "Permitted Encumbrances" shall mean the outstanding liens, easements, building lines, restrictions, security interests and other matters (if any) as reflected on Exhibit F attached hereto.

            "Permitted Rate" shall mean the lesser of (i) the prime rate of interest charged from time to time by large United States money center banks plus four percent (4%) per annum or (ii) the maximum non-usurious interest rate permitted by applicable law from time to time in effect.

            "PILOT" shall mean any payment contractually due from the Landlord to the City of Camden in respect of a "payment in lieu of taxes" arrangement entered into between the Landlord and the City of Camden relating to the Amphitheater.

            "Planning Board" shall mean the City of Camden Planning Board.

            "Plans and Specifications" shall mean the architectural and engineering drawings and specifications describing the Initial Project, any Additional Project or any Completion Project.

            "PRCP" shall have the meaning assigned to such term pursuant to the provisions of Section 204(b) hereof.

            "Pre-Approved Mortgagee" shall mean any one or more of Sony Music Entertainment Inc., Blockbuster Entertainment Corporation or any affiliate of either such party.

            "Pre-Approved Owner" shall mean any partnership that has as its only partners two or more corporations which each control or are each controlled by, directly or indirectly, one of PACE Entertainment Corporation, Blockbuster Entertainment Corporation or Sony Music Entertainment Inc. (or their respective corporate successors).

            "Premises" shall mean the rights, properties and interests of the Landlord being leased and demised hereby as more fully described in Section 401(a) hereof.

            "Prepayment Date" shall have the meaning ascribed to such term in
Section 1002 hereof.

            "Prepayment Price" shall mean, with respect to the balance of the Basic Rent due hereunder that has not already been partially prepaid in accordance with the provisions of Section 1001 hereof, (i) the amount that is sufficient to cover the aggregate unpaid Principal Portion of all Basic Rent Payments after taking into account any partial prepayment of the Principal Portion of Basic Rent in accordance with Section 1001 hereof, plus (ii) the Interest Portion of Basic Rent due on such Prepayment Date, plus (iii) the redemption premium, if any, associated with the Bonds to be redeemed with the funds provided by clause (i) of this definition.

            "Principal Account" shall mean the Account within the Debt Service Fund so designated and established by the Indenture.

            "Principal Office" shall mean, when used with reference to the Landlord, the Tenant, the Trustee, the Paying Agent or the Registrar, the respective addresses of such parties as set forth in the Indenture, and any further or different addresses as such parties may designate pursuant thereto.

            "Principal Payment Date" shall mean, the dates on which the principal or Sinking Fund Installments of the Bonds are required to be paid to the Holders thereof as set forth in the Indenture.

            "Principal Portion" shall mean with respect to the Basic Rent Payments, the principal portion thereof, as amended and restated from time to time in accordance with Section 305 hereof.

            "Proceeds" shall mean the aggregate moneys paid by the initial purchasers of the Initial Bonds or any series of Additional Bonds, to the Trustee, including any accrued interest on the Initial Bonds or any series of Additional Bonds, which may be net of any applicable underwriters discount or original issue discount with respect to the Initial Bonds or any series of Additional Bonds.

            "Project" shall mean collectively or individually, as the case may be, the Initial Project, any Additional Project and any Completion Project.

            "Quiet Lease Year" shall mean a Lease Year in which one or both of the following conditions occur during the Open Air Season which ended during such Lease Year:

            (a) Less than 35 professional concerts, performances or events are presented at the Amphitheater during such Open Air Season; or

            (b) Less than 350,000 Patrons attend the professional concerts, performances or events presented at the Amphitheater during such Open Air Season.

            "RAP" shall have the meaning assigned to such term pursuant to the provisions of Section 204(a) hereof.

            "Record Date" shall mean with respect to an Interest Payment Date for a particular Series of Bonds, unless otherwise provided by the Indenture or Supplemental Indenture authorizing such Series, the fifteenth (15th) day (whether or not such day shall be a Business Day) of the month preceding such Interest Payment Date.

            "Redemption Account" shall mean the Account within the Debt Service Fund so designated and established pursuant to the Indenture.

            "Renewal Rent" shall mean Rent payable by the Tenant during the Renewal Terms.

            "Renewal Terms" shall mean each period for which the Tenant elects to extend the Lease Term pursuant to Section 403 hereof.

            "Rent" shall mean, collectively, Basic Rent and Supplemental Rent.

            "Rent Payments" shall mean the payments of Rent.

            "Repayable Grants shall mean (i) the UDAG Grant and (ii) the $2,000,000 of Grant Funds obtained from the New Jersey Urban Development Corporation.

            "Reserved Rights" shall mean the Landlord's right to (i) receive Supplemental Rent, including the Administrative Fee, (ii) receive notices provided for in this Lease, (iii) appoint, replace or remove such parties as shall be appointed, replaced or removed under this Lease and the Indenture at the direction of the Landlord and (iv) the right to give or withhold consents permitted or required of the Landlord under this Lease and the Indenture and to consent to or withhold consent to amendments to this Lease and the Indenture to the extent that any such consent or amendment would diminish the rights or enlarge the responsibilities or adversely affect the ability of the Landlord to realize or perform same, respectively, or which would increase the Landlord's potential liability or exposure to any party to such documents or to any third party as a result thereof.

            "Restricted Lease Year" shall mean a Lease Year which immediately follows a Quiet Lease Year.

            "Restricted Territory" shall mean the geographical area encompassed by (i) the counties of Philadelphia, Montgomery and Bucks, Pennsylvania and (ii) the counties of Burlington, Camden and Gloucester, New Jersey.

            "Restrictive Contractual Covenants" shall mean the restrictive contractual covenants imposed on the Commercial Development Tract pursuant to the provisions of Article VII hereof.

            "Revenues" shall mean all (i) Lease Revenues and (ii) any investment income which is derived from the investment of any Funds which are held by the Trustee pursuant to the terms of the Indenture and which are deposited in any Funds and Accounts established thereunder, except as set forth in the Indenture.

            "Series" shall mean all of the Bonds authenticated and delivered on original issuance and identified pursuant to the Indenture or the Supplemental Indenture authorizing such Bonds as a separate Series of Bonds, and any Bonds thereafter authenticated and delivered in lieu of or in substitution for such Bonds pursuant to the Indenture, regardless of variations in maturity, interest rate, Sinking Fund Installments or other provisions.

            "Show Hours" shall mean, on the days for which a performance or event is scheduled to be held or presented at the Amphitheater, those hours of the day beginning three (3) hours prior to the scheduled time for commencement of such performance or event and ending one (1) hour after the scheduled time for the conclusion of such performance or event.

            "Sinking Fund Installments", with respect to any Series of Bonds, shall have the meaning, if any, specified in either the Indenture or the Applicable Supplemental Indenture.

            "SJPAC" shall mean the South Jersey Performing Arts Center, Inc.

            "SJPAC Events" shall have the meaning assigned to such term pursuant to Section 601 hereof.

            "SJPAC Lease" shall mean that certain Lease to be entered into by and between the Landlord, as lessor, and SJPAC, as lessee, pursuant to which, among other things, (i) the Landlord shall lease, demise and rent the Amphitheater to SJPAC for use during a portion of the Enclosed Season upon, subject to, and in accordance with the terms, provisions and conditions to be contained in the SJPAC Three Way Agreement and (ii) SJPAC shall be obligated to pay and deliver upon execution thereof the sum of $3,940,000 to the Landlord.

            "SJPAC Proceeds" shall mean the $3,940,000 which shall be paid by SJPAC to the Landlord under, pursuant to and in accordance with the SJPAC Lease.

            "SJPAC Three Way Agreement" shall mean an agreement to be entered into by and among the Landlord, the Tenant and SJPAC after the date hereof which will, among other things, set forth the terms and conditions upon which the use of the Amphitheater will be shared during the Enclosed Season by SJPAC and the Tenant.

            "Soft Costs" shall mean those types and categories of Costs related to the development and design of the Amphitheater which are listed and identified on Exhibit "E-2" attached hereto.

            "Special Events" shall mean the SJPAC Events, the Charity Events and the Community Events collectively.

            "Star Lake Amphitheater" shall mean the outdoor entertainment musical facility located in Hanover Township, Pennsylvania, owned and operated by the Tenant and commonly known as "Star Lake Amphitheater".

            "State" shall mean the State of New Jersey.

            "Subject Tracts" shall mean the Leasehold Tract and the Commercial Development Tract collectively.

            "Summer Facility" shall mean a design of the Amphitheater similar to the Star Lake Amphitheater pursuant to which the Amphitheater will be constructed as a facility that cannot be converted to an enclosed facility for use during the Enclosed Season.

            "Supplemental Rent" shall mean all amounts, other than Basic Rent, due under this Lease and the Indenture, including but not limited to, Renewal Rent, Surcharge Revenue and monetary obligations as to the insurance required to be maintained by the Tenant pursuant to the provisions of this Lease. Supplemental Rent is more fully described in Section 301 hereof and includes both Bond Related Supplemental Rent Payments and Non-Bond Related Supplemental Rent Payments.

            "Supplemental Indenture" shall mean any indenture or indentures of the Landlord amending, modifying or supplementing the Indenture, authorizing the issuance of a Series of Bonds, or any other Supplemental Indenture adopted by the Landlord pursuant to the provisions of the Indenture.

            "Surcharge Revenue" shall mean the revenue derived from the per ticket surcharge to be charged and collected by the Tenant in the amounts and in the years of the Lease Term as set forth on Exhibit H attached hereto.

            "Tenant" shall mean Sony Music/PACE Partnership, a New York general partnership, whose sole current general partners are SM/PACE, Inc., a Texas corporation, and YM Corp., a Delaware corporation. The Landlord acknowledges that the Tenant is currently a party to an agreement in which it is obligated, among other things, to admit Amphitheater Entertainment Partnership, a Delaware general partnership whose sole general partners are YM Corp. and two indirect wholly-owned subsidiaries of Blockbuster Entertainment Corporation, as a new general partner in the Tenant. Upon completion of the transaction referred to in the immediately preceding sentence, (i) the sole general partners of the Tenant shall be SM/PACE, Inc. and Amphitheater Entertainment Partnership and (ii) Tenant's name will be changed to "Pavilion Partners."

            "Tenant Event of Default" shall mean the happening or occurrence of one of the events or circumstances described in Section 1301 hereof.

            "Trustee" shall mean the trustee appointed pursuant to the Indenture, and its successor or successors and any other corporation which may at any time be substituted in its place pursuant to the Indenture.

            "UDAG Grant" shall mean the $4,000,000 of Grant Funds obtained from the United States Department of Housing and Urban Development as an Urban Development Action Grant by the City of Camden for use in connection with the development of the Amphitheater.

            "User" shall mean the party undertaking to use the Amphitheater as designated in Article VI hereof.

            "Waterfront Tract" shall mean that portion of the Commercial Development Tract situated between the public waterfront access along the Delaware River and the Leasehold Tract.

            Section 102. Exhibits. The following Exhibits are attached to and by reference made a part of this Lease pursuant to which any Project is to be leased by the Tenant:

            Exhibit A: Various details regarding the Initial Project.

            Exhibit B: Copy of Executed Clinton Street Easement Agreement.

            Exhibit C: Copy of the Colored Map of Subject Tracts and Easement Tracts.

            Exhibit D: Form of opinion of counsel to the Tenant relating to the organization, nature and powers of the Tenant; the validity, execution and delivery of this Lease; the absence of litigation; and related matters.

            Exhibit E-1: List of Hard Costs.

            Exhibit E-2: List of Soft Costs.

            Exhibit F: List of Permitted Encumbrances.

            Exhibit G: Form of Parking Agreement with the Camden Parking Authority.

            Exhibit H: Surcharge Revenue.

            Exhibit I: [Intentionally Deleted].

            Exhibit J: [Intentionally Deleted].

            Exhibit K: Form of Guaranty Agreement.

            Exhibit L-1: Form of First Amendment to Lease for Construction of an Open Air Facility.

            Exhibit L-2: Form of First Amendment to Lease for Construction of a Modified Joint Facility.

            Exhibit M: Amounts of Certain Fees Related to Issuance of Initial Bonds.

            Exhibit N: Form of Legal Opinion from Landlord's Counsel.

            Exhibit O: The Landlord's Estimated Allowances and Budgeted Costs.

            Section 103. Number and Gender; Captions; References. Pronouns, wherever used herein, and of whatever gender, shall include natural persons, corporations and associations of every kind and character, and the singular shall include the plural wherever and as often as may be appropriate. Article and section headings in this Lease are for convenience of reference only and shall not affect the construction or interpretation of this Lease. Whenever the terms "hereof", "hereby", "herein" or words of similar import are used in this Lease, they shall be construed as referring to this Lease in its entirety rather than to a particular section or provision, unless the context specifically indicates to the contrary. Any reference to a particular "Article" or "Section" shall be construed as referring to the indicated article or section of this Lease.

            Section 104. Financial Terms. All financial or accounting terms used in this Lease, which are not otherwise defined herein, shall have the meanings assigned to such terms pursuant to generally accepted accounting principles in effect as of the date hereof.

                               [END OF ARTICLE I]

                                   ARTICLE II

             REPRESENTATIONS, COVENANTS AND WARRANTIES; DISCLAIMERS

            Section 201. Representations, Covenants and Warranties of the Tenant. The Tenant represents, covenants and warrants as follows:

            (a) Organization. The Tenant is a general partnership duly organized under the laws of the State of New York, that it has full power and authority to enter into this Lease and to engage in the transactions contemplated hereby, and that the joinder, consent or approval of no other person or entity is required to properly consummate the transactions herein contemplated.

            (b) No Conflict. The execution and delivery by the Tenant of this Lease and the compliance with the provisions hereof, will not conflict with or constitute on the part of the Tenant a violation of, breach of or default under its partnership agreement or any resolution, statute, indenture, mortgage, deed of trust, note, agreement or other agreement or instrument to which the Tenant is bound, or, to the knowledge of the Tenant, any Legal Requirement of any court or Governmental Authority having jurisdiction over the Tenant or any of its activities or properties.

            (c) Binding Obligation. The partners of the Tenant executing this Lease have been duly authorized to execute and deliver this Lease. Upon the execution and delivery hereof, assuming the valid execution and delivery hereof by the other parties hereto, this Lease shall be a valid and binding obligation of the Tenant enforceable against the Tenant in accordance with its respective terms.

            (d) Compliance with Legal Requirements. The Tenant has complied with all Legal Requirements applicable to this Lease.

            (e) Transfers, Assignments, etc. Except as provided under the terms of this Lease, the Tenant will not transfer, lease, assign, mortgage or encumber the Project.

            (f) No Litigation. There are no lawsuits or administrative or other proceedings pending or to the best of the Tenant's knowledge threatened, which contest the Tenant's authority for, its authorization or performance of, or its expenditure of funds pursuant to this Lease. There is also no action, suit, proceeding or investigation at law or in equity against the Tenant or to the best of the Tenant's knowledge threatened against the Tenant by or before any court or public agency, or, to the best of the knowledge of the Tenant, any basis therefor, wherein an unfavorable decision, ruling or finding would adversely affect the transactions contemplated hereby or by the Bonds or the Indenture or which in any way would adversely affect the validity of said documents, or any agreement or instrument to which the Tenant is a party and which is used or contemplated for use in consummation of the transactions contemplated hereby.

            (g) Financial Information. Information supplied and statements made by the Tenant in any financial statement or current budget delivered prior to or contemporaneously with this Lease present such information fairly and accurately, in accordance with generally accepted accounting principles.

            (h) Hazardous Substances. The Tenant shall not cause or permit, at any time during the Term of this Lease, any Hazardous Substances to be disposed of or otherwise released on, to or under the Subject Tracts. The Tenant agrees to indemnify, defend and hold harmless the Landlord and each of its agents, employees, officers, partners, attorneys, contractors, concessionaires, subtenants and other persons claiming under the Landlord of and from all fines, suits, claims, demands, losses and actions (including any and all attorneys' fees) arising out of or otherwise relating to any condition or circumstance which would not otherwise exist but for the failure of the Tenant to fulfill its covenant contained in this subsection (h).

            (i) Operation. With respect to its operation of the Initial Project:

                  (i) The Tenant shall conduct its operation in a first-class manner by offering services and productions comparable or superior to similar privately operated amphitheater operations.

                  (ii) The Tenant shall be responsible for cleaning up any debris, trash, etc., left by Patrons on the Subject Tracts.

                  (iii) The parties agree that all State and local laws, including by not limited to, laws and regulations related to the sale of alcohol, shall be followed at the Project.

                  (iv) The Tenant shall use its reasonable efforts to address all complaints with respect to the operation of the Amphitheater.

            (j) Use of Amphitheater. The Tenant shall use and occupy the Amphitheater pursuant to this Lease solely for the purposes listed in Section 507 hereof. The Amphitheater shall not be otherwise occupied without the prior written consent of the Landlord. The Tenant shall not use or occupy the Amphitheater or permit the same to be used or occupied in any manner which is contrary to the general manner in which the Tenant's other amphitheaters are being currently, or have been previously, used and occupied.

            (k) Signs and Advertising. The location and size of any advertising signs which are visible from any public right-of-way must receive the prior review and comment of the Landlord; provided, that if the Landlord has provided no comments to the Tenant within 30 days of receipt of any proposed plans describing the location and size of any such signs, then it shall be deemed that the Landlord has no comments with respect thereto. Notwithstanding anything to the contrary contained herein, it is hereby specifically agreed and acknowledged that the location, design and size of all signs located at the Amphitheater which are not visible from any public right-of-way may be erected and maintained by the Tenant without the obtaining of any prior review or comment of the Landlord.

            (l) Handicapped Accessibility. The Tenant shall operate the Amphitheater in such a manner as to assure that it complies fully with all state, federal, and local standards for handicapped accessibility.

            (m) Balanced Programming. Part of the consideration inherent in the Landlord entering into this Lease is the fact that the Landlord considers the Amphitheater a significant community asset, but only so long as programming at the Amphitheater is balanced in substantially the manner hereinafter provided. As a result, it is the stated goal of the parties hereto to each use their reasonable best efforts to cause Amphitheater programming to be balanced so as to ensure a reasonably proportioned blend of cultural experiences, recognizing and accepting the fact that some (e.g., so called, "high arts") may not be as profitable as other (e.g. "rock and roll"). For purposes of this Lease, "balance" shall mean a reasonable assortment of varied tastes of the general population including, without limitation, popular, rock and roll, blues, soul, jazz, folk, classical, country and western music, comedy and theater. The Landlord and the Tenant acknowledge that the examples contained in this subsection, though applicable to 1994 tastes in entertainment, may not be indicative of general tastes during the entire term of this Lease. It is the intent of the parties throughout the Lease Term to appeal to the varied entertainment tastes of the general public as such tastes may change over time. The Landlord shall have the right to provide notice to the Tenant at any time following the end of any Open Air Season of any specific suggestions which it may have with respect to future programming in order to comply with the intent and purpose of this subsection (m); provided, however, in no event shall the provisions of this subsection (m) ever be made the basis for declaring the Tenant to be in default under this Lease because of the inherently subjective nature of these provisions.

            (n) Traffic, Crowd Control and Cleanup.

                  (i) The Tenant at its expense, shall be responsible for, on those days and nights on which the Tenant presents a performance or show at the Amphitheater, cleanup of the Amphitheater and parking facilities, crowd control, security and traffic control.

                  (ii) The Tenant shall provide adequate trash collection and cleaning service to assure that the refuse of the Patrons of the Amphitheater does not litter any adjoining property. The Tenant shall be responsible for providing such temporary barriers and sufficient security personnel as are reasonably necessary to prevent Patrons of the Amphitheater from parking on, walking on, or otherwise trespassing upon adjoining properties.

                  (iii) The Tenant shall coordinate with the Camden City Police Department for traffic control on public streets on the days and nights of Amphitheater performances or shows.

            (o) Scheduling. On or before April 1 of each calendar year, the Tenant shall submit, for informational purposes, to the Landlord its proposed schedule of events for the upcoming Open Air Season insofar as the schedule may be known at that time. The submission required by this subsection (o) is in no way intended to prohibit the booking by the Tenant of other events or shows during the Open Air Season as dates and opportunities become available. The Tenant agrees to make a good faith effort to respond to any of the Landlord's concerns with respect to potential violence or drug use at concerts that may arise as a result of the Landlord's review of such schedule.

            (p) Nondiscrimination. The Tenant shall not discriminate in employment or contracting or subcontracting in connection with construction of any Project on the basis of race, color, religion, sex or national origin. The Tenant shall comply with all applicable statutes, ordinances, rules and regulations concerning affirmative action and shall require such compliance therewith by all contractors and subcontractors.

            (q) Noncompetition. The Tenant hereby covenants and agrees with the Landlord that it will not, at any time during a Restricted Lease Year, engage in the booking, promotion, production or presentation of any Competitive Events in any building, arena or other performance venue located in the Restricted Territory other than the Amphitheater. If the Landlord, the State or any instrumentality or agency of the State should, at any time hereafter, become involved in the development of an indoor arena along the Delaware River anywhere in or near Camden, then the Landlord will, in good faith, negotiate with the Tenant to provide such reasonable relief from the provisions of this clause (q) as may be necessary to enable the Tenant to become involved in the management or operation of such arena.

            Section 202. Representations, Covenants and Warranties of Landlord. The Landlord represents, covenants and warrants as follows:

            (a) Organization. The Landlord (i) is a public body corporate and politic duly organized, existing and in good standing under the Act and other applicable laws of the State; (ii) has full and complete power to enter into this Lease, to enter into and carry out the transactions contemplated hereby, and to carry out its obligations under this Lease; (iii) is possessed with full power to own and hold real and personal property and to lease the same subject to the terms of the Act and any other applicable law, and (iv) has duly authorized the execution and delivery of this Lease.

            (b) No Conflict. Neither the execution and delivery of this Lease nor the fulfillment of or compliance with the terms and conditions hereof, nor the consummation of the transactions contemplated hereby conflicts with or results in a breach of the terms, conditions or provisions of any restriction, any agreement or any instrument to which the Landlord is now a party or by which the Landlord or its property are bound, or constitutes a default under any of the foregoing, or results in the creation or imposition of any lien, charge or encumbrance whatsoever upon any of the property or assets of the Landlord, or upon the Project, except Permitted Encumbrances.

            (c) Binding Obligation. Upon the execution and delivery hereof, and assuming the valid execution and delivery hereof by the other parties hereto, this Lease shall be a valid and binding obligation of the Landlord enforceable against the Landlord in accordance with its respective terms.

            (d) Mortgage of Fee Estate. The Landlord hereby represents and warrants to the Tenant that there are no mortgages or liens, other than the Permitted Encumbrances, affecting the Landlord's fee simple estate in and to the Subject Tracts. The Landlord shall have the right to subsequently encumber its fee simple estate in and to the Subject Tracts after the date hereof, so long as the liens and security interests created thereby remain in all respects subordinate to this Lease, the Easements and the Restrictive Contractual Covenants.

            (e) Non-Capitalized Lease. The Landlord acknowledges and recognizes that it is a material consideration of the Tenant that it be able, for financial accounting purposes, to treat this Lease as a "noncapitalized" lease. Accordingly, the Landlord hereby agrees and covenants with the Tenant that it will, from time to time hereafter until the Commencement Date, execute and enter into any such amendments or restatements hereof as may be reasonably required by the Tenant to more definitely create a "noncapitalized" lease for financial accounting purposes, so long as any such amendment or restatement does not alter any substantive right, privilege or protection contained in, or created by, this Lease in favor of the Landlord.

            (f) Other Representations. The Landlord hereby represents and warrants to, and covenants with, the Tenant as follows:

                  (i) Except for (i) the threats of litigation which have been made by Buchanan Ingersoll on behalf of Electric Factory Concerts, Inc. in connection with allegations that the Landlord has failed to comply with certain executive orders related to the execution of this Lease and (ii) the threats of litigation which have been made by Pepper, Hamilton & Scheetz on behalf of Camden Hotel Development Associates in connection with allegations that the Landlord wrongfully terminated a certain option agreement in favor of Camden Hotel Development Associates relating to a portion of the Subject Tracts, as of the date hereof, no action, suit, proceeding (including any condemnation proceeding), notice of violations or deficient condition are pending or, to the knowledge of the Landlord, threatened against the Landlord or the Leasehold Tract which could have a material adverse effect on the Landlord's performance of its obligations under this Lease.

                  (ii) Based solely upon certifications from a licensed and qualified engineering firm, no portion of the Leasehold Tract is located within any "wetlands" area as designated and defined by The Federal Manual for Identifying and Delineating Jurisdiction Wetlands, any navigable water, any "waters of the state" or any protected wetlands as defined and regulated by either the federal government, the State, any of their respective regulatory agencies or any other Governmental Authority including, without limitation, the U.S. Army Corp of Engineers, the U.S. Fish and Wildlife Service and the Environmental Protection Agency.

                  (iii) The Leasehold Tract is in compliance with all federal, state and local laws, ordinances, regulations, rules and restrictions relating to the ownership thereof.

            (g) Opinion from Attorney General for the State of New Jersey. Upon execution hereof, the Landlord shall, at its own cost and expense, deliver or cause to be delivered to the Tenant an opinion from the Attorney General for the State in favor of the Tenant in the form attached hereto as Exhibit N stating that the Landlord has the full right and authority to enter into and execute this Lease and that this Lease is enforceable against the Landlord in accordance with its terms.

            Section 203. Disclaimer. NEITHER THE LANDLORD, BY DELIVERY HEREOF, NOR THE TRUSTEE, BY ITS ACCEPTANCE OF THE DUTIES OF TRUSTEE UNDER THE INDENTURE, MAKES ANY WARRANTY OR REPRESENTATION, EITHER EXPRESS OR IMPLIED, AS TO THE SUITABILITY OR FITNESS FOR THE PURPOSE OF THE TENANT CONTEMPLATED BY THE PROJECT. The provisions of this Section 203 shall not affect, limit, modify, negate or otherwise lessen the representations, warranties, covenants or other provisions made by, or imposed upon, the Landlord pursuant to the contractual provisions contained in this Lease.

            Section 204. Hazardous Substances.

                  (a) Environmental Remediation. The Landlord shall be obligated and required to perform or cause to be performed all environmental remediation activities on or at the Leasehold Tract that are indicated as being necessary in the draft Remedial Action Plan ("RAP") dated August 1993, as modified by the Technical Specification Site Remediation dated August 19, 1993.

                  (b) Environmentally Related Construction Activities. The Tenant shall conform all construction activities to the standard set forth in the Post Remedial Construction Plan ("PRCP") to be hereafter issued by the DEPE. Notwithstanding the fact that the PRCP may impose certain duties, responsibilities or obligations upon the Tenant, as developer of the Amphitheater, it is specifically agreed and acknowledged, as between the Tenant and the Landlord, that the costs incurred in fulfilling such duties, responsibilities or obligations shall be allocated between and borne by the Landlord and the Tenant consistent with the allocation between the Landlord and the Tenant of those same duties, responsibilities or obligations pursuant to the provisions of this Lease.

                  (c) Soil Remediation During Construction. The Landlord shall be responsible during construction for costs of testing soil if off-site disposal is required pursuant to the remediation standards set forth in the Technical Specification Site Remediation dated August 19, 1993. To the extent testing shows that the characteristics of the soil require off-site disposal, the Landlord shall be responsible for the costs of such handling, transportation and/or disposal pursuant to any applicable laws or regulations governing solid or hazardous waste. The Tenant shall be responsible during construction for the costs of testing soil if off-site disposal is not required.

                  (d) Debris/Waste Disposal During Construction. The Landlord shall be responsible during construction for the costs of testing solid waste uncovered or excavated if the waste must be disposed of as a hazardous waste pursuant to the Solid Waste Management Act, N.J.S.A. 13:1E-1 et seq. To the extent that testing shows that the waste is a hazardous waste, the Landlord shall be responsible for the costs of such handling, transportation, and/or disposal pursuant to any applicable laws or regulations governing such waste. Subject to the specific responsibilities and obligations imposed upon the Landlord pursuant to the provisions of Section 515(b) hereof, the Tenant shall be responsible for the costs of testing, handling, transporting, and/or disposing of nonhazardous solid waste pursuant to the Uniform Building Code, N.J.S.A. 52:7D-190, and the regulations promulgated thereunder.

                  (e) Dewatering During Construction. During construction, the Tenant shall be responsible for the costs of permitting, pumping, containerization/decanting and testing dewatered groundwater for discharge into the Camden County Municipal Utilities Authority ("CCMUA") collection system and for the cost of discharging dewatered groundwater encountered during construction into the CCMUA collection system. The Landlord shall be responsible for the costs of handling, transporting and/or disposing of the solid residue resulting from the containerization/decanting process.

                  (f) Tenant's Health and Safety Plan During Construction. The Tenant shall be responsible for the costs of implementing any applicable health and safety requirements during construction pursuant to federal or state law. The Tenant shall provide the Landlord with copies of any and all environmental data generated by the Tenant. The Landlord reserves the right to perform environmental sampling of the Leasehold Tract.

                  (g) Groundwater Monitoring Program. The Landlord shall implement and maintain any groundwater monitoring program that may be required by the DEPE with respect to the Leasehold Tract. The Landlord shall also implement any further studies, testing or monitoring that DEPE may require as a result of or on the basis of the groundwatering program or any data developed during or as a part of the groundwater monitoring program. The Landlord shall implement any remedial or other measures that may be required by DEPE as a result of or on the basis of the groundwater monitoring program.

                  (h) Environmental Responsibility Post-Construction. The Tenant shall be responsible for complying with all applicable laws or regulations concerning the Tenant's operation of the Amphitheater. The Tenant shall provide the Landlord with copies of any and all environmental data generated by the Tenant. After the issuance of the temporary certificate of occupancy, the Landlord shall perform or cause to be performed any environmental remediation on the Leasehold Tract required under any applicable environmental law or regulation to address environmental conditions which predated the Tenant's commencement of the construction to the extent any such condition being remediated is not attributable to the actions of the Tenant or its invitees. Under this clause (h), the Landlord shall be responsible for all costs of remediation on the Leasehold Tract required under any applicable environmental law or regulation to address environmental conditions which predated the Tenant's commencement of construction except the proportion of such costs attributable to the Tenant's exacerbation of such condition.

                  (i) Environmental Reservation of Rights. Notwithstanding anything to the contrary contained in, or implied by, any other provision contained in this Section 204:

                        (i) The parties agree that the Tenant shall not be liable for (in any action between the parties) and the Tenant reserves all rights with respect to conditions predating the Tenant's commencement of construction to the extent such conditions were not exacerbated by the Tenant or its invitees.

                        (ii) The Landlord shall make no claim against the Tenant which arises from or relates to conditions predating the Tenant's commencement of construction except that the Landlord reserves its right to make any claim for remediation against the Tenant relating to conditions predating the Tenant's commencement of construction to the extent such condition was exacerbated solely by the Tenant, or its contractors, agents, employees or invitees, provided that the amount of such claim shall be limited to the proportional amount of remediation costs attributable to the Tenant's (or its invitees') exacerbation of the condition predating the Tenant's commencement of construction.

                  (j) Monitoring and Remediation Access. The Tenant shall provide sufficient access to the Leasehold Tract to enable the Landlord to fulfill the obligations under this Section 204.

            Section 205. Amendments relating to Initial Bonds. The Landlord and the Tenant each hereby agree and covenant with the other that it will, from time to time hereafter, until the Commencement Date, execute and enter into any such amendments or restatements hereof as may be reasonably required by the Trustee, any credit enhancer or rating agency or the other party hereto to enable or more effectively permit the issuance of the Initial Bonds, so long as any such amendment or restatement does not alter any substantive right, privilege or protection contained in, or created by this Lease in favor of such party.

                               [END OF ARTICLE II]

                                   ARTICLE III

                             RENT AND OTHER PAYMENTS

            Section 301. Rent. (a) Throughout the Initial Term, the Tenant agrees to pay to the Trustee in immediately available funds delivered to the Principal Office of the Trustee for deposit in the Applicable Fund set forth in the Indenture, as Rent for the Project, (i) Basic Rent as set forth below and in Sections 305 and 306 hereof and (ii) from time to time as provided herein as Supplemental Rent all other amounts, costs, liabilities and obligations which the Tenant assumes or agrees to pay to the Landlord or to others hereunder, including the Administrative Fee, and interest on any such overdue amounts at the Overdue Rate. The Tenant shall at its option be entitled to a credit against the Rent for unused moneys held in the Construction Fund after the date of completion of any Project and for earnings on any other Funds held by the Trustee or shall be entitled to make such other direction for disbursement of such moneys, all at the times and in the amounts, and determined in accordance with the provisions of the Indenture, such credits, if applicable, being first applied to Basic Rent and then to Supplemental Rent due, if any.

            (b) After the end of the Initial Term, the Tenant agrees to pay to the Landlord in each Lease Year in any Renewal Term, an annual payment of Renewal Rent in an amount equal to the greater of (i) the Annual Renewal Amount for such Lease Year, (ii) three percent (3%) of the total amount of all revenues, receipts and other funds (net of any sales taxes) received by the Tenant, on a cash basis, from the operation, ownership or use of the Amphitheater during the immediately preceding Lease Year or (iii) the total amount of Impositions which are payable during such Lease Year. Such Renewal Rent shall be payable in seven (7) equal monthly installments commencing on May 15 of such Lease Year and continuing on the 15th day of each calendar month thereafter through and including November 15 of such Lease Year. To provide the Landlord a mechanism for confirming the amount of revenues, receipts and other funds (net of any sales taxes) received by the Tenant from the operation, use and ownership of the Amphitheater during any Lease Year in the Renewal Term, the Landlord shall have the right, at its sole cost and expense, to examine and audit from time to time during the Renewal Term, but no more often than once in any calendar year, the Tenant's books and records relating to its use and operation of the Amphitheater.

            Section 302. Rental Payments to be Unconditional, No Abatement or Set-off. For so long s any of the Bonds are Outstanding, but not at other times, the following provisions shall apply:

            (a) The obligation of the Tenant to make Rent Payments when due with respect to the Project or any other payments required hereunder shall be absolute and unconditional in all events and the Tenant hereby acknowledges that the terms of this

Lease create a valid and binding obligation of the Tenant to make Rent Payments and to pay all other amounts which are required to be paid under the terms of this Lease.

                  (b) Notwithstanding any dispute between the Tenant and the Landlord or any other person, the Tenant shall make all Rent Payments and other payments required hereunder when due and shall not withhold any Rent Payment or other payment pending final resolution of such dispute nor shall the Tenant assert against the Landlord, the Trustee or any other person any right of set-off, recoupment or counter-claim against its obligation to make such Rent Payments or other payments required under this Lease whether or not the Project is used or occupied by the Tenant or is available for use or occupancy by the Tenant.

                  (c) The Tenant's obligation to make Rent Payments or other payments during the Initial Term shall not be abated through accident or unforeseen circumstances.

                  (d) However, nothing herein shall be construed to release the Landlord from the performance of its obligations hereunder.

            Section 303. Termination of Lease Term/Rental Payment Obligation. For so long as any of the Bonds are Outstanding, but not at other times, the Tenant will not terminate this Lease or be excused from its obligation for any reason including, without limiting the generality of the foregoing, any acts or circumstances that may constitute an eviction or constructive eviction, failure of consideration, failure of title, or frustration of purpose, or any damage to or destruction of the Project, or the taking by eminent domain of title or the right of temporary use of all or any part of the Project, or the failure of the Landlord to perform and observe any agreement or covenant, whether expressed or implied, or any duty, liability or obligation which arises out of or which is related to this Lease.

            Section 304. Surcharge Revenue. (a) The Tenant shall charge and collect the per ticket surcharge in the amounts and in the years set forth in Exhibit H attached hereto and made a part hereof. The per ticket surcharge shall not apply to (i) complimentary tickets or other unpaid passes for admission to the Amphitheater, unless the Tenant receives in exchange for the distribution of such complimentary tickets or other unpaid passes specific goods or services other than advertising time or space; (ii) any and all tickets for Special Events; (iii) any and all tickets for a performance or show for which the price of admission is $5.00 or less (such amount to be increased each year proportionately with increases in the CPI Index).

            (b) The Tenants obligations to impose the per ticket surcharges set forth on Exhibit H shall terminate upon the later to occur of (i) the end of the Initial Term or (ii) full and final repayment of the Repayable Grants. The Tenant shall designate the per ticket surcharge on the ticket and in notices to the public concerning the surcharge, if any, as the "Special Project Charge." Nothing in this Section 304 or elsewhere in this Lease shall be deemed to prohibit the Tenant from imposing, in its sole discretion, any ticket surcharge other than the Surcharge Revenue specified on Exhibit H and any such other ticket surcharges shall be retained and applied by the Tenant in its sole discretion; however, the Tenant shall in no way indicate or imply that such surcharge is imposed by any Governmental Authority and the Tenant may not designate its surcharge as the "Special Project Charge."

            (c) All Surcharge Revenue shall be paid by the Tenant to the Landlord or the Landlord's assignee on the last day of each calendar month, commencing with the first month in which the Surcharge Revenue is required to be charged and collected by the Tenant as specified in Exhibit "H" attached hereto.

            (d) The Landlord shall pay or apply all Surcharge Revenue in the following order of priority:

                  (i) First, (x) to the payment of any then scheduled payments of principal and interest on the Repayable Grants and (y) to the City of Camden for application against any PILOT then due; and

                  (ii) Second, any remaining amounts to the Tenant.

            Section 305. Basic Rent; Principal Portion. The Principal Portion of the Basic Rent Payments shall be due on each Basic Rent Payment Date and in the amount of principal due and payable on the Bonds on the immediately succeeding Principal Payment Date or Sinking Fund Installment Date, as the case may be. The Principal Portion of Basic Rent shall be restated upon (i) exercise of the option to prepay Basic Rent and other additional amounts as provided in Article X hereof or (ii) the issuance of Additional Bonds as provided for in the Indenture.

            Section 306. Basic Rent; Interest Portion. The Interest Portion of Basic Rent shall be due on each Basic Rent Payment Date or Prepayment Date, as the case may be, and in the amount of interest due and payable on the Bonds on the immediately succeeding Interest Payment Date or redemption date, as the case may be; provided however, that no Interest Portion of Basic Rent shall be payable by the Tenant for any period to the extent interest payable on the Bonds for such period shall have been previously provided to the Trustee for deposit in the Capitalized Interest Account of the Debt Service Fund from proceeds derived from the sale of the Bonds or to the extent of a balance available for payment of interest on the Bonds in the Interest Account of the Debt Service Fund.

            Section 307. Basic Rent; Interest Calculation. The Interest Portion of Basic Rent represented by the Bonds, shall be computed upon the basis of (i) a 360-day year, consisting of twelve 30-day months with respect to the Bonds (or a portion thereof) which are bearing interest at a fixed rate of interest and (ii) a 365- or 366-day year for the actual number of days elapsed with respect to the Bonds (or a portion thereof) which are bearing interest at a variable rate of interest.

            Section 308. Basic Rent; No Bonds Outstanding. No Basic Rent Payments shall be due or payable at any time during which no Bonds are Outstanding.

            Section 309. Supplemental Rent. During the Initial Term of this Lease, amounts due and paid under this Lease as Supplemental Rent, including but not limited to the Administrative Fee and amounts due to the Trustee, shall be paid to the Trustee for deposit and application in accordance with the Indenture.

                              [END OF ARTICLE III]

                                   ARTICLE IV

                 LEASE OF PREMISES AND EASEMENTS; TERM OF LEASE

            Section 401. Premises Leased. (a) The Landlord hereby agrees to demise, lease and rent to the Tenant and the Tenant hereby agrees to take and lease from the Landlord, the following described property under the terms and conditions set forth in this Lease:

                  (i) all of the Leasehold Tract;

                  (ii) all of the easement rights created under, pursuant to and by the Clinton Street Easement Agreement;

                  (iii) all vertical and subterranean rights, presently existing or hereafter arising, appurtenant to the Leasehold Tract, and all interests in and to the streets and alleyways in or contiguous thereto owned or claimed by the Landlord or in which the Landlord has any right, title or interest; and

                  (iv) the Amphitheater to be constructed by the Tenant, together with all fixtures, improvements attached thereto and all appurtenances thereto.

            (b) Notwithstanding the fact that the easement rights created under, pursuant to and by the Clinton Street Easement Agreement are being leased to the Tenant pursuant to the provisions hereof, the Landlord, as owner of fee simple title to the Commercial Development Tract, shall continue to have a concurrent right to use and subsequently assign such easement rights in connection with the ownership, use and occupancy of the Commercial Development Tract, subject to the following provisions:

                  (i) Reference is made to the fact that South Jersey Port Corporation ("Port"), the owner of fee simple title to the tract or parcel of land upon which Easement Tract E is located has entered into a letter agreement with the Tenant providing, in substance, that (x) if the Tenant's use of Easement Tract E for any calendar year averages less than two vehicular round trips per day, then the Port shall be solely responsible for all maintenance of the improvements located on Easement Tract E during that year and (y) if the Tenant's use of Easement Tract E for any calendar year averages more than two vehicular round trips per day, then the cost of maintenance of any improvements located on Easement Tract E shall be shared equally by the Port and the Tenant.

                  (ii) If the Tenant's use of Easement Tract E for any calendar year averages less than two vehicular round trips per day, but the total use of Easement Tract E by both the Tenant and the Landlord during such calendar year averages more than two round trips per day, then, as between the Landlord and the Tenant, the Landlord shall be obligated to pay to the Port the Tenant's one-half of the maintenance costs related to the improvements located on Easement Tract E for that calendar year.

                  (iii) If the Tenant's use of Easement Tract E for any calendar year averages more than two vehicular round trips per day, then, as between the Landlord and the Tenant, the one-half of the maintenance costs related to Easement Tract E for which the Tenant is liable shall be shared between the Landlord and the Tenant in proportion to the actual amount of usage of Easement Tract E by each of them during such calendar year.

                  (iv) For purposes of this Section 401(b), use of Easement Tract E by any party to whom the Landlord has assigned or otherwise granted the right to use Easement Tract E shall be deemed to be use of Easement Tract E by the Landlord.

            Section 402. Easements. The Landlord hereby grants and conveys unto the Tenant an easement on, over and across the Easement Tracts on and subject to the following terms and provisions, to have and to hold the Easements, together with all rights and appurtenances thereto belonging, unto the Tenant and its successors and assigns forever, subject only to the Permitted Encumbrances. The Landlord does hereby bind itself and its successors and assigns to warrant and forever defend, subject to the Permitted Encumbrances, all and singular, the Easements unto Tenant and its successors and assigns, against every person whomsoever lawfully claiming or to claim the same or any part thereof.

            (a) Service Drive Access Easement. The Tenant shall have an easement at all times during the Term of this Lease on, over and across Easement Tract A for the purposes of (i) constructing and maintaining roadways, walkways, driveways, sidewalks and related improvements thereon and (ii) providing vehicular and pedestrian access for the Employees and the Patrons of the Amphitheater to, from, between and among the Amphitheater, Easement Tract E and the public rights-of-way and other public properties abutting or near the Subject Tracts. The Landlord reserves the right to use the roadways, walkways, driveways, sidewalks and related improvements placed on Easement Tract A by the Tenant for the sole purpose of providing vehicular and pedestrian access to the Commercial Development Tract, which reserved right may be assigned to the City of Camden or the County of Camden for their respective official uses (but not for the creation of a public right-of-way) and to all owners, tenants, lessees and invitees on the Commercial Development Tract.

            (b) Terminable Easements.

                  (i) The Tenant shall have an easement on, over and across Easement Tract B for the purpose of placing and maintaining a berm thereon which will serve as a backslope to the Amphitheater's hill ("Seating Hill") for lawn seating of the Amphitheater's Patrons.

                  (ii) The Tenant shall also have an easement on, over and across Easement Tract C for the purposes of (A) placing a paved surface thereon as a plaza or patio for Patrons of the Amphitheater to access an entrance into the Amphitheater and (B) placing temporary tents or other similar removable structures thereon in which private parties can be held in conjunction with events presented at the Amphitheater.

                  (iii) If the Landlord, or its successors or assigns to the Waterfront Tract, should ever obtain all necessary governmental approvals for the development of the Waterfront Tract, then the Landlord, or its successors or assigns to the Waterfront Tract, shall thereafter have the right to terminate the easements on, over and across Easement Tract B and Easement Tract C by first causing, at no cost to the Tenant, a retaining wall to be constructed in replacement of the backslope berm on Easement Tract B as may be necessary to provide sufficient load-bearing capacity for the Seating Hill in accordance with all Legal Requirements. Construction of such retaining wall by the Landlord, or its successors or assigns to the Waterfront Tract, shall be governed by the following provisions:

                        (A) At least sixty (60) days advance prior notice shall be provided to the Tenant before any construction work may begin on such retaining wall. The scheduling of construction activities must be coordinated with, and reasonably approved by, the Tenant so as to prevent any interruption of planned events or performances in the Amphitheater.

                        (B) The retaining wall must be designed (the "Engineered Design") by a qualified and licensed engineer who maintains errors and omissions insurance in an aggregate amount equal to or greater than the total cost of designing and constructing such retaining wall.


                        (C) The construction contract pursuant to which the retaining wall will be constructed must contain an express warranty from the contractor (with an adequate surety bond) for the express benefit of the Tenant providing that the retaining wall will be constructed in accordance with the Engineered Design and in a good and workmanlike manner free of defects.

                        (D) The contractor must be reasonably satisfactory to the Tenant and must provide, to the reasonable satisfaction of the Tenant, (x) a payment and Performance bond, (y) policies of liability insurance and (z) all risk builder's insurance, all of which must name the Tenant as an additional insured and be in form, content and amount reasonably acceptable to the Tenant.

                        (E) As a condition precedent to the construction of the retaining wall, the then owner of the Waterfront Tract shall execute such documents as may be required by the Tenant to evidence such owner's agreement to indemnify and hold the Tenant harmless from and against any loss, cost, claim or other damage

(including attorneys' fees and other costs of defense) which the Tenant may suffer or incur in connection with, or otherwise arising out of, the construction of, or subsequent existence of, such retaining wall.

            Upon completion of the retaining wall in compliance with all Legal Requirements, the Tenant's easements on, over and across Easement Tract B and Easement Tract C shall automatically terminate with no further action required by any party hereto, and the Tenant shall execute such documents as the Landlord may reasonably request to evidence the termination of such easement rights.

            (c) Restroom Facility Easement. Subject to the provisions contained in the next succeeding sentence, the Tenant shall have an easement on, over and across Easement Tract D for the purpose of constructing, operating and maintaining thereon public restroom facilities for the use of Patrons and Employees of the Amphitheater. The easement on, over and across Easement Tract D created pursuant to the provisions of the immediately preceding sentence shall be subject to the following:

                  (i) The Landlord shall have the right to require that Easement Tract D be relocated to another place within the boundaries of the Marina Tract so long as (x) the Landlord bears the entire cost of relocating any restroom facilities already located on Easement Tract D and (y) the Tenant reasonably approves the new location and configuration of the relocated Easement Tract D as being suitable for providing convenient and reasonable access to the public restroom facilities located thereon by the Patrons and Employees of the Amphitheater.

                  (ii) The Tenant shall be required and obligated to include within the public restroom facilities located on Easement Tract D restroom facilities to which access shall be available by the general public from outside of the Amphitheater and which satisfy the following requirements:

                        (A) A men's restroom facility consisting of two urinals, one water closet and two lavatories; and

                        (B) A women's restroom facility consisting of four water closets and three lavatories.

                  (d) Construction Easement. Subject to such reasonable restrictions which may be imposed from time to time by the Landlord as may be necessary to enable the Landlord to fulfill its environmental remediation obligations described in Section 204 or its other development obligations described in Section 515 hereof, the Tenant shall have an easement between the Commencement Date and the date on which construction of the Amphitheater is substantially complete to enter into and go upon all or any portion of the Commercial Development Tract for the purposes of constructing the Amphitheater and all related improvements.

            (e) Retained Easement. The Landlord does hereby retain and reserve an easement ("Retained Easement") for itself and its successors and assigns on, over and across Easement Tract F on and subject to the following provisions:

                  (i) The purpose of the Retained Easement shall be limited to providing (A) vehicular access from, between and to the Commercial Development Tract and Delaware Avenue South for (x) commercial vehicles making deliveries or service calls to the businesses operating on the Commercial Development Tract and (y) emergency or official governmental vehicles for health or public safety purposes and (B) pedestrian access from, between and to the Commercial Development Tract and Delaware Avenue South for patrons of the businesses operating on the Commercial Development Tract.

                  (ii) Reference is made to the fact that the current Plans and Specifications contemplate that an administration building and certain other improvements will be located on Easement Tract F as a part of the Initial Project. Accordingly, the Tenant shall have the express right and authority to construct such improvements on Easement Tract F.

                  (iii) Notwithstanding anything to the contrary contained herein, the Landlord's right to construct roadway improvements on Easement Tract F and to thereafter make use of the Retained Easement shall be subject to satisfaction of all of the following conditions:

                        (A) The Landlord must provide written notice ("Easement Use Notice") to the Tenant, prior to the commencement of any development activities on the Commercial Development Tract, that (1) it has specific plans for immediate development of all or any portion of the Commercial Development Tract and (2) it has been unable to obtain suitable access to the Commercial Development Tract over the land of others.

                        (B) Upon receipt of an Easement Use Notice, the Tenant, using its reasonable discretion, shall cause that portion of the Initial Project which is situated on Easement Tract F to be redesigned and reconfigured in such a manner that the improvements located thereon will be moved from Easement Tract
F. The redesign and reconfiguration shall be reflected in a schematic diagram ("Redesign Schematic") with such detail thereon as may be reasonably requested by the Landlord. It is hereby expressly acknowledged and agreed that, due to the limited space within the Leasehold Tract, some or all of the improvements to be located on Easement Tract F will be required to be relocated upon a portion of the Commercial Development Tract. The cost of preparing the Redesign Schematic shall be borne by the Landlord. If the Landlord believes that the Redesign Schematic has been prepared in a manner which is not reasonable, then the parties hereto agree that the Landlord may submit the matter to arbitration pursuant to the provisions of Section 1423 hereof.

                        (C) After the Tenant has delivered the Redesign Schematic to the Landlord, the Landlord shall the have the right to remove the improvements located on Easement Tract F and construct roadway improvements of a design reasonably approved by the Tenant upon Easement Tract F on and subject to the following provisions:

                              (1) The Landlord shall be obligated to relocate or
reconstruct the improvements located on Easement Tract F in accordance with, and as contemplated by, the Redesign Schematic at its sole cost and expense;

                              (2) Prior to the Landlord commencing with the
removal, destruction or reconstruction of any improvements on Easement Tract F ("Work"), the Tenant must be satisfied, in its sole and absolute discretion, that (i) the final engineering and design for the Work is consistent with the Redesign Schematic and is otherwise reasonably satisfactory to the Tenant from the standpoint of access, crowd control and aesthetics, (ii) the Tenant has been adequately indemnified from any harm it may suffer from the construction or removal of improvements contemplated by the Work, (iii) the schedule and timing for the Work will not unreasonably interfere with the Tenant's use of the Leasehold Tract or the Amphitheater and (iv) this Lease has been amended in a manner acceptable to the Tenant so as to include as a part of the Leasehold Tract the appropriate portion of the Commercial Development Tract onto which the improvements from Easement Tract F are to be relocated.

                              (3) The Landlord shall (i) cause the Work to be
done and completed in accordance with, and as contemplated by, the final engineering and design plans approved by the Tenant pursuant to Section 403(e)(iii)(C)(2)(i) hereof, (ii) not permit the Work to be done in such a manner which would unreasonably interfere with the Tenant's use of the Leasehold Tract or the Amphitheater and (iii) cause the Work to be done in accordance with, and compliance of, all applicable governmental rules, laws or other regulations.

                  (iv) Following construction of roadway improvements on Easement Tract F by the Landlord, the Tenant shall have the express right and authority to place temporary barricades blocking the entrance onto Easement Tract F from Delaware Avenue South during Show Hours for the purpose of denying vehicular access to Easement Tract F during Show Hours; provided, however, that Tenant shall be obligated and required to immediately remove such temporary barricades for access by emergency vehicles such as fire engines, police cars and ambulances.

            Section 403. Lease Term. This Lease shall be for an Initial Term beginning on the Commencement Date and ending on the later of (i) the last day of the thirty-first (31st) Lease Year or (ii) the last day of the Lease Year in which there are no longer any Bonds Outstanding under the Indenture (the "Initial Term"). The Tenant shall have two (2) successive options to renew and extend this Lease, the first such option being for twenty (20) additional Lease Years and the second being for ten (10) additional Lease Years. In order to validly exercise either of its two (2) successive options to extend the Lease Term, pursuant to the foregoing provisions, the Tenant must provide notice of its election before the then applicable Election Deadline. The Tenant shall be deemed to have elected not to extend the Lease Term pursuant to the option described herein if it fails to provide notice of such election prior to the then applicable Election Deadline.

            Section 404. Conditions Precedent.

            (a) The Tenant's obligations under this Lease are conditioned upon the Bond Terms being acceptable to the Tenant in its sole and absolute discretion. If the Bond Terms are not acceptable to the Tenant in its sole and absolute discretion, then the Tenant may, prior to the execution of the Indenture, either (i) terminate this Lease by written notice to the Landlord in which event this Lease shall be of no force and effect or (ii) require that the Initial Bonds not be issued by the Landlord in which event all of the terms, provisions and conditions contained in this Lease shall remain in full force and effect except that (A) the Landlord shall not issue the Initial Bonds, (B) the Landlord shall have no obligation to deposit the Proceeds of the sale of the Initial Bonds with the Trustee and (C) the provisions of Sections 509, 510 and 511 hereof shall no longer be applicable.

            (b) The obligation of the Landlord to issue the Initial Bonds shall be expressly conditioned upon the Tenant causing (i) Sony Music Entertainment Inc. to have executed and delivered to the Landlord or the Trustee the Guaranty,
(ii) Sony Music Entertainment Inc. to have delivered to the Landlord or the Trustee certified copies of corporate resolutions and such other documents as may be reasonably requested or required by the Landlord and the Trustee to evidence Sony Music Entertainment Inc.'s authorization to execute the Guaranty and its existence and good standing in the state of its incorporation and (iii) a law firm reasonably acceptable to the Landlord and the Trustee issuing such firm's opinion that, subject to standard exceptions, the Guaranty has been duly authorized and executed by Sony Music Entertainment Inc. and is enforceable in accordance with its terms against Sony Music Entertainment Inc.

            (c) If the Tenant (i) has not obtained an Acceptable Construction Commitment and (ii) has not exercised its right described in Section 502(g)(ii) hereof to construct the Amphitheater as a Summer Facility or a Modified Joint Facility, then, at anytime after February 28, 1994, the Tenant shall have the right to terminate this Lease by providing notice thereof to the Landlord.

            (d) if the Tenant's food and beverage concessionaire is unable to obtain a liquor license from the applicable Governmental Authorities in a manner which will permit the Tenant to enter into a concession agreement upon the terms and conditions outlined in the currently existing letter agreement between the Tenant and its food and beverage concessionaire on or before the Commencement Date, then the Tenant may terminate

Tract") and (y) a 0.4 acre portion of the Commercial Development Tract is currently owned in fee simple title by Camden County Improvement Authority (such portion of the Commercial Development Tract being herein called the "CCIA Fee Tract"). The Landlord's obligations under this Lease are conditioned upon the Landlord entering into an agreement with the Camden County Improvement Authority in form and content reasonably acceptable to the Landlord which will provide, among other things, that (A) the Landlord may create the easement contemplated by Section 402(a) hereof across the CCIA Easement Tract and (B) the Camden County Improvement Authority will convey to the Landlord fee simple title to the CCIA Fee Tract. If the condition contained in this clause (e)(iii) is not satisfied on or before the CCIA Deadline (herein defined), then the Landlord may terminate this Lease at any time within five (5) days after the CCIA Deadline. As used herein, the term "CCIA Deadline" shall mean February 28, 1994 or such later date as may be hereafter specified by the Tenant as the CCIA Deadline in a written notice to the Landlord on or before the then effective CCIA Deadline.

            (f) The Landlord's obligations under this Lease are conditioned upon the execution of an agreement by the Landlord with the City of Camden in a form and content acceptable to the Landlord in its sole and absolute discretion specifying the amount and terms of (i) payments in lieu of taxes related to the Amphitheater and (ii) the repayment of the UDAG Grant. If the condition contained in this clause (f) is not satisfied on or before the Repayment Deadline (herein defined), then the Landlord may terminate this Lease at any time within five (5) days after the Repayment Deadline. As used herein, the term "Repayment Deadline" shall mean February 15, 1994 or such later date as may be hereafter specified as the Repayment Deadline by the Tenant in a written notice to the Landlord on or before the then effective Repayment Deadline.

            (g) The following provisions related to the funding of the costs of the Landlord's obligations hereunder shall apply:

                  (i) The Landlord's obligations under this Lease are conditioned upon the United States Department of Housing and Urban Development issuing a written commitment in a form reasonably satisfactory to the Landlord authorizing the release of $4,000,000 in the form of the UDAG Grant for use in connection with the construction and development of the Amphitheater. If the condition contained in this clause (g)(i) is not satisfied on or before the UDAG Deadline (herein defined), then the Landlord may terminate this Lease at any time within five (5) days after the UDAG Deadline. As used herein, the term "UDAG Deadline" shall mean 45 days after the date of this Lease or such later date as may be hereafter specified as the UDAG Deadline by the Tenant in a written notice to the Landlord on or before the then effective UDAG Deadline.

                  (ii) Attached hereto as Exhibit "O" is an outline of the Landlord's budget of its costs to be incurred in fulfilling its obligations hereunder which indicates that the estimated total amount of expenditures of the Landlord shall be approximately $15,065,000. Reference is made to the fact that the Landlord has only $12,000,000 of funds currently committed to it, subject to the condition contained in clause
(i) of this Section 404(g), to fund such costs. Accordingly, the Landlord's obligations under this Lease are conditioned upon the Landlord obtaining at least $3,000,000 of funding or other commitments, upon terms reasonably acceptable to the Landlord, to fund such shortfall of the budgeted costs outlined and described in Exhibit "O" attached hereto. If the condition contained in this clause (g)(ii) is not satisfied on or before the General Financing Deadline (herein defined), then the Landlord may terminate this Lease at any time within five (5) days after the General Financing Deadline. As used herein, the term "General Financing Deadline" shall mean February 28, 1994 or such later date as may be hereafter specified as the General Financing Deadline by the Tenant in a written notice to the Landlord on or before the then effective General Financing Deadline. Notwithstanding anything to the contrary contained herein, if the Landlord exercises its rights to terminate this Lease pursuant to the right created in this clause (g)(ii), then the Tenant shall have the right and option for a period of thirty (30) days thereafter to rescind such termination and reinstate the Lease on and subject to all of the terms, provisions and conditions contained herein by agreeing, in writing, to fund all of the Landlord's $3,000,000 funding shortfall. If the Tenant elects to rescind the termination of this Lease pursuant to the rights created in the immediately preceding sentence, then the following provisions shall apply:

                  (A) Notwithstanding anything to the contrary contained in, or implied by the provisions of this Agreement, the Tenant shall have the right to construct the Amphitheater as a Summer Facility (in which event the provisions of Section 502(g)(iii) hereof shall immediately become effective) or as a Modified Joint Facility (in which case the provisions of Section 502(g)(iv) shall immediately become effective).

                  (B) The Landlord shall be obligated to transfer, assign and deliver all of its rights, titles and interests in and to the Commercial Development Tract to the Tenant.

            (h) The Tenant's obligations under this Lease are conditioned upon
(A) the issuance of a written commitment in favor of the Tenant and in form, content and substance satisfactory to the Tenant in its sole and absolute discretion pursuant to which the City of Camden commits, at its sole cost and expense, to (i) provide utility availability for water (at 60 psi), sanitary sewer, storm sewer, water and other required city utility services to the boundary of the Leasehold Tract at Delaware Avenue with such capacity and in such amounts as will be sufficient for the proper use and operation of the Amphitheater, (ii) complete such necessary offsite roadway improvements to permit the extension of Delaware Avenue South prior to the opening of the Amphitheater which will satisfy all traffic requirements which must be satisfied to permit the opening and use of the Amphitheater (including the construction of Jersey Barriers) and (iii) relocate the existing sanitary sewer line currently located under a portion of the Leasehold Tract to the extended Delaware Avenue south right-of-way, (B) the issuance of a written commitment in favor of the Tenant and in form, content and substance acceptable to the Tenant in its sole and absolute discretion pursuant to which Public Service Electric and Gas Company commits, at its sole cost and expense, to remove and relocate off of the Leasehold Tract all electrical lines and facilities currently located on the Leasehold Tract which serve the street lights adjacent to the Marina Tract, (C) the issuance of a written commitment to the Tenant from the South Jersey Port Corporation in form, content and substance acceptable to the Tenant in its sole and absolute discretion pursuant to which the South Jersey Port Corporation grants to the Tenant the right to install and bury such pipes or other lines under Clinton Street as may be necessary for the Tenant to tie into the existing sanitary and storm sewer lines thereon, (D) the Tenant being satisfied, in its sole and absolute discretion, that sufficient obligations have been undertaken by the Landlord or others to ensure that the parking lot facilities for the Amphitheater will be constructed to the specifications of the Tenant at no cost or expense to the Tenant, (E) the Tenant being satisfied, in its sole and absolute discretion, that the $200,000 amount budgeted by the Landlord for expenditure on the improvements to be made on Easement Tract E, as contemplated by the provisions of Section 515(b)(v) hereof, will be sufficient to cause all such improvements to be completed, at no cost or expense to the Tenant, to the Tenant's specifications, (F) the location of, and the terms and conditions relating to, the easements or other restrictions or encumbrances to be hereafter imposed upon any of the Subject Tracts pursuant to the proposed Contract for Sale of Land for Private Redevelopment among the CRA, the Landlord and Cooper's Ferry Development Association, Inc. being acceptable to the Tenant in its sole and absolute discretion, (G) the issuance of a written commitment in favor of the Tenant and in form, content and substance satisfactory to the Tenant in its sole and absolute discretion pursuant to which the CRA agrees to vacate and abandon the 35 foot easement along the most easterly portion of the Leasehold Tract at such time as the existing sanitary sewer line located thereunder is relocated onto the extension of Delaware Avenue South, (H) the Tenant being satisfied, in its sole and absolute discretion, that 375,000 cubic yards (truck measure) of fill material is sufficient in amount for the Tenant's construction requirements or that any additional required fill material will be provided by the Landlord or others at no cost or expense to the Tenant and (I) the Tenant being satisfied, in its sole and absolute discretion, that the amount of payments payable to the City of Camden under the "payment in lieu of taxes" arrangement with the City of Camden is reasonable and appropriate. If the conditions contained in this clause (h) are not all satisfied on or before February 28, 1994, then the Tenant may terminate this Lease at any time thereafter.

            (i) The Landlord's obligations under this Lease are conditioned upon the obtaining of a written agreement in form and content reasonably satisfactory to the Landlord pursuant to which the tenant under the Dockside Lease agrees to terminate the Dockside Lease. If the condition contained in this clause (i) is not satisfied on or before the Dockside Deadline (herein defined), then the Landlord may terminate this Lease at any time within five (5) days after the Dockside Deadline. As used herein, the term "Dockside Deadline" shall mean February 15,1994 or such later date as may be hereafter specified as the Dockside Deadline by the Tenant in a written notice to the Landlord on or before the then effective Dockside Deadline.

            (j) The Tenant's obligations under this Lease are conditioned upon the (i) completion of the dismantling and removal of the freezer warehouse and all other improvements located on the portion of the Leasehold Tract encumbered by the Dockside Lease and (ii) final termination of the Dockside Lease and vacation of the premises leased by the Dockside Lease by the tenant under the Dockside Lease. If the condition contained in this clause (j) is not satisfied on or before the date which is 120 days from the date of this Lease, then the Tenant may terminate this Lease at any time thereafter.

            (k) The Tenant's obligations under this Lease are conditioned upon the PRCP and the deed restrictions to be imposed upon the Leasehold Tract by the DEPE (herein collectively called the "Environmental Documents") being in form and content acceptable to the Tenant in its sole and absolute discretion. The Tenant may terminate this Lease (i) at any time within 30 days after a copy of the final adopted version of both of the Environmental Documents have been provided to the Tenant and its environmental legal counsel if either of the Environmental Documents are not acceptable to the Tenant in its sole and absolute discretion or (ii) at any time after February 28, 1994 if a copy of the final adopted version of both of the Environmental Documents have not yet been provided to the Tenant and its environmental legal counsel.

            (l) The Tenant's obligations under this Lease are conditioned upon the execution of a parking letter with the Camden Parking Authority in substantially the same form as is attached hereto as Exhibit G. If the condition contained in this clause (l) is not satisfied on or before the Parking Deadline (herein defined), then the Tenant may terminate this Lease at any time within five (5) days after the Parking Deadline. As used herein, the term "Parking Deadline" shall mean February 28, 1994 or such later date as may be hereafter specified as the Parking Deadline by the Landlord in a written notice to the Tenant on or before the then effective Parking Deadline.

            (m) The following conditions in regard to the SJPAC Three Way Agreement shall also apply:

                  (i) The Tenant's obligations under this Lease are conditioned upon the execution of the SJPAC Three Way Agreement by SJPAC and the Landlord in a form and content acceptable to the Tenant in its sole and absolute discretion. If the condition contained in this clause (m)(i) is not satisfied on or before February 28, 1994, then the Tenant may terminate this Lease at any time thereafter.

                  (ii) The Landlord's obligation to (x) deposit the SJPAC Proceeds with the Trustee as required by the provisions of Section 509(a) hereof and (y) enter into the SJPAC Lease pursuant to the provisions of Section 515(e) hereof shall be conditioned upon the execution of the SJPAC Three Way Agreement by SJPAC and the Tenant in a form and content acceptable to the Landlord in its sole and absolute discretion.

            (n) The Tenant's obligations under this Lease are conditioned upon the Landlord issuing a letter to the Tenant in a form and content acceptable to the Tenant providing that the substance of the separate threats of litigation which have been made on behalf of Electric Factory Concerts, Inc. and on behalf of the Camden Hotel Development Associates have no legal merit and will not restrict or impair the Landlord's performance of its obligations under this Lease or the Tenant's construction, use or enjoyment of the Amphitheater. If the condition contained in this clause (n) is not satisfied on or before February 28, 1994, then the Tenant may terminate this Lease at any time thereafter.

            (o) The following provisions shall also apply:

                  (i) The Tenant's obligations under this Lease are conditioned upon the Tenant's independent certified public accountants issuing a letter to the Tenant in a form and content acceptable to the Tenant providing that this Lease may be treated as a "noncapitalized" lease for financial accounting purposes. If the condition contained in this clause (o)(i) is not satisfied on or before February 15, 1994, then the Tenant may terminate this Lease at any time between February 15, 1994 and February 28, 1994, inclusive.

                  (ii) The Tenant's obligations under this Lease are conditioned upon the Tenant determining, in its sole and absolute discretion, that the currently proposed arena to be developed on the Delaware River in or near the City of Camden, New Jersey by the State will not be competitive with the proposed operations of the Amphitheater during the Enclosed Season. If the condition contained in this clause (o)(ii) is not satisfied on or before February 15, 1994, then the Tenant may terminate this Lease by notice to the Landlord within 5 business days thereafter.

            (p) If, for whatever reason, (A) any of the conditions precedent contained in this Section 404 have not been, on or before December 31, 1994, either (i) fully satisfied or deemed satisfied or (ii) waived in writing by the party that the condition benefits or (B) either party hereto continues to have a right to terminate this Lease pursuant to the provisions of this Section 404 on December 31,1994 and such right has not been waived in writing by such party, then either party hereto may at any time thereafter terminate this Lease by providing written notice thereof to the other party hereto.

            (q) Notwithstanding anything to the contrary contained herein or implied hereby, the Landlord shall not be obligated to issue the Initial Bonds and the Commencement Date shall not occur until (A) each and all of the conditions precedent contained in this Section 404 have been either (i) fully satisfied or (ii) waived in writing by the party that the condition benefits and
(B) all of the rights to terminate this Lease pursuant to the provisions of this
Section 404 have either expired or been waived by the party to whom such right belongs.

            (r) To validly exercise a right or option to terminate this Lease pursuant to any of the provisions contained in this Section 404, the party exercising such right or option must provide a written notice thereof to the other party hereto within the time limits set forth in such provision. If a party hereto should fail to exercise a right or option to terminate this Lease pursuant to any of the provisions contained in this Section 404 within the time limits set forth in such provision, then the condition to such party's obligations hereunder which related to such right or option to terminate this Lease shall be deemed, for all purposes hereof, to have been fully satisfied and fulfilled. If either party should terminate this Lease pursuant to a right specifically created by any of the provisions of this Section 404, then neither party hereto shall have any further rights, privileges, duties, liabilities or obligations hereunder after such termination.

            Section 405. Landlord's Buy-Out Option. The Landlord shall have a one-time right and option (the "Special Termination Option") to terminate this Lease, effective as of the end of the Initial Term or as of the end of any Lease Year thereafter, in accordance with and subject to the following terms, provisions and conditions:

            (a) In order to validly exercise the Special Termination Option, the Landlord must provide written notice to the Tenant of its exercise of the Special Termination Option at least five (5) years prior to the date on which the termination of this Lease pursuant to the Special Termination Option shall be effective (the "Special Termination Effective Date"); provided, however, if the Special Termination Effective Date will be the last day of the Lease Year immediately preceding the first Lease Year of a Renewal Term, then the Landlord may validly exercise the Special Termination Option with respect thereto sixty
(60) days after the date upon which the Tenant provides notice to the Landlord of its decision to extend the Term for such Renewal Term, even though this may be later than five (5) years before such Special Termination Effective Date.

            (b) The Special Termination Effective Date must be the last day of a Lease Year. In no event shall the Special Termination Effective Date be prior to the last day of the Initial Term.

            (c) If the Landlord elects to terminate this Lease pursuant to the Special Termination Option, then the Landlord shall be obligated to pay to the Tenant, in immediately available funds, on the Special Termination Effective Date, unless the parties otherwise agree to a different time schedule for payment, an amount equal to the discounted present value, utilizing the then yield on newly issued 10-year U.S. Treasury Bonds as the discount rate, as of the Special Termination Effective Date of the Cash Flow Equivalent Annuity (herein defined).

            (d) As used above, the term "Cash Flow Equivalent Annuity" shall mean a hypothetical right to receive equal annual lump sum payments in an amount equal to the Applicable Cash Flow Amount on November 30 of each calendar year commencing on the first November 30 following the Special Termination Effective Date and continuing until November 30 of the calendar year that this Lease would have terminated had the Tenant exercised all renewal options.

            (e) If the Landlord has previously exercised the Special Termination Option, then the Tenant shall thereafter (i) provide the Landlord, with respect to each of the last five (5) Lease Years prior to the Special Termination Effective Date, an annual financial statement for the operations of the Amphitheater and (ii) permit the Landlord to examine its books and records concerning or supporting the Tenant's calculation of the Cash Flow Amount for each of the last five (5) Lease Years prior to the Special Termination Effective Date.

            (f) Commencing with the date which is six (6) years prior to the date on which the Initial Term is scheduled to end pursuant to the terms of this Lease and at any time thereafter, the Landlord shall have the right to provide a notice ("Inquiry Notice") to the Tenant requesting a determination and calculation of the Applicable Cash Flow Amount as if, for these purposes only, the Special Termination Effective Date was the last day of the Lease Year which most recently ended before the giving of the Inquiry Notice. Within sixty (60) days after receipt of an Inquiry Notice from the Landlord, the Tenant shall provide, based upon the Tenant's financial books and records, the Landlord with a written estimate of the Applicable Cash Flow Amount as if, for these purposes only, the Special Termination Effective Date was the last day of the Lease Year which most recently ended before the giving of the Inquiry Notice. If requested by the Landlord, the Tenant shall provide the Landlord reasonable access to the books and records of the Tenant relating to the operation and use of the Amphitheater as may be necessary for the Landlord to confirm the financial information and procedures used by the Tenant in the calculation of the Applicable Cash Flow Amount for these purposes.

            (g) If the Landlord fails to pay to the Tenant as and when due the amount determined in accordance with the above provisions, and such failure to pay continues for a period of thirty (30) days after the Landlord has been given notice thereof, then the Tenant shall have the right and option of either (x) treating such failure as a Landlord Event of Default and exercising any and all remedies provided for under or pursuant to the provisions of this Lease following the occurrence of a Landlord Event of Default or (y) requiring that this Lease remain and continue in full force and effect throughout the remaining Term notwithstanding the prior exercise of the Special Termination Option by the Landlord.

            Section 406. Payment of Impositions. (a) Except as provided in subsection (b), during the Initial Term and the Renewal Terms, the Landlord will pay as and when the same shall become due all Impositions. Where any Imposition may be paid pursuant to law in installments, the Landlord may pay such Imposition in installments as and when such installments become due. The Tenant shall furnish to the Landlord and the Trustee, promptly upon receipt thereof, copies of all notices of Impositions. Upon the payment by the Landlord of any Impositions, the Landlord shall deliver to the Tenant and the Trustee evidence of such payment.

            (b) Notwithstanding the above, the Tenant shall pay a pro-rata share of assessments for municipal improvements made off site or outside the Leasehold Tract which are constructed primarily for the benefit of the Amphitheater after the initial site preparation or after improvements required by regulatory authorities exercising jurisdiction over the property as part or as a condition of approvals for the use and occupancy of the Amphitheater. The Tenant's pro-rata share of Impositions which are not the responsibility of the Landlord shall be computed based upon the following ratio: the remaining term of this Lease and any options which are exercised divided by the useful life of the improvement. In other words, if the remaining term is ten (10) years and the useful life is forty (40) years, then the Tenant will only be responsible for twenty-five (25%) percent of such assessments in total. If payable in installments, the Tenant is only obligated to pay under this example twenty-five (25%) percent of each such installment and the Landlord will be obligated to pay the balance.

            Section 407. SJPAC Lease. The Tenant agrees and acknowledges that its rights under this Lease are not exclusive during the Enclosed Season because of SJPAC's right and interests in and to the Premises created by the SJPAC Lease.

            Section 408. Tax Contests. (a) The Landlord shall have the right, at its own expense, to contest the amount or validity, in whole or in part, of any Imposition by appropriate proceedings diligently conducted in good faith but only after payment of such Imposition unless such payment, in the Landlord's reasonable judgment, would operate as a bar to such contest or would adversely affect the Landlord's chances for success in such contest, in which event, payment of such Imposition shall be postponed if and only so long as neither the Premises nor any part thereof would by reason of such postponement or deferment be, in the reasonable judgment of the Tenant, in danger of being forfeited, lost or materially affected. Upon the termination of any proceedings, it shall be the obligation of the Landlord to pay the amount of such Imposition or part thereof as finally determined in such proceedings, the payment of which may have been deferred during the prosecution of such proceedings, together with any costs, fees, interests, penalties or other liabilities in connection therewith. Nothing herein contained, however, shall be so construed as to allow such Imposition to remain unpaid for such length of time as shall permit the Premises, or any part thereof, to be sold, taken or otherwise adversely affected by any Governmental Authority for the non-payment of the same. The Landlord shall promptly furnish the Tenant with copies of all proceedings and documents with regard to any such contest, and the Tenant shall have the right, at its expense, to participate therein.

            (b) The Tenant will, at the request of the Landlord reasonably cooperate in contesting the amount or validity, in whole or in part, of any Imposition. In that connection, the Tenant shall execute, within fifteen (15) days after receipt of written request therefor, any and all documents reasonably requested by the Landlord in connection with the foregoing. The Landlord shall reimburse the Tenant for all out-of-pocket expenses incurred by the Tenant (including reasonable attorney's fees) in performing its obligations under this Section 408.

            (c) The Tenant may contest charges payable by it if it complies with the requirements set forth in Section 408(a). In such circumstance the Landlord will, at the request of the Tenant, reasonably cooperate in the same manner and procedure as set forth in Section 408(b). The Landlord reserves the right to evaluate on a case by case basis the merit of the Tenant's contest about the Imposition and reserves the right to refuse to cooperate in contesting said Imposition if, in the sole determination of the Landlord, such contest would not be in the public interest.

            Section 409. Evidence Concerning Impositions. The certificate, advice, bill, or statement issued or given by the appropriate officials authorized by law to issue the same or to receive payment of any Imposition of the existence, nonpayment, or amount of such Imposition shall be prima facie evidence for all purposes of the existence, nonpayment, or amount of such Imposition.

            Section 410. Separate Assessment and Rendition. The Landlord will use its best efforts to cause the Premises to be separately assessed from any other tracts of land, including the Commercial Development Tract. As a condition to selling all or any portion of the Commercial Development Tract, the Landlord must first cause the Commercial Development Tract, or the portion thereof being sold, to be separately assessed from the Leasehold Tract.

            Section 411. Right to Perform Obligations as to Impositions. If either party fails to timely pay any Imposition or charge for which it is responsible hereunder and is not contesting the validity or amount of such Imposition pursuant to the provisions of Section 408 hereof, then the other party may, at its election (but without obligation), pay such Imposition with any interest and penalties due thereon, and the amount so paid shall be repayable by the other on demand, together with interest thereon at the Permitted Rate from the date of such payment until repaid. Before either party may pay any Imposition on behalf of the other, they shall give the other thirty
(30) days' prior written notice thereof.

            Section 412. Cooperation with Landlord. The Tenant will, at the request of the Landlord, reasonably cooperate in qualifying for consideration under the Long Term Tax Exemption Law, P.L. 1991, c. 431. In that connection, the Tenant shall execute, within fifteen (15) days after receipt of written request therefor, any and all documents reasonably requested by the Landlord in connection with the foregoing.

                               [END OF ARTICLE IV]

                                    ARTICLE V

                      CONSTRUCTION OF PROJECT/CARE AND USE;
                                 DRAW PROCEDURES

            Section 501. Design of Project. The Tenant shall deliver to the Landlord filed preliminary plans for the construction of the Amphitheater. Preliminary plans shall include and illustrate preliminary grading and drainage plans, soil test, utilities, sewers and service connections, locations of ingress and egress to and from the Amphitheater, curbs, gutters, lighting, design and locations for outdoor signs, storage areas, and landscaping, food service and other improvements. Prior to commencement of construction of the Amphitheater, the Tenant, at its own cost, shall prepare and deliver to the Landlord a set of final Plans and Specifications and working drawings which are consistent with the preliminary Plans and Specifications. The final Plans and Specifications shall contain a certification from the Tenant's architect, engineer or general contractor, if available without additional charge to the Tenant, that such final Plans and Specifications comply with all applicable governmental regulations.

            Section 502. Construction of Project. (a) [Intentionally Blank]

            (b) At least twenty (20) days prior to the commencement of construction of the Initial Project, the Tenant shall notify the Landlord of its intention to commence construction and deliver to the Landlord a true copy of the contract with the general contractor and each subcontractor which contracts shall give the Landlord the right but not the obligation to assume the Tenant's obligations and rights under the contract if the Tenant should default. Construction should be designed to avoid to the extent possible any material impact on the ingress and egress of the South Jersey Port Corporation.

            (c) Upon completion of construction of the Amphitheater the Tenant shall at its cost, deliver to the Landlord (i) a detailed "as built" survey which shows in detail the footprint of the Amphitheater and the related improvements such as utilities, easements, landscaping, roads, location of ingress and egress to and from the Amphitheater, curbs, gutters, lighting and location of signs and (ii) copies of all warranties, service and maintenance agreements and equipment manuals related to the Amphitheater that are in the possession of the Tenant;

            (d) The Tenant agrees to commit to an affirmative action policy with respect to the construction of the Amphitheater i.e., a goal of 25% of Minority Business Enterprise contracts and 25% of minority man-hours in the construction trade;

            (e) All construction work shall be done in a good and workmanlike manner and in compliance with all applicable laws, ordinances, codes, rules, regulations and requirements, and in accordance with the standard if any, of the Board of Fire Under-writers, or other organizations exercising the functions of a Board of Fire Underwriters whose jurisdiction include the Premises;

            (f) All materials and workmanship shall be of good quality, and upon completion of construction, the Initial Project will be structurally safe and sound, and all parts thereof and all mechanical equipment therein and all utilities serving the Initial Project will be in good and working order and will have been properly installed, tested, and paid for, and in case of repairs, restoration, changes, additions, alterations, or improvements, shall be at least equal to the original;

            (g) On or before the Commencement Date, the Tenant shall enter into a Construction Contract with an Acceptable Construction Company for the construction of the Amphitheater as a Joint Facility if an Acceptable Construction Commitment is obtained, subject to the following provisions:

                  (i) After the date hereof, the Landlord and the Tenant shall each work together to review the various cost elements of the construction project and attempt to obtain, by a bid process or otherwise, an Acceptable Construction Commitment. The Landlord shall have the right and license for these purposes to utilize the Plans and Specifications of the Initial Project to solicit bids from any other potential contractor.

                  (ii) If an Acceptable Construction Commitment has not been obtained, notwithstanding the reasonable joint efforts of the Landlord and the Tenant, by March 15, 1994, then the Tenant shall have the right, exercisable at anytime thereafter, but in no event after the Commencement Date, by providing notice thereof to the Landlord, to fulfill all of its construction obligations contained herein by constructing the Amphitheater either as a Summer Facility or as a Modified Joint Facility.

                  (iii) If the Tenant should exercise its option contained and described in clause (ii) of this Section 502(g) to construct the Amphitheater as a Summer Facility, then the parties hereto shall immediately thereafter (A) each execute and deliver to the other a First Amendment to Lease in the form attached hereto as Exhibit "L-1" and (B) each negotiate in good faith with the other to revise the Surcharge Revenue amounts specified in Exhibit "H" attached hereto to attempt to provide similar projected levels of revenues from the Surcharge Revenue notwithstanding that fewer shows will be presented at the Amphitheater as a result of there being no Enclosed Season; provided, however, that failure to reach an agreement as to how the Surcharge Revenue amounts specified in Exhibit "H" are to be so revised shall not, in any way, affect the continuing effectiveness of this Lease, the continuing obligations of the parties hereunder (including the Tenant's obligation to charge and collect the Surcharge Revenue pursuant to the provisions of Section 304 hereof in the amounts and in the years specified in Exhibit "H" attached hereto) or the effectiveness of the Tenant's exercise of the option contained and described in clause (ii) of this Section 502(g).

                  (iv) If the Tenant should exercise its option contained and described in clause (ii) of this Section 502(g) to construct the Amphitheater as a Modified Joint Facility, then the parties hereto shall immediately thereafter each execute and deliver to the other a First Amendment to Lease in the form attached hereto as Exhibit "L-2."

            (h) Subject to the provisions contained in Section 1416 of this Lease, the Tenant shall, at its sole cost and expense, subject to the Landlord's obligations set forth in this Lease, (i) commence construction of the Amphitheater on the Leasehold Tract within thirty (30) days after the later of
(x) the Commencement Date or (y) completion of the Landlord's obligations described in clauses (a) and (b) of Section 515 hereof in accordance with the completed design and construction drawings certified by the Architect as provided to the Landlord on or before the Commencement Date and (ii) thereafter diligently pursue construction of the Amphitheater. All construction work shall be conducted subject to and in compliance with all applicable Legal Requirements.

            (i) On the Commencement Date, the Landlord shall be obligated to take such actions as may be necessary to cause the Proceeds and the SJPAC Proceeds to be delivered and paid to the Trustee for subsequent disbursement by the Trustee in accordance with the terms of the Indenture and Section 510 hereof. If no Bonds are to be issued by the Landlord on the Commencement Date, then the Landlord shall hold the SJPAC Proceeds and thereafter reimburse to the Tenant out of the SJPAC Proceeds, from time to time upon written request by the Tenant, for Costs of the Initial Project which are incurred by the Tenant upon submission by the Tenant of an appropriate requisition, together with supporting copies of invoices as to the Costs of the Initial Project, until full disbursement of the SJPAC Proceeds to the Tenant.

            (j) The Landlord makes no warranties or representations and accepts no liabilities or responsibilities with respect to or for the adequacy, sufficiency or suitability of or defects in or with respect to the design, construction, renovation or installation of any Project.

            (k) Notwithstanding any conflicting provision contained in this Lease, if the SJPAC Proceeds have been delivered and paid to the Trustee or the Landlord pursuant to the provisions of Section 502(i) hereof, then no remodeling, additions, modifications or other changes may be made to the Plans and Specifications or to the Project in such a manner which would result in the Amphitheater being constructed in a manner which does not satisfy the design requirements of SJPAC as specified in, and required by, the SJPAC Three-Way Agreement.

            Section 503. Performance Bonds and Other Guaranty. Any contracts authorized to be entered into by the Tenant under the terms of this Lease in connection with the design, acquisition, construction, renovation and installation of the Project shall be let in accordance with applicable law. All such contracts shall have the same general form and content as construction contracts which are generally let by the Tenant. The

Tenant shall obtain and deliver to the Landlord and the Trustee, not less than ten (10) days prior to the anticipated commencement of construction of the Amphitheater, a completion and payment bond issued by a surety meeting the qualifications required by the Landlord and naming the Landlord, the Trustee and SJPAC as additional insureds thereunder or as permitted assignees thereof.

            Section 504. Default in Contractors' Performance. (a) In the event of default of the Contractor or any subcontractor under any contract made in connection with the Project, including, without limitation, the Construction Contract, the Tenant will promptly proceed, either separately or in conjunction with others, to exhaust the remedies of the Tenant, against the Contractor or any subcontractor so in default and against each surety for the performance of such Contractor or subcontractor. All such actions shall be construed to be Costs of the Project for purposes of this Lease, inasmuch as the same shall be necessary to enable the Project to be constructed, acquired, renovated or installed in accordance with the terms of the Construction Contracts and hereof. The Tenant agrees to advise the Landlord, in writing, of the steps it intends to take in connection with any such default. If the Tenant shall so notify the Landlord, the Tenant may, in good faith, in its own name or in the name of the Landlord, with notice to the Landlord, prosecute or defend any action or proceeding or take other action involving the Contractor or any subcontractor or surety which the Tenant deems reasonably necessary, and in such event the Landlord hereby agrees to cooperate fully with the Tenant, but at the sole expense of the Tenant. Any amounts recovered by way of damages, refunds, adjustments or otherwise in connection with the foregoing shall be paid into the Construction Fund or the Revenue Fund, in accordance with the terms of the Indenture.

            (b) In the event that the Tenant is unable to comply with its requirements under this Lease or if for any reason the acquisition, construction, renovation and installation of any Project is delayed, there shall be no diminution in or postponement of the amounts which are due and payable by the Tenant to the Landlord under the terms of this Lease.

            Section 505. Continuing Right of Tenant to Make Changes, Alterations and Additions. The Landlord agrees that the Tenant shall at its own expense, have the right to remodel the Project or to make such additions, modifications and improvements thereto as in the Tenant's judgment are necessary or desirable, provided that none of the foregoing shall in any way damage the Premises or any Project or cause the Premises or any Project to be used for purposes other than those authorized under the provisions of this Lease. Any item so added under the provisions of this Section shall for all purposes of this Lease be deemed to be and remain the property of the Tenant and shall not become part of any Project, and may be removed, altered or changed by the Tenant, upon or before termination of this Lease, provided that such removal, alteration or change shall not damage any Project or that if any damage shall occur, the Tenant shall repair the same at its sole cost and expense. The Tenant will consult with the Landlord if a proposed addition, modification or improvement could cause the Landlord any expenses for environmental remediation. The Tenant will cooperate with the Landlord to construct the addition, modification or improvement by a method that will minimize soil disturbance or contact with ground water; however, the Tenant shall not be required to incur any additional costs or expenses as a result of any construction changes requested by the Landlord as a result of such cooperation.

            Section 506. Maintenance and Use of the Project and the Land; Landlord Access; Repairs Not to Create Liens. (a) The Tenant at its sole cost and expense, shall take good care of the Project and the Premises and shall keep the same in good order and condition, undertake all necessary maintenance and make all necessary repairs and replacements and/or alterations thereto, interior or exterior, structural and nonstructural, ordinary and extraordinary, in conjunction with the operation of the Project, consistent with the operation of a first-class amphitheater or as ordered by any Governmental Authority exercising jurisdiction over the property to comply with law, including but not limited to, repairs to the roof, exterior walls, foundations, floors, mechanical systems including the heating, ventilation and air conditioning systems, electrical systems, sprinkler systems, and plumbing facilities. In the event any repairs, replacements and/or alterations are made, the Tenant shall be bound by the representations and warranties set forth in Article II of this Lease and upon expiration of this Lease or its early termination for any reason shall deliver the Amphitheater to the Landlord in the same condition that the Amphitheater was in, except for ordinary wear and tear, when it was first put into operation. This provision does not obligate the Tenant as to environmental conditions for which the Landlord is responsible as set forth in this Lease.

            (b) The Tenant shall, at its sole cost and expense: (i) maintain and repair the improvements upon or within the Premises including the lawns, shrubbery, walks and backstage area; (ii) keep the Premises in a clean and sanitary condition, free of rubbish, flammable or other objectionable materials and free of ice and snow for those areas exclusively dedicated for the use of the Tenant but not including Clinton Street which is a non-exclusive area or right-of-way (subject to and limited by the terms as set forth in a separate agreement to be negotiated between the parties regarding the affirmative maintenance obligation including snow and ice removal for non-exclusive easement areas, including Clinton Street and non-exclusive rights-of-way).

            (c) In the event that the Tenant shall fail or neglect to make any repairs or to take any action required under the terms of this Section 506 or shall fail to commence the same within thirty (30) days after receipt of a written notice from the Landlord specifying that such repairs or actions must be undertaken, or shall fail thereafter with due diligence to complete the same, then the Landlord or its agents may (but shall not be obligated to) enter upon the Premises and, at the cost and expense of the Tenant, make such repairs or take such actions as are the responsibility of the Tenant hereunder. In the event of the Tenant's continued failure to pay the cost and expense incurred by the Landlord, said actual and reasonable out of pocket costs and expenses shall be deemed to be an item of Supplemental Rent and shall be paid by the Tenant within ten (10) days after receiving a bill from the Landlord. This provision is in addition to any other rights the Landlord may have under this Lease.

            (d) So long as the Landlord continues to own the Commercial Development Tract, the Landlord shall maintain and keep the improvements, lawns and shrubbery located thereon in accordance with all Legal Requirements.

            (e) The Tenant agrees that the Landlord or the Trustee shall have the right (but not the obligation) to enter upon the Leased Premises at all times during usual business hours, other than Show Hours, for the purpose of inspecting the Project. The Tenant further agrees that the Trustee or the Landlord shall have such rights of access to the Project and the Leased Premises as may be reasonably necessary to cause the proper maintenance, preservation and keeping in good repair of the Project and the Leased Premises in the event of a failure by the Tenant to perform its obligations hereunder, which rights of access shall in no way imply any obligation on the part of the Landlord or the Trustee.

            (f) The Tenant shall have no right to obligate the Landlord or the Landlord's fee simple interest in and to the Premises for the claims of any contractor, subcontractor, laborer or person furnishing materials, supplies or services in connection with any construction, demolition or repair by the Tenant on the Premises. The Tenant shall indemnify and hold the Landlord harmless from and against any and all liabilities, costs or expenses incurred by the Landlord in connection with any such claims made by any such party (including reasonable attorney's fees and court costs).

            Section 507. Possession and Enjoyment. The Landlord hereby agrees that, upon payment of Rent due under this Lease, and so long as the Tenant is not in default hereunder, the Tenant shall peaceably and quietly have, hold, occupy, use and enjoy, and shall have the use and enjoyment of, all of the Premises during the entire Lease Term for the following activities:

            (a) producing and presenting entertainment events or shows, including, without limitation, commercial concerts of musical performers or comedians, artistic performances of symphonic music, ballet or opera, theatrical performances and cinemagraphic films, pre-recorded or simulcast video and audio productions;

            (b) holding or conducting of fairs, festivals and other events related thereto;

            (c) general use as a park, picnic area or location for recreational and leisure sports;

            (d) as a center or location for an educational conference or seminar or other public gathering;

            (e) as a place for selling food, beverages (including alcoholic beverages) and other merchandise in conjunction with the uses described in clause (a) through (d) of this Section 507; and

            (f) for any and all other lawful purposes which may be in any way incidental or related to any of the foregoing uses and purposes.

The Trustee and the Landlord will, at the request of the Tenant and at the Tenant's sole cost, join in any legal action in which the Tenant asserts its right to such possession and enjoyment to the extent the Trustee and the Landlord lawfully may do so, and in addition, the Tenant may in its discretion and at its sole cost and expense bring any such action in the name of the Landlord. The Landlord agrees and acknowledges that the Amphitheater may be used for performing with loud amplified sound, popular and contemporary music, rock and roll, pyrotechnics shows and other similar sound-intensive and light intensive activities, subject to compliance with applicable law.

            Section 508. Tenant's Negligence. The Tenant assumes all risks and liabilities, whether or not covered by insurance, for loss or damage to the Premises and the Project, or any portion thereof, and for injury to or death of any person or damage to any property, whether such injury or death be with respect to agents or employees of the Tenant or of third parties, and whether such property damage be to the Tenant's property or the property of others, which, in any such case, is proximately caused by the negligent conduct of the Tenant, its officers, employees and agents. The Tenant hereby assumes responsibility for and agrees to reimburse the Landlord and the Trustee for all liabilities, obligations, losses, damages, penalties, claims, actions, costs and expenses (including reasonable attorney's fees) of whatsoever kind and nature, imposed on, incurred by or asserted against the Landlord or the Trustee that in any way relate to or arise out of a claim, suit or proceeding to the extent such liability, obligation, loss, damage, penalty, claim, action, cost or expense is attributable to the negligent conduct of the Tenant, its officers, employees and agents, to the maximum extent permitted by law.

            Section 509. Project Costs; Payment. (a) To ensure that monies sufficient to pay all of the Costs of the Initial Project shall be available when required, upon the date of authentication, execution and delivery of the Initial Bonds, the Landlord shall deposit or cause to be deposited with the Trustee the Proceeds of the sale of the Initial Bonds and the SJPAC Proceeds in accordance with the terms of the Indenture. Such moneys shall be deposited in the Applicable Funds created pursuant to the Indenture in the amounts prescribed in the Indenture; provided, however, it is hereby specified that all of the SJPAC Proceeds shall be deposited in the Construction Fund. The Tenant shall have the right to modify or add items to the Initial Project as originally set forth in the Plans and Specifications therefor provided that, without the prior approval of the Landlord, no such modification or addition shall increase the amount of moneys required to be deposited by the Landlord pursuant to this Section 509, or alter the Rent or Prepayment Price with respect to the Initial Project.

            (b) The moneys on hand from time to time in the Construction Fund held by the Trustee shall be made available for payment of the Project Costs in the manner provided for in the Indenture and this Lease. If the moneys in the Construction Fund are not sufficient to pay the entire Costs of the Initial Project, neither the Landlord nor the Tenant shall be required to provide additional moneys for such purpose, but if the Tenant does not provide the additional moneys necessary to pay such Costs, it shall reduce the scope of the Initial Project so that the moneys in the Construction Fund shall be sufficient to pay the remaining Costs of the Initial Project as so reduced in scope, which sufficiency shall be evidenced by a certificate of the Architect that such remaining funds are sufficient for such purpose. No such Project scope reduction shall alter the Rent or Prepayment Price.

            (c) Nothing contained herein or implied hereby, including, without limitation, the fact that the SJPAC Proceeds shall be included in the Construction Fund, shall imply that the SJPAC Proceeds are a part of the Proceeds of the Initial Bonds, that the SJPAC Proceeds are repayable by the Tenant or that the SJPAC Proceeds are subject to the lien of the Indenture.

            Section 510. Submission of Draws; Procedures. (a) As payments are required for the Project under this Lease, the Tenant shall prepare and assemble the Draw Papers and submit them to the Trustee in accordance with the provisions of the Indenture. All draws from the Construction Fund shall be funded by the Trustee out of the SJPAC Proceeds first, until the exhaustion thereof.

            (b) The Tenant shall have the right to obtain draws from the Construction Fund, but only after having provided to the Trustee (A) a requisition from the Tenant stating with respect to each payment to be made: (1) the requisition number, (2) the name and address of the person, corporation or other entity to whom payment is due or, if for reimbursement to the Tenant, to whom and when payment has previously been made, (3) the amount to be paid, (4) the portion of the Project to which such payment is to be applied, (5) that such payment obligation has been properly incurred, is an item of the Cost of such Project, is a proper charge against the Construction Fund and has not been the basis of any previous withdrawal, and (6) that attached thereto is a bill, invoice, receipt or other evidence that payment on such Cost of the Project is due and owing or has been paid by or on behalf of the Tenant and (B) a certificate issued by the Architect certifying that, in the Architect's opinion, after the making of the advance being requested, the amount of funds remaining in the Construction Fund will be sufficient to pay the remaining Costs of the Initial Project.

            (c) If, upon the completion of the acquisition, construction, renovation and installation of any Project any surplus funds shall remain on deposit with the Trustee


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

which are not required to provide for the payment of the Costs relating to any Mutual Project, Additional Project or Completion Project, such funds shall be deposited and applied as provided in the Indenture.

            Section 511. [Intentionally Blank].

            Section 512. Construction Period Insurance. The comprehensive general liability insurance provided for in Article IX shall be extended by the Tenant to apply to the work being done or the Tenant shall cause the contractor or construction manager to provide the liability coverage provided for in
Article IX, including but not limited to, builder's risk insurance, and evidence thereof shall be delivered to the Landlord prior to commencement of such work. The Tenant shall carry or cause its contractors, if any, to carry workers' compensation insurance required by law and such other types of insurance as are required under Article IX in connection with such work, and evidence thereof shall be delivered to the Landlord prior to commencement of such work. All such policies of insurance shall show the Landlord, the Tenant, the Trustee and SJPAC as named insureds, in such amounts as their interests may appear. Evidence of such insurance shall be filed with the Trustee.

            Section 513. Covenant Against Waste. The Tenant covenants not to do or suffer or to permit to exist any waste, damage disfigurement or injury to, the Premises.

            Section 514. Title to Improvements. Any and all depreciation, amortization and investment tax credits generated by or available in connection with, the Amphitheater, shall belong to, and accrue to the benefit of the Tenant during the Lease Term. All removable trade fixtures or equipment installed or located at the Premises at the expense of the Tenant and all of the Tenant's personal property which has been removed from the Premises on or before the termination of this Lease, shall remain the property of the Tenant. Any property not so removed shall, at the expiration of the Lease Term, be considered abandoned property and the Landlord shall have the right, if it wishes, to claim such property. Notwithstanding anything to the contrary contained herein or implied hereby, the Tenant agrees that it will not remove any of the Amphitheater's seats for Patrons, any portion or constituent part of the Amphitheater's structural, electrical, mechanical or plumbing systems or any equipment or fixtures which belong to, or were purchased for the use of, SJPAC. If the removal of any items of trade fixtures, equipment or personal property which are permitted to be removed by the Tenant pursuant to the provisions of this Section 514 shall damage the Project, the Tenant shall repair the same at its sole cost and expense.

            Section 515. Landlord's Development and Financing Responsibilities. If, and to the extent that, the Landlord has not, prior to the execution of this Lease, fully and finally completed each and all of the following obligations, then the Landlord shall, at its own cost and expense, as soon hereafter as may be reasonably practicable and upon the request of the Tenant, do each and all of the following:

            (a) Perform or cause to be performed any environmental requirements or remediation activities on the Leasehold Tract as (i) contemplated in the Contract for Site Remediation between the Landlord and Corrado-American/EnviroCraft and (ii) provided in Section 204.

            (b) (i) Demolish and remove all buildings, materials, equipment, lumber, railroad tracks, pipes, wires, conduits and other improvements ("improvements") (except for storm drainage systems not connected to the existing buildings or intended to be utilized to service the proposed buildings and improvements to drain the site and service areas) located on the Subject Tracts to grade, (ii) remove all improvements (other than Ordinary Construction Debris) below grade where excavation will occur as set forth on the final excavation plan for the structure and improvements to be constructed (provided, however, that in no event shall the Landlord be required to expend more than $250,000 in connection with the removal of any improvements from below grade),
(iii) remove and dispose of all asphalt located on the Subject Tracts unless the Landlord elects to exercise the Asphalt Option described in the next succeeding sentence, (iv) remove all transformers, transformer pads and associated electric lines located on or above ground level anywhere within the Leasehold Tract other than the transformers and electric lines located adjacent to the Marina Tract and serving certain streetlights and (v) with respect to Easement Tract E, cause the road surface, fencing and Jersey barriers improvements to be installed for a cost not to exceed $200,000 as generally shown on drawings Nos. C-4 and C-5 prepared by Paulus, Sokolowski and Sartor. If DEPE advises in writing that the asphalt located on the Subject Tracts can be used as a construction or fill material in connection with the construction of the Amphitheater without violating any environmental laws or requirements, then the Landlord shall have the option ("Asphalt Option"), exercisable by notice to the Tenant, to leave the asphalt on the Subject Tracts; provided, that, if any portion of such asphalt must be moved, crushed, pulverized or otherwise worked to enable it to be used as a part of the construction of the Amphitheater, then the Tenant shall notify the Landlord as to the portion of such asphalt which must be so moved, crushed, pulverized or otherwise worked and the Landlord shall have the right to either
(x) remove such portion of the asphalt, notwithstanding its prior exercise of the Asphalt Option or (y) cause such portion of the asphalt to be moved, crushed, pulverized or otherwise worked in accordance with the Tenant's specifications. With respect to the removal of improvements which removal is the responsibility of the Landlord, the Contractor shall remove such improvements and the Landlord shall reimburse the Tenant for such additional costs incurred.

            (c) Within twenty-one (21) days after the Commencement Date, the Landlord shall commence, or cause to be commenced, the delivery to the Leasehold Tract of 375,000 cubic yards (truck measure) of construction fill of a quality and of a type to meet the specifications in a contract between the Landlord and Paulus, Sokolowski & Sartor, Inc., dated July, 1993; provided, however, if the Commencement Date is after May 30, 1994, then the Landlord shall have an additional sixty (60) days before it is required to commence or cause to be commenced such delivery of construction fill. In any event, the delivery of the construction fill contemplated by the immediately preceding sentence must be completed within 160 days after the commencement of the delivery thereof.

            (d) Subject to the provision of clause (q) of Section 404 hereof, the Landlord shall make available for sale the Initial Bonds in an aggregate principal amount specified by the Tenant within ten (10) business days following written request ("Issuance Request") by the Tenant to issue the Initial Bonds. The Landlord agrees and covenants with the Tenant that the amount of the Administrative Fee and the Landlord's Financial Advisor/Placement Fee related to the Initial Bonds shall not exceed the amounts described and specified in Exhibit "M" attached hereto. In addition to the Tenant's rights set forth in
Section 404(a) hereof, the Tenant shall have the sole and unfettered right, exercisable by notice to the Landlord at any time prior to the date on which the Issuance Request is provided by the Tenant to the Landlord, to require that the Initial Bonds not be issued by the Landlord, in which event all of the terms, provisions and conditions contained in this Lease shall remain in full force and effect except that (i) the Landlord shall not issue the Initial Bonds, (ii) the Landlord shall have no obligation to deposit the Proceeds of the sale of the Initial Bonds with the Trustee and (iii) the provisions of Sections 509, 510 and 511 hereof shall no longer be applicable.

            (e) On or before the Commencement Date, the Landlord shall enter into the SJPAC Lease. It is anticipated that the $3,940,000 payable by SJPAC to the Landlord under the SJPAC Lease shall be funded out of the Performing Arts Grant.

            Section 516. Compliance with Laws. The Tenant shall obey and comply with all present and future laws, ordinances, rules and regulations of all Governmental Authorities which, in any way, affect the Premises. The Tenant shall have the right, at its sole cost and expense, to contest the validity of any of the foregoing in good faith. If necessary, the Tenant agrees that the Landlord may elect to join in any such protest or contest; provided, however, that the cost thereof, including the Landlord's reasonable attorney's fees shall be borne by the Tenant and the protest relates to the operation of the Amphitheater in a commercially viable manner. Tax contests shall be governed by
Section 408 of this Lease.

            Section 517. Government Grants. (a) The Landlord will obtain, prior to the Commencement Date, grants from various public bodies (the "Grant Funds"), including the UDAG Grant, the proceeds of which shall be used for funding the costs listed on Exhibit "O" attached hereto. The parties to this Lease agree, specify and acknowledge that, but for the UDAG Grant, the Amphitheater could not be constructed.

            (b) Within 30 days after completion of construction of the Amphitheater, the Landlord shall provide to the Tenant a written accounting detailing the actual expenditures which have been made, and the planned expenditures which will be made, out of the Grant Funds by the Landlord (which may include (i) no more than $250,000.00 for the Landlord's administrative and overhead costs related to the Initial Project and (ii) no more than $500,000.00 to be held as a reserve against potential subsequent liabilities pursuant to the provisions of Section 204 hereof) to fund the costs listed on Exhibit "O" attached hereto (such expenditures being herein called the "Spent Funds") with such reasonable breakdown and detail of such expenditures as may be reasonably requested by the Tenant. At such time, the Landlord shall be obligated, to the extent not prohibited by the terms of any grant, to deliver and pay to the Tenant the amount by which the Grant Funds exceed the Spent Funds for reimbursement of, or application against, the Tenant's project costs related to the construction of the Amphitheater.

            Section 518. Real Estate Matters. (a) No later than five days prior to the Commencement Date, the Landlord shall deliver or cause to be delivered to the Tenant a survey (the "Boundary Survey") prepared by Reutter Engineering (the "Surveyor") or other surveyor acceptable to the Tenant consisting of a plat and a metes and bounds description of the Leasehold Tract, the Commercial Development Tract and each of the Easement Tracts (such tracts of land being herein collectively called the "Applicable Tracts"). The Survey shall (i) be prepared pursuant to a current on-the-ground staked survey reflecting the actual dimensions of each of the Applicable Tracts, the total area of each of the Applicable Tracts to the nearest square foot, the location of any easements, rights-of-way, set-back lines, encroachments or overlaps thereon or thereover and the outside boundary lines of any improvements located thereon, (ii) identify any easements, set-back lines or other matters referred to in that certain Title Insurance Commitment previously issued by Chicago Title Insurance Company through Land Title Agency, Inc. under File No. 93-LT-0090 (and all updates thereof and amendments thereto) and originally dated February 25,1993,
(iii) include the Surveyor's registered number and seal, the date of the Survey and a certificate satisfactory to the Tenant, (iv) be sufficient to cause, to the maximum extent allowable, the deletion of any survey exceptions which would otherwise be contained in the Leasehold Policy (herein defined), (v) reflect any area within the Applicable Tracts which lie within any "wetlands" area and (vi) reflect any area within the Applicable Tracts which lies within the 100 Year Flood Plain or any special flood hazard area or general hazard area.

            (b) On the Commencement Date, the parties hereto shall do, or cause to be done, the following:

                  (i) The Landlord shall deliver or cause to be delivered to the Tenant a Leasehold Owner Policy of Title Insurance (the "Leasehold Policy") issued by Chicago Title Insurance Company, in an amount designated by the Tenant, with all standard endorsements as may be available and required by the Tenant and insuring, subject only to the Permitted Encumbrances, that (i) the Tenant is the owner of a valid and enforceable leasehold estate with respect to the Premises on and subject to the terms of this Lease, (ii) the Tenant is the owner of a valid and enforceable easement right with respect to each of the Easement Tracts on and subject to the terms of this Lease and (iii) the restrictive covenants imposed upon the Commercial Development Tract pursuant to the provisions of this Lease are enforceable by the Tenant in accordance with their terms. The cost of the Leasehold Policy shall be paid from the proceeds of the Initial Bonds. The Landlord agrees to obtain any and all discounts to the premium for the issuance of the Leasehold Policy which may be available to it.

                  (ii) The Landlord and the Tenant shall each execute an instrument amending this Lease as may be necessary to (A) specifically adopt the metes and bounds descriptions of the Leasehold Tract, the Commercial Development Tract and each of the Easement Tracts contained in the Boundary Survey as the agreed upon legal descriptions for each of such tracts of land for purposes of this Lease and (B) designate the exact Commencement Date.

                  (iii) The Landlord shall execute and deliver to the Tenant, for recording in the Real Property Records of Camden County, New Jersey, a memorandum of this Lease in such form and containing such provisions (not inconsistent with the terms of this Lease) as the Tenant may specify. Such memorandum shall include the legal descriptions prepared by the Surveyor as a part of the Boundary Survey of the Leasehold Tract, the Commercial Development Tract and each of the Easement Tracts and shall specifically provide that (A) the Tenant has obtained a leasehold estate with respect to the Leasehold Tract and Easement Tract E, (B) that certain easement rights have been created on each of the Easement Tracts in favor of the Tenant and (C) that certain restrictive covenants have been imposed upon the Commercial Development Tract for the benefit of the Tenant. If requested by the Tenant, the Landlord shall enter into a separate recordable Easement Agreement with the Tenant reflecting and incorporating the provisions of Section 402 hereof.

                  (iv) If legal title to the fee simple estate in the CRA Tract remains in CRA as of the Commencement Date, then the Landlord shall cause to be delivered and executed by CRA a written instrument in recordable form acceptable to the Tenant (i) confirming that the Landlord is the beneficial owner of fee simple to the CRA Tract and (ii) expressly consenting to, and agreeing to create, the leasehold estate and the Easements created hereby on the CRA Tract.

                  (v) The Landlord shall provide such documents or other instruments as may be reasonably required by the Tenant or Chicago Title Insurance Company to evidence the Landlord's due authorization to enter into this Lease.

            Section 519. Dockside Lease. Notwithstanding anything to the contrary contained herein or implied hereby, it is specifically understood, agreed and acknowledged that the Dockside Lease is not a Permitted Encumbrance for purposes hereof.

                               [END OF ARTICLE V]


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

                                   ARTICLE VI

                  PERFORMING ARTS, CHARITY AND COMMUNITY EVENTS
                               AT THE AMPHITHEATER

            Section 601. Special Events. As additional consideration for the agreements contained herein in favor of the Tenant, the Tenant does hereby agree that it shall make the Amphitheater available during the Open Air Season for use during each Lease Year for (i) two (2) presentations, events or performances (and, if approved by the Tenant in its sole discretion, a third (3rd) such presentation, event or performance) to benefit the South Jersey Performing Arts Center ("SJPAC Events"), and/or its successor, assignee or affiliate, (ii) one
(1) event, presentation or performance to benefit a local charity selected by the Landlord and/or the Mayor of the City of Camden (the "Charity Event") and
(iii) a minimum of five (5) non-gated public events for local public organizations or institutions such as high school graduation commencements selected by the Landlord and/or the Mayor of the City of Camden ("Community Events"), provided the Tenant can decline any additional dates based upon its sole and absolute business judgment. The Tenant shall have the right to reasonably approve or condition such Special Events. The Special Events may not be in competition with the Tenant or its operations at the Amphitheater. For the purpose of this Section non-gated shall mean events for which no fee is charged to the attendees. The Special Events shall be governed by the following provisions:

            (a) At each of the Special Events, the Tenant shall provide the full and complete use of the Amphitheater to the Landlord, including all utilities.

            (b) At each of the Special Events, the Tenant shall make available its production manager and general operational staff (which includes its security manager, house staff supervisor, marketing director and an accountant) to the extent necessary to produce the Special Events and operate the Amphitheater during such Special Events, at no charge to the Landlord or the User. The User shall be responsible for paying all costs of organizing, promoting, producing and presenting the Special Events and shall reimburse to the Tenant all of the Tenant's actual out-of-pocket costs incurred in connection with the holding, presenting or performing of such Special Events at the Amphitheater, including daily utility charges for event days which shall include the whole day plus the days required for the preparation of the Amphitheater for the Special Event. A partial day will be considered a whole day. For purposes of the immediately preceding sentence, the "daily utility charge" shall equal one-thirtieth (1/30th) of the utility bills for the Amphitheater in the month immediately preceding the date upon which such Special Event is presented.

            (c) The User shall secure and maintain in force during each Special Event a comprehensive general liability insurance with limits of not less than $3,000,000.00 with respect to bodily injury or death to any number of persons in any one accident or occurrence and with respect to property damage in any one accident or occurrence. All insurance maintained in accordance with the provisions of this
Section 601(c) shall be issued by companies reasonably satisfactory to the Tenant, shall be carried in the name of the User, the Landlord, the Trustee, any Mortgagee and the Tenant, as their respective interests may appear, and shall contain a mortgagee clause acceptable to the Mortgagees. Such liability insurance policy shall name the Tenant, the Trustee, any Mortgagee and the Landlord as an additional named insureds and shall include contractual liability endorsements. The User shall furnish the Tenant and the Trustee with duplicate originals or copies of certificates of insurance certified as being true and correct of the policy of insurance required pursuant to the provisions of this
Section 601(c), and shall furnish to, and maintain with, the Tenant and the Trustee at all times as a condition to the holding, presenting or performance of any Special Event, a certificate of the insurance carrier certifying that such insurance shall not be canceled without at least fifteen (15) days' advance written notice to the Tenant and the Trustee. The insurance described in this
Section 601(c) may be obtained by the User by endorsement or equivalent means under any blanket insurance policies maintained by the User, provided that the coverage and other terms of such insurance comply with the provisions of this
Section 601(c). The limits of insurance coverage provided for herein shall be increased by the User from time to time at the request of the Tenant, but no more frequently than once every five (5) years during the Lease Term to such amounts as should be reasonably carried or provided for the insured perils being covered so long as such increased amount of coverage can be obtained at a commercially reasonable rate.

            (d) At each of the Special Events, the Tenant and the Landlord shall not be liable for any damage, loss or injury suffered by any person in or about the Premises. The Landlord shall obtain a written agreement from each User, as a condition to the holding, presenting or performance of each Special Event, in which the User covenants and agrees to indemnify, defend, protect and save harmless the Tenant, the Trustee and the Landlord from and against any and all liabilities, penalties, damages, claims, costs, charges and expenses including, without limitation, court costs and reasonable attorneys' fees, which may be imposed upon, incurred by or asserted against the Tenant, the Trustee and the Landlord or the Tenant's, the Trustee's and the Landlord's interest in the Premises from any cause or in any manner whatsoever relating to or arising out of the operation, possession or use of the Amphitheater in connection with any Special Event.

            (e) The User shall be entitled to receive and retain all ticket revenues associated with the sale of tickets to the SJPAC Events and the Charity Events, but the User shall not be permitted to use the corporate suites or boxes in the Amphitheater.

            (f) Subject to the provisions of the next succeeding sentence, the Tenant shall maintain, during and in respect of the Special Events, the sole and exclusive right (i) to operate all concession facilities and operations at the Amphitheater including, without limitation, the sale of food, beverage, alcohol and merchandise at the Amphitheater and (ii) to receive and retain all revenues associated with the operation of such concession


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

facilities and operations at the Amphitheater during the Special Events. Notwithstanding the foregoing, the User shall have the right, during each of the Special Events, to (x) utilize its own on-site caterer for private parties which are held on the Premises in conjunction with any Special Event, (y) require that the Tenant or its merchandise concessionaire offer for sale at the Special Events any inventory of merchandise owned by the User and (z) to receive the revenues from the sale of its own merchandise (conditioned upon reaching an agreement with the vendor and the Tenant as to the percentage of gross revenues payable to each of the vendor and the Tenant).

            Section 602. Selection of Dates for Presentation of Special Events. On or before May 30 of each Lease Year, the dates on which

            (a) the SJPAC Events for such Lease Year are to be held or presented at the Amphitheater shall be selected by SJPAC, in consultation with and subject to the prior approval of the Tenant, which approval shall not be unreasonably withheld or delayed; and

            (b) the Charity Events and the Community Events for such Lease Year are to be held or presented at the Amphitheater shall be selected by the Mayor of the City of Camden, in consultation with and subject to the prior approval of the Tenant, which approval shall not be unreasonably withheld or delayed.

            Section 603. Selection of Performers or Artists to Appear at SJPAC Events and Charity Events. (a) With respect to the SJPAC Events, the Tenant shall supply to SJPAC a list of performers that it believes would enable the SJPAC to produce three successful benefits. The SJPAC shall select three performers therefrom, and the Tenant shall use its reasonable efforts to book same for the SJPAC. In the event that the SJPAC would prefer performers not on the Tenant's list, the SJPAC and the Tenant shall enter into a collaborative process to select the performers and the Tenant shall use its reasonable efforts to book said performers on SJPAC's behalf. The Special Events shall not include a performer that would ordinarily be booked by the Tenant.

            (b) All proposed Charity Events and Community Events must be approved by the Mayor of the City of Camden. In considering an event requested for a Special Event, the Mayor of the City of Camden shall be entitled to consider, inter alia, the potential effect the event may have on the surrounding community, including noise, traffic, public safety, and the overall impact the event may have as to the whole or any portion of the community.

                               [END OF ARTICLE VI]


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

                                   ARTICLE VII

                      IMPOSITION OF RESTRICTIVE CONTRACTUAL
                    COVENANTS ON COMMERCIAL DEVELOPMENT TRACT

            Section 701. Restrictive Covenants. The Landlord does hereby declare, establish and adopt the following restrictive contractual covenants (the "Restrictive Contractual Covenants") on all of the Commercial Development Tract (herein called the "Landlord Land") to be effective during the entirety of the Term of this Lease including the term of any Renewal Options:

            (a) No portion of the Landlord Land may be used to engage in any activities, at any time, which are similar to, or competitive with, the types of activities which are normally and customarily carried out in connection with
(i) presentment, promotion and production of live entertainment events, for an audience greater than 3,000 people, (ii) operation, management and use of commercial concert amphitheater and arena facilities, (iii) organization, presentment and operation of fairs, festivals, and events related thereto for an audience greater than 3,000 people or (iv) operation and use of an educational center or conference center the primary focus of which is music or music related events.

            (b) No person shall engage in any conduct on any portion of the Landlord Land which materially interferes with the Tenant's conduct of its business or the Tenant's use of, enjoyment of, or operations on, the Premises.

            (c) No portion of the Landlord Land will be developed or utilized in such a manner as would cause the Tenant's activities on the Premises to be in violation of any law, ordinance, regulation or other land use restriction, including without limitation, any sound emission restriction or ordinance.

            (d) The rights of the Landlord, its successors and assigns in and to the Landlord Land shall at all times be subject to the rights of the Tenant under this Lease.

            (e) The Landlord recognizes that it is of the utmost importance that the Tenant be free from any competitive activities upon the Landlord Land and from any interference with the Tenant's activities. Accordingly, all prohibitions contained in this Section 701 shall be construed to prohibit all activities upon the Landlord Land which are competitive with, or interfere with, the Tenant's activities on the Premises. The prohibitions do not include restaurants or presentations of entertainment at nightclubs or clubs or a riverboat casino limited to gaming with a restaurant with dinner music entertainment with a single performer.

            Section 702. Ownership of Landlord Land. The Landlord hereby represents and warrants to the Tenant that (a) it will be, prior to the Commencement Date, the owner


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

of fee simple title in and to the Commercial Development Tract subject to no prior liens or other encumbrances except for Permitted Encumbrances and (b) the Landlord has the full right, power and authority to create the Restrictive Contractual Covenants without the obtaining of any consent or approval from any third party. Additionally, the Landlord hereby covenants and agrees with the Tenant that it will not, at any time after the date hereof, create, or permit to be created, any liens or other encumbrances affecting the Landlord Land without same being subordinate to this Lease, the Easements and the Restrictive Contractual Covenants.

            Section 703. Enforceability of Contractual Restrictive Covenants. The Restrictive Contractual Covenants adopted and established by the Landlord by the provisions of this Article VII shall (a) bind the Landlord, and all who succeed to its rights and responsibilities, (b) be binding upon and enforceable against each purchaser, tenant, grantee and owner of the Landlord Land or any portion thereof, and the respective heirs, legal representatives, successors and assigns of each such purchaser, tenant, grantee and owner and (c) inure to the benefit of and be enforceable by each purchaser, tenant, grantee and owner of the Premises. The Contractual Restrictive Covenants shall end upon the expiration of the Term of this Lease including any options to renew as exercised by the Tenant.

            Section 704. Concessions. (a) Reference is made to the fact that an important source of revenue from the Tenant's intended use of the Premises shall be the sale of licensed merchandise relating to the performers and artists which will appear at the Amphitheater. The Tenant intends to license concessionaires to sell such licensed merchandise at the Premises during Show Hours. The Landlord hereby covenants and agrees to not license directly and to implement reasonable policing procedures to prevent and discourage the sale of unlicensed merchandise anywhere on the Landlord Land or on any other land located near or adjacent to the Leasehold Tract which is owned or controlled by the Landlord immediately before, during and after performances and shows at the Amphitheater.

            (b) Another important source of revenue from the Tenant's intended use of the Premises, is the sale of food and beverages to the Patrons of the Amphitheater. In that connection, the Landlord hereby covenants and agrees with the Tenant that it will not permit any food and beverage concessions to be sold on the Commercial Development Tract or on any other land located near or adjacent to the Leasehold Tract which is owned by the Landlord or controlled by the Landlord generally calculated to be sold to Patrons of the Amphitheater during Show Hours. By way of example, a violation of the foregoing provisions would be the building of a new food or beverage vending stand on the Commercial Development Tract near the entrance of the Amphitheater. However, enclosed restaurant facilities operating on a year round basis with permanent indoor seating and vendors and pushcarts on a non-event days are not prohibited by this


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

provision. Operating on a year round basis shall mean operations of at least nine (9) months out of every twelve (12) month calendar year time period.

                              [END OF ARTICLE VII]

                                  ARTICLE VIII

                     PROVISIONS CONCERNING PARKING FACILITIES

            Section 801. Parking Facilities. The Landlord will cooperate to assure that the Tenant has available to it sufficient parking spaces for use by the patrons of the Amphitheater, to meet the Tenant's minimum parking facility requirements. The minimum parking facility requirement shall consist of those parking facilities and parking spaces to be provided to the Tenant by the City of Camden Parking Authority (the "Parking Authority") in accordance with a letter agreement to be hereafter entered into by and between the Tenant and the Parking Authority in the form attached hereto as Exhibit "G" (the "Parking Agreement"), or replacement parking facilities to meet the Tenant's minimum parking facility requirements as defined in the Parking Agreement. The Landlord will expend, or otherwise make available, prior to the opening of the Amphitheater, $485,000 for the improvement of the land covered by the Parking Agreement to the specifications which have been agreed upon between the Tenant and the Landlord to enable such land to be utilized as the Amphitheater's parking facilities.

                              [END OF ARTICLE VIII]


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

                                   ARTICLE IX

                       INSURANCE; TITLE TO THE PROJECT AND
                                  OTHER MATTERS

            Section 901. General Provisions. (a) The Tenant shall, at its sole cost and expense, carry the insurance coverages set forth in this Article on the Amphitheater, the Premises, the Easement Tracts and all personal property. Copies of certificates evidencing such coverages shall be delivered to the Landlord and the Trustee and shall provide that any proceeds payable thereunder shall be payable to the Trustee. Any Net Proceeds in excess of the Prepayment Price for all of the Initial Bonds Outstanding at such time with respect to the Initial Project under this Lease shall be remitted to the Tenant.

            (b) In the event that the Tenant fails or refuses to renew any of its insurance policies to the extent required by this Lease or any policy is canceled, terminated or modified so that the insurance does not meet the original requirements of this Lease, the Tenant shall be considered in default of this Lease and the Landlord and the Trustee shall have available to it all remedies for Non-Rent Events of Default.

            (c) The Tenant expressly understands and agrees that any insurance protection required by this Lease shall in no way limit the Tenant's obligations assumed under this Lease, and shall not be construed to relieve the Tenant from liability with respect to the deductible and/or self retention provisions which may be contained therein and which may be applicable to any claim or loss for which insurance is provided, nor from any other liability in excess of such coverage, nor shall it preclude the Landlord or the Trustee from taking such other actions as are available to it under any provisions of this Lease or otherwise in law.

            (d) All insurance provided for in this Lease shall be effected under valid and enforceable policies, in such forms and, from time to time after the Commencement Date, issued by financially sound and responsible insurance companies authorized to do business in the State of New Jersey which have been approved by the Landlord (which approval shall not be unreasonably withheld provided such companies have a Best policyholder rating of not less than B + and a Best financial size rating of not less than XII). At least 10 days before the Commencement Date, and thereafter not less than 15 days prior to the expiration dates of the policies theretofore furnished pursuant to this Article, originals of the policies (or, certificates of the insurers in form reasonably satisfactory to the Landlord), accompanied by evidence satisfactory to the Landlord and the Trustee of payment of the first installment of the premiums, shall be delivered by the Tenant to the Landlord and the Trustee; provided, however, that if the originals of any such policies are required under the terms of a Leasehold Mortgage to be delivered to the holder thereof, the Tenant shall cause the same to be done and shall in such case deliver to the Landlord and the Trustee a copy of each such policy so delivered, together


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

with an insurance company certificate or memorandum of such policy, in form reasonably satisfactory to the Landlord and the Trustee.

            (e) The parties will review every two years the amounts of coverage provided taking into account all material facts including inflation and the full insurable value and the Landlord shall not unreasonably require additional amounts of coverage.

            (f) All policies of insurance provided for or contemplated by this Article shall name the Landlord, the Trustee and the Tenant as the insured or additional insured, as their respective interests may appear. To the extent required by a Leasehold Mortgage, such policies shall also name the holder of such Leasehold Mortgage as an additional insured.

            (g) All policies of insurance provided for in this Article shall, to the extent obtainable, contain clauses of endorsements to the effect that:

                  (i) No act of negligence of the Tenant, or anyone acting for the Tenant, or of any space tenant which might otherwise result in a forfeiture of such insurance or any part thereof shall in any way affect the validity or enforceability of such insurance insofar as the Landlord or the Trustee is concerned; and

                  (ii) Such policies shall not be changed or canceled without at least 60 days' Notice to the Landlord and the Trustee; and

                  (iii) The Landlord and the Trustee shall not be liable for any premiums thereon or subject to any assessments thereunder.

            (h) The Tenant shall not carry separate or additional insurance, concurrent in form or contributing in the event of any loss with any insurance required to be maintained by the Tenant under this Lease, unless such separate or additional insurance shall comply with and conform to all the provisions and conditions of this Article IX and the Landlord and the Trustee consents in writing to such separate additional or concurrent insurance. The Tenant shall promptly give notice to the Landlord and the Trustee of such separate or additional insurance and shall promptly deliver to the Landlord and the Trustee an original of such policy.

            (i) In respect of any real, personal or other property located in, at or upon the Amphitheater, the Premises and the Easement Tracts, and in respect of the Amphitheater and the Premises itself, the Tenant hereby releases the Landlord arid the Trustee from any and all liability or responsibility to the Tenant or anyone claiming by, through or under the Tenant, by way of subrogation or otherwise, for any loss or damage caused by fire or any other casualty whether or not such fire or other casualty shall have been caused by the fault of negligence of the Landlord, the Trustee or anyone for whom the Landlord or the Trustee may be responsible. The Tenant shall require its insurance


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

carriers to include in the Tenant's policies a clause or endorsement, if obtainable, whereby the Tenant shall be permitted to release other persons without invalidating the insurance, or, if not obtainable, the Tenant shall cause the Landlord and the Trustee to be named as insureds under such policies.

            Section 902. General Liability. (a) The Tenant shall, at its own cost and expense, provide comprehensive General Liability Insurance written on a commercial liability occurrence form against any liability of the Tenant, the Trustee and the Landlord with respect to the Amphitheater and the Premises and arising from the maintenance, use, ownership and occupancy of the Amphitheater, the Premises and the Easement Tracts. Said insurance shall not be circumscribed by any endorsement limiting the breadth of coverage. The insurance shall include the following coverages: (i) Premises/Operations Liability; (ii) Contractor's Protective Liability/Products; (iii) Products/Completed Operations Liability;
(iv) Broad Form Contractual Liability applicable to the indemnity requirements of this Lease; (v) Extended Bodily Injury Liability; (vi) Broad Form Property Damage Liability; (vii) Personal Injury Liability; and (viii) Liquor Liability.

            (b) The general liability policy shall include the Landlord and the Trustee as additional insureds. The Tenant also shall require all vendors or other providers of liquor to provide an insurance policy covering liquor liability with the Landlord and the Trustee named as additional insureds. Said policy or policies shall provide for indemnification of said parties against direct or contingent loss or liability for damages for bodily and personal injury, death or property damage occasioned by the operation or ownership of the Amphitheater and the Premises. The Tenant's general liability policy or policies shall provide coverage in the minimum liability limits of (i) $50,000,000 for each occurrence of bodily injury liability; (ii) $50,000,000 for each occurrence for property damage liability; and (iii) an annual aggregate of $50,000,000; provided, however, if such minimum liability limits are not obtainable by the Tenant for commercially reasonably rates, then the minimum liability limits shall be reduced to the greater of (i) $30,000,000 or (ii) the maximum liability limit which may be obtained by the Tenant at commercially reasonable rates. The forgoing limits may be obtained through the General Liability Policy or a combination of General Liability and Excess or Umbrella Liability. The Net Proceeds of such liability insurance shall be applied toward extinguishment or satisfaction of the liability with respect to which the Net Proceeds of such insurance shall have been paid.

            Section 903. Auto Liability Insurance. The Tenant shall, at its sole cost and expense, keep Business Automobile Liability insurance covering all owned, non-owned and hired vehicles in protection of the Tenant, the Landlord and the Trustee. Said policy or policies shall be written in a comprehensive form and shall comply with N.J.S.A. 39:6b-1 et seq., and all local regulations and case law with regard to the scope and effect of the New Jersey Compulsory Motor Vehicle Insurance Statute and shall provide for indemnification of said parties against direct or contingent loss or liability for damages for bodily and personal injury, death or property damage arising from the maintenance, use or operation of any owned or non-owned vehicle used, in or in connection with, the Initial

Project. Said policy or policies shall provide coverage in the minimum liability limits of $1,000,000 for personal injury or death of each person and in a minimum amount of $500,000 for damage to property. Such auto liability insurance may be maintained as part of or in conjunction with any other liability insurance coverage carried or required to be carried by the Tenant. The Net Proceeds of such liability insurance shall be applied toward extinguishment or satisfaction of the liability with respect to which the net proceeds of such insurance shall have been paid.

            Section 904. Builders' Risk Insurance. During construction of the Amphitheater, the Tenant shall, at its sole cost and expense, keep, or cause to be kept, Builders' Risk Insurance (standard "all risk") written on a completed value (nonreporting) basis. Coverage will include collapse and insure against the peril of fire with extended coverage including vandalism and malicious mischief. In addition, if commercially available at a reasonable cost, such policy of insurance shall cover perils caused by earthquake and flood and shall be endorsed to cover materials in transit. The policy shall name the Tenant as the insured and the Landlord, the Trustee, the General Contractor and/or the construction manager, if any, and all subcontractors employed by the Tenant as additional insureds as their interest may appear. Such insurance policy: (a) shall contain a written acknowledgment (annexed to the policy) by the insurance company that its rights of subrogation have been waived with respect to all of the insureds and any mortgagees in such policy, and an endorsement stating that "permission is granted to complete and occupy"; and (b) if any off-site storage location is used, shall cover, for their insurable value, all materials and equipment at any off-site storage location used with respect to the Amphitheater and the Premises and such locations shall be identified.

            Section 905. Worker's Compensation and Employers Liability. (a) The Tenant shall, at its own cost and expense, provide Workers' Compensation insurance covering all employees on, in, near or about the Project in accordance with applicable laws of the State of New Jersey, to be endorsed to include coverage for any Federal or other State laws that may be found to have legal jurisdiction.

            (b) The Tenant shall, at its own cost and expense, also provide Employers Liability insurance to include the following minimum limits: (i) $100,000.00 each accident; (ii) $100,000.00 disease for each employee; and (iii) $500,000.00 disease - aggregate limit.

            Section 906. Property Insurance. (a) The Tenant shall, at its sole cost and expense keep and maintain in force Comprehensive All Risk Property Insurance on the improvements and equipment situated at the Premises and the Easement Tracts, including coverage against loss or damage by fire, collapse, lightning, water damage, windstorm, tornado, hail, flood, vandalism and malicious mischief, sprinkler breakage, earthquake, subsidence, debris removal, demolition and against loss of damage by such other, further and additional risks as now are or hereafter may be embraced by the standard all risk coverage forms of endorsements, in each case: (a) in an amount equal


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

to the greater of (i) 100% of their "Full Insurable Value," which for purposes of this Lease shall mean actual replacement value or (ii) an amount at least equal the Principal Portion of Basic Rent then remaining unpaid; (b) containing an agreed amount endorsement with respect to the improvements and equipment waiving all co-insurance provisions; (c) containing an endorsement that all covered losses will be paid on a replacement costs basis; and providing that the Tenant shall be responsible to the Landlord or the Trustee for any and all deductibles as though there were no deductible.

            (b) The Full Insurable Value shall be ascertained upon the full completion of the improvements and from time to time (but not more frequently than once in any 48 calendar months) at the request of the Landlord or the Trustee by an appraiser, architect, engineer or contractor designated and paid by the Tenant and approved by the Landlord, which approval shall not be unreasonably withheld, or by an engineer or appraiser in the regular employ of the insurer. After the first such appraisal, additional appraisals may be based on construction cost indices customarily employed in the trade. No omission on the part of the Landlord or the Trustee to request any such ascertainment shall relieve the Tenant of any of its obligations under this Article.

            (c) Any insurance required to be provided by the Tenant under this
Section 906 may be provided by blanket insurance covering both the Premises and other properties or locations of the Tenant, provided that (i) such blanket insurance complies with all of the other requirements of this Lease, (ii) the amounts payable to the Landlord and the Trustee under such blanket insurance, whether or not the Tenant, as an additional insured, may be otherwise entitled to any proceeds of the policy and (iii) the insurance protection to be provided hereunder for the Landlord and the Trustee is not impaired or diminished by such blanket insurance or inclusion of the Tenant as an insured thereunder.

            (d) The Tenant shall also, at its sole cost and expense, keep boiler and machinery insurance on an extended comprehensive basis with a joint agreement if there are two separate policies.

            Section 907. Insurance Provisions for Sublessee, Permittee and Licensee. The Tenant shall not permit any sublessee, permittee or licensee of the Amphitheater access to the Amphitheater without first having a certificate of insurance delivered to the Tenant for Comprehensive General Liability Insurance with a limit of at least $1,000,000.00 combined single limit bodily injury and property damage liability, personal injury liability, and coverage for all acts and omissions of any agents or performers and any contractors or subcontractors retained by such sublessee, permittee or licensee. The Tenant shall require that each such sublessee, permittee, and/or licensee provide evidence to the Tenant, the Trustee and the Landlord of Workers Compensation Insurance for any obligations with respect to the statutory obligation of the New Jersey Workers Compensation and Occupational Disease Laws. Coverage under one policy naming the Landlord, the Trustee and the Tenant as named insureds or separate policies may be provided.


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

Such certificate of insurance shall note that such coverage shall not be canceled or any change in coverage be implemented without at least 30 days prior written notice given to the Landlord and the Trustee.

            Section 908. Indemnification. The Tenant covenants and agrees to indemnify, defend, protect and save harmless the Landlord and its agents, employees, officers and directors from and against any and all liabilities, penalties, damages, claims, costs, charges and expenses, including without limitation, court costs and reasonable attorney's fees, which may be imposed upon, incurred by or asserted against the Landlord or the Landlord's interest in the Premises and the Easement Tracts from construction, operation and use of the Amphitheater except for those liabilities, penalties, damages, claims, costs, charges and expenses (i) caused in whole or in part by the Landlord or the Landlord's agents or employees, (ii) arising out of or related to the operation, possession or use of the Amphitheater in connection with the presentation of any Special Events to the extent not caused solely by the Tenant's employees, agents or concessionaires, (iii) with respect to liability or obligations assumed or undertaken by the Landlord in this Lease, (iv) arising out of or relating to the presence of any Hazardous Substances on, under or at the Subject Tracts which were present on or before the Commencement Date or (v) caused by SJPAC, its agents, employees or invitees in connection with the use of the Amphitheater by SJPAC pursuant to the SJPAC Lease or this Lease. The provisions of this Section 908 and of any other indemnity provisions elsewhere contained in this Lease shall survive the expiration or earlier termination of this Lease with respect to acts, occurrences or omissions occurring prior to the expiration or earlier termination of this Lease. All amounts which become due from the Tenant under this Section 908, shall be credited with any amounts received by the Landlord from insurance provided by the Tenant and shall be payable by the Tenant within thirty (30) days following demand therefor by the Landlord (which demand cannot be made prior to the Tenant's receipt thereof).

            Section 909. Umbrella or Excess Liability. A standard clause must be attached advising that the self insured retention will "drop down" and be considered primary in the event the aggregate primary limits become impaired.

            Section 910. No Further Encumbrances; Exceptions. (a) The Tenant shall not, directly or indirectly, create, incur, assume or suffer to exist any mortgage, pledge, lien, charge, encumbrance or claim on or with respect to the Amphitheater or the Premises, other than pursuant to the respective rights of the Landlord and the Tenant as herein provided and the Permitted Encumbrances. Except as expressly provided in this Article, the Tenant shall promptly, at its own expense, take such action as may be necessary to discharge or remove any such mortgage, pledge, lien, charge, encumbrance, or claim if the same shall arise at any time. The Tenant shall reimburse the Landlord and/or the Trustee for any expense incurred by it in order to discharge or remove any such mortgage, pledge, lien, charge, encumbrance or claim.

            (b) The Tenant may, at the Tenant's sole expense and in the Tenant's name, in good faith contest any taxes, assessments, utility and other charges and, in the event of any such contest, may permit the taxes, assessments or other charges so contested to remain unpaid during the period of such contest and any appeal therefrom unless the Landlord shall notify the Tenant that in the opinion of Independent Counsel, by nonpayment of any such items the interest of the Landlord in the Amphitheater and the Premises or any part thereof will be subject to loss or forfeiture, in which event the Tenant shall promptly pay such taxes, assessments or charges or provide the Landlord with full security against any loss which may result from nonpayment, in form satisfactory to the Landlord.

            Section 911. Trustee Indemnification. To the extent and subject to limits permitted by applicable laws of the State as in effect from time to time during the Term of this Lease, the Tenant shall (a) indemnify and save harmless the Trustee and its agents, employees, officers and directors from and against any and all liabilities including without limitation all claims, demands, damages, losses, costs, penalties, charges and expenses (including but not limited to reasonable attorneys' fees) in any way relating to or arising from
(i) the ownership, possession, operation, condition, sale, rental or subrental of the Amphitheater and the Premises; (ii) the Indenture or this Lease, or any other agreement related to the Amphitheater and the Premises; or the enforcement thereof; and (b) reimburse the Trustee for all losses, costs, charges, and expenses (including reasonable attorneys' fees) that the Trustee may incur or be subject to as a consequence, directly or indirectly, of involvement in any legal proceeding or action relating to the foregoing; provided, however, that no indemnification or reimbursement shall be due to the extent that the Trustee has acted with gross negligence or willful misconduct in connection with the liabilities for which the Trustee is seeking indemnification or reimbursement. All amounts which become due from the Tenant under this Section 911, shall be credited with any amounts received by the Trustee from insurance provided by the Tenant and shall be payable by the Tenant within thirty (30) days following demand therefor by the Trustee and shall survive the termination or expiration of this Lease.

            Section 912. Advances. If the Tenant shall fail to perform any of its obligations under this Lease, the Landlord may, but shall not be obligated to, take such action as may be necessary to cure such failure, including the advancement of money, and the Tenant shall be obligated to repay all such advances on demand as Supplemental Rent to the Landlord with interest at the Overdue Rate from the date of the advance to the date of repayment.

            Section 913. Net Proceeds of Insurance; Form of Policies. Each policy of insurance obtained pursuant to or required by this Article IX shall provide that all proceeds thereunder shall be payable to the Trustee for the benefit of the Bond Holders. The Tenant shall pay or cause to be paid when due the premiums for all insurance policies required by this Lease, and shall promptly furnish or cause to be furnished to the

Trustee evidence of such payments. All such policies shall provide that the Trustee and the Landlord shall be given not less than thirty (30) days' notice of each expiration, any intended cancellation and any intended reduction of the coverage provided thereby. The Trustee shall not be responsible for the sufficiency of any insurance herein required and shall be fully protected in accepting payment on account of such insurance or any adjustment, compromise or settlement of any loss agreed to by the Trustee. The Tenant shall cause to be delivered to the Trustee and the Landlord on each anniversary of the issuance of the Initial Bonds a certificate of the Authorized Representative of the Tenant satisfactory to the Trustee and the Landlord that the insurance policies required by this Lease are in full force and effect. The Trustee and the Landlord may rely on said certificate in making such determination unless they have actual notice to the contrary.

                               [END OF ARTICLE IX]


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                                    ARTICLE X

                               PREPAYMENT OF RENT

            Section 1001. When Available. The Tenant shall have the option to prepay in full or in part Basic Rent in whole or in part as follows:

            (a) In whole or in part at any time and from time to time, upon notice as provided in Section 1002 hereof, from any funds lawfully available to the Tenant, including Revenues as provided in the Indenture.

            (b) At any time, pursuant to Sections 1101 (ii)(B) or 1102(ii) hereof, after the occurrence of a casualty loss to or exercise of the power of eminent domain against the Project and the determination of the Tenant not to repair, reconstruct or restore the Project or any part thereof affected by such loss or taking as provided in Sections 1101(ii)(A) or 1102(i) hereof. Any prepayment of Rent in whole or in part shall be made first from Net Proceeds, and secondly if needed, from any other funds lawfully available to the Tenant for such purpose.

            (c) The Trustee shall apply any prepayments authorized under subsections (a) or (b) hereof in such manner as is consistent with the provisions of the Indenture as may be specified in writing by an Authorized Representative of the Tenant.

            Section 1002. Exercise of Option. (a) The Tenant shall give written notice to the Landlord and the Trustee of its intention to exercise its prepayment option for a portion or the entirety, as the case may be, of the Rent not less than (i) forty-five (45) days prior to the date on which the option is to be exercised in the case of Bonds (or a portion thereof) which bear interest at a fixed rate of interest or (ii) thirty (30) days prior to the date on which the option is to be exercised in the case of Bonds (or a portion thereof) which bear interest at a variable rate of interest (each, the "Prepayment Date"), by setting forth in the Tenant's intent to prepay, the Prepayment Date, the Tenant's intent to redeem or defease all or a portion of the Bonds, as the case may be, the redemption date or defeasance date on which all or a portion of the Bonds are to be redeemed or defeased, any other items required in the notice set forth in the Indenture, as the case may be, at the then applicable Prepayment Price. The Tenant shall thereafter deposit with the Trustee in immediately available funds on the Prepayment Date from any applicable Net Proceeds and other funds lawfully available to the Tenant for such purpose, the Prepayment Price and any other amounts then due or past due hereunder.

            (b) With regard to any prepayment of Rent in whole by the Tenant, the Tenant shall pay to the Trustee on the Prepayment Date the Prepayment Price for deposit in the Redemption Account of the Debt Service Fund to redeem the balance of all Outstanding Bonds on the redemption date.


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            (c) With regard to any prepayment of Rent in part by the Tenant, the
Tenant shall pay to the Trustee on the Prepayment Date the Prepayment Price for deposit in the Redemption Account of the Debt Service Fund for redemption of the proportionate amount of Bonds represented by such deposit. To the extent the amount of prepaid Rent is not divisible by $1,000, such amount shall be paid by the Tenant on the Prepayment Date to the Trustee for deposit in the Interest Account of the Debt Service Fund and shall be applied as a credit to the Interest Portion of the Basic Rent due and owing by the Tenant on the Interest Portion Basic Rent Payment Date next succeeding such Prepayment Date.

                               [END OF ARTICLE X]


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

                                   ARTICLE XI

                      DAMAGE, DESTRUCTION AND CONDEMNATION;
                               USE OF NET PROCEEDS

            Section 1101. Damage and Destruction. If the Amphitheater or any portion thereof is destroyed or is damaged by fire or other casualty the Tenant shall have the right to (A) apply any Net Proceeds, which Net Proceeds shall be paid to the Trustee for deposit in the Construction Fund to be disbursed in the same manner as other Costs of the Project in accordance with the terms hereof, to the prompt repair, restoration, modification or improvement of the Amphitheater by the Tenant, but the Tenant shall be obligated to continue to pay the Rent due with respect to the Leased Premises; or (B) exercise its prepayment option by paying all or a portion, as applicable, of the then applicable Prepayment Price, and shall apply any Net Proceeds thereto. Clauses (A) and (B) above shall not be mutually exclusive, and the Tenant shall have the right to partially restore the Leased Premises and partially pay down the Prepayment Price from any such Net Proceeds.

            Section 1102. Insufficiency of Net Proceeds. If the Net Proceeds are insufficient to pay in full the cost of any repair, restoration, modification or improvement of the Amphitheater the Tenant shall either: (i) complete the work and pay any cost in excess of the amount of the Net Proceeds, and if by reason of any such insufficiency of the Net Proceeds, the Tenant shall make any payments pursuant to the provisions of this Section 1102(i), the Tenant shall not be entitled to any reimbursement therefor from the Landlord nor shall the Tenant be entitled to any diminution of the Rent Payments due with respect to the Leased Premises; or (ii) the Tenant shall exercise its option in whole or in part, in accordance with Article X hereof, in which event the Net Proceeds shall be used toward this purpose. Clauses (i) and (ii) above shall not be mutually exclusive, and the Tenant shall have the right to partially restore the Amphitheater and partially pay down the Prepayment Price from any such Net Proceeds.

            In the event that the Tenant exercises its prepayment option, any surplus proceeds from any of the insurance policies may be applied by the Mortgagee or Mortgagees to repayment of indebtedness secured by Leasehold Mortgages which would result in the amount of insurance proceeds available to the Tenant for repairing, replacing, restoring and reconstructing the Amphitheater being less than all of the proceeds from any of such insurance policies. If, after mandatory repayments of any indebtedness secured by Mortgages, the remaining proceeds from any of such insurance policies are insufficient to permit the Tenant to repair, replace, restore and reconstruct the Amphitheater in substantially the same form in which it existed prior to such casualty, and if the Tenant elects, as a result, not to repair, replace and reconstruct the Amphitheater out of the Tenant's own funds, then the following provisions shall apply:

            (a) The remaining proceeds from any of such insurance policies shall be divided between the Landlord and the Tenant in accordance with the following provisions:

                  (i) If such casualty occurs during the Initial Term, then such surplus proceeds shall be divided ninety percent (90%) to the Tenant and ten percent (10%) to the Landlord.

                  (ii) if such casualty occurs during the first Renewal Term, then such surplus proceeds shall be divided eighty percent (80%) to the Tenant and twenty percent (20%) to the Landlord.

                  (iii) If such casualty occurs during the second Renewal Term, then such surplus proceeds shall be divided seventy percent (70%) to the Tenant and thirty percent (30%) to the Landlord.

            (b) Following notice from the Tenant to the Landlord that the Tenant does not have sufficient insurance proceeds to repair, replace, restore and reconstruct the Amphitheater in the form in which it existed prior to such casualty following mandatory repayments of indebtedness secured by Mortgages and that the Tenant does not intend to repair, replace, restore and reconstruct the Amphitheater out of its own funds, then (i) this Lease shall be terminated effective upon final allocation and division of any surplus proceeds from any such insurance policies; (ii) no Rent shall be payable by the Tenant pursuant to this Lease at any time following the occurrence of such casualty; and (iii) at the Landlord's election the Tenant shall be obligated to demolish the structure if the Tenant decides not to reconstruct.

            (c) The Mortgagee shall agree that (i) the proceeds of any casualty insurance or condemnation award be applied to restore the Premises except in the case of a total condemnation of the Premises; (ii) the Leasehold Mortgage does not secure any other obligation of the Leasehold Mortgagor to the Leasehold Mortgagee, or contain any cross default provision.

            Section 1103. Total and Partial Taking. If at any time during the Lease Term, the whole or substantially all of the Premises shall be taken for or under threat of public or quasi-public purposes by any lawful power or authority by the exercise or the threatened exercise of the right of condemnation or eminent domain, or if a portion of the Premises shall be so taken so as to render, in the Tenant's reasonable opinion, the continued operation of the remaining part or parts of the Premises for the purposes for which the Premises were used immediately prior to such taking uneconomical, then this Lease shall terminate on the date of such taking and all Rent which the Tenant shall have paid or become obligated to pay pursuant to the terms hereof shall be prorated and apportioned as of and paid to the date of such taking. In the event of such a taking of only a portion of the Premises which, in the Tenant's reasonable opinion, does not render uneconomical the continued operation of the remaining portion of the Premises for the purpose for which same were used immediately prior to such taking or for any other purpose desired by the Tenant, then this Lease shall terminate on the date of such taking only as to the portion of such Premises so taken, and shall continue as to the part of the Premises not so taken; and the Rent provided for herein payable by the Tenant to the Landlord shall not be reduced as a result of such taking. Neither the Landlord nor the Tenant shall instigate or encourage any condemnation or similar proceeding affecting the Premises.

            All awards resulting from any taking as set forth in this Section 1103 shall be distributed in the following order of priority: (i) first, to the prepayment of the Bonds Outstanding under the Indenture; (ii) second, to the satisfaction of indebtedness of any Mortgagees; (iii) third, to pay to the Landlord, an amount of money equal to the product of the total award resulting from such taking times the Landlord Fraction relating to, and determined as of the date of, such taking; and (iv) fourth, the balance shall be distributed as follows: (A) if the date of such taking is during the Initial Term, then one hundred percent (100%) of such balance shall be distributed to the Tenant; (B) if the date of such taking is during the first Renewal Term, then eighty percent (80%) of such balance shall be distributed to the Tenant and twenty percent (20%) thereof to the Landlord; or (C) if the date of such taking is during the second Renewal Term, then seventy percent (70%) of such balance shall be distributed to the Tenant and thirty percent (30%) thereof to the Landlord.

            The terms and provisions of this Section 1103 shall survive the termination of this Lease.

            Section 1104. Temporary Taking. If the whole or any portion of the Premises shall be taken for temporary use or occupancy, the Lease Term shall not be reduced or affected and the Tenant shall continue to pay the Rent in full. Except to the extent the Tenant is prevented from so doing pursuant to the terms of the order of the condemning authority, the Tenant shall continue to perform and observe all of the other covenants, agreements, terms, and provisions of this Lease. In the event of any temporary taking, the Tenant shall be entitled to receive the entire amount of any award therefor unless the period of temporary use or occupancy shall extend beyond the expiration of the Lease Term, in which case such award, after payment to the Landlord therefrom for the estimated cost of restoration of the Premises to the extent that any such award is intended to compensate for damage to the Premises, shall be apportioned between the Tenant and the Landlord as of the day of expiration of the Lease Term in the same ratio that the part of the entire period for such compensation is made falling before the day of expiration and that part falling after, bear to such entire period.

            Section 1105. Cooperation of Landlord. The Landlord shall cooperate fully with the Tenant at the sole expense of the Tenant in filing any proof of loss with respect to any insurance policy covering the casualties described in
Section 1301 hereof and in the prosecution or defense of any prospective or pending condemnation proceeding with


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

respect to the Premises or any part thereof and will, to the extent it may lawfully do so, permit the Tenant to litigate in any proceeding resulting therefrom in the name of and on behalf of the Landlord. In no event will the Landlord voluntarily settle, or consent to the settlement of, any proceeding arising out of any insurance claim or any prospective or pending condemnation proceeding with respect to the Premises, or the Amphitheater or any part thereof without the prior written consent of the Tenant.

            Section 1106. No Waiver. Nothing contained herein shall be construed as a waiver by the Tenant of any claim which it may have against the condemnor for taking all or any part of the Premises, and the Tenant, to the extent permitted by New Jersey law, shall have the right to appear and file its claim for damages in any such condemnation proceedings, to participate in any and all hearings, trials and appeals thereon, to be represented by counsel of its choice therein, and to receive the share of any such awards so adjudicated to be due it.

                               [END OF ARTICLE XI]

                                   ARTICLE XII

                     ASSIGNMENT, SUBLETTING AND ENCUMBERING
               BY TENANT; MORTGAGEE MATTERS; GRANTING OF EASEMENTS

            Section 1201. Assignment by Landlord. Except as provided below, the Landlord shall not assign its obligations under this Lease, and no purported assignment thereof shall be effective. All of the Landlord's right, title and interest in and to this Lease, the Rent and other amounts due to it hereunder and the Project and the Premises shall be assigned by the Landlord to the Trustee pursuant to the Indenture, upon execution thereof.

            Section 1202. Lease Payments to Trustee. The Landlord and the Tenant hereby agree that from and after the execution of the Indenture and this Lease, so long as the same shall remain in effect, payment by the Tenant to the Trustee or, if applicable, to the successor thereof of any moneys or sums due hereunder from the Tenant to the Landlord shall satisfy the obligation of the Tenant to pay such money or sums.

            Section 1203. Assignment. Subletting and Encumbering by Tenant. (a) The Tenant shall have the right, without the consent of the Landlord, at any time and from time to time during the Lease Term, to (i) sublease the Amphitheater to other promoters or operators in the ordinary course of business (i.e., on a daily or weekly basis but not for a material portion of the then remaining Lease Term), (ii) grant concession rights to vendors or other concessionaires for the sale of food, candy, cigarettes, beverages, merchandise or similar items, (iii) fix a mechanic's or materialman's lien upon its leasehold estate in the Premises or (iv) make similar transfers; provided, however, any exercise of any such right shall be made subject to all of the provisions of this Lease and shall not discharge the Tenant of its obligation hereunder.

            (b) The Tenant shall also have the right to (x) mortgage its leasehold estate created hereby to a Pre-Approved Mortgagee and/or (y) assign its leasehold estate created hereby to a Pro-Approved Owner. Any other mortgaging, assignment or sale, is subject to the consent of the Landlord and the Trustee which may not be unreasonably withheld, conditioned or delayed with such review limited to credit worthiness and the debarred list. Any purported sale, assignment or other transfer (other than as permitted herein and above) of all or substantially all of the Tenant's interest in this Lease and the leasehold estate in the Premises created hereby shall not be effective unless and until: (i) all Rent then owing by the Tenant has been paid, (ii) the Landlord has been delivered a fully executed and acknowledged counterpart of the instrument evidencing such acquisition which contains an express assumption by the transferee or the assignee of this Lease and of all the obligations hereunder on the part of the Tenant to be kept, observed or performed after the effective date of such acquisition and which sets forth the mailing address of such assignee or transferee for purposes of this Lease and (iii) any rating on the Bonds Is not reduced or withdrawn as a result of any such sale, assignment


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

or other transfer. Upon an effective transfer as defined above of all of the Tenant's interest in this Lease and the leasehold estate in the Premises created hereby, the Tenant, with respect to the payment or performance of any obligation hereunder (including the obligation to pay Rent) which accrues after the date any such sale, assignment or transfer shall be effective, shall be released of liability therefor, and the purchaser, assignee or transferee of this Lease shall at all times thereafter be deemed to be the "Tenant" for purposes of this Lease.

            Section 1204. Notice to Mortgagees. Should any Mortgagee desire to receive copies of any and all notices the Landlord may give to the Tenant hereunder, any such Mortgagee may give the Landlord written notice thereof, which notice shall include the Mortgagee's address for notice. Thereafter, the Landlord shall, concurrently with the giving of any notice to the Tenant, give like notice or a copy thereof to any such Mortgagee. Any notice given to the Tenant shall not be effective or considered given for purposes of this Lease until it or a copy thereof is also given to each such Mortgagee who has requested the Landlord to give it copies of notices the Landlord gives to the Tenant. Any Mortgagee who has given the Landlord written notice pursuant to the foregoing provisions of this Section 1204 may designate a different address for purposes of notice hereunder by giving the Landlord written notice thereof. Any such notice shall be effective ten (10) days after receipt thereof by the Landlord.

            Section 1205. Mortgagee's Right to Perform Tenant's Obligations. Each Pre-Approved Mortgagee or any other entity or person acquiring an interest approved by the Landlord and the Trustee in accordance with Section 1203 hereof, shall have the right to perform any obligation of the Tenant hereunder, including without limitation, the obligation of the Tenant to pay Rent, and the Landlord shall accept performance of any such obligation by such Pre-Approved Mortgagee or other such entity or person. Any performance by a Pre-Approved Mortgagee or any other entity or person acquiring an interest approved by the Landlord and the Trustee in accordance with Section 1203 hereof of any obligation of the Tenant hereunder shall have the same effect as and shall constitute performance of such obligation by the Tenant.

            Section 1206. Acquisition of Tenant's Interest in the Leasehold Estate; New Lease. Upon the acquisition of any ownership interest in and to the leasehold estate in the Premises created by this Lease by a Pre-Approved Mortgagee, a Pre-Approved Owner or any other entity or person acquiring an interest approved by the Landlord and the Trustee in accordance with Section 1203, the Pre-Approved Mortgagee, Pre-Approved Owner or any other person or entity (any such Pre-Approved Mortgagee, Pre-Approved Owner or other person or entity who acquires such interest herein being called a "New Tenant", it being understood that a New Tenant is also a Tenant for all purposes hereunder), regardless of how such acquisition occurs, whether through foreclosure of liens created by a Mortgage or assignment of such interest in such leasehold estate in lieu of foreclosure, or otherwise, shall succeed to the rights of the Tenant with respect to such interest in such leasehold estate of the Premises acquired by it, with the same force


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

and effect as if this Lease had, with respect to such interest in such leasehold estate, been originally entered into between the Landlord, as landlord, and such Mortgagee or such person or entity, as tenant, and this Lease shall remain in full force and effect. Notwithstanding the foregoing, the acquisition of any such ownership interest in and to the leasehold estate in the Premises created by this Lease by the New Tenant shall not be effective unless and until: (i) all Rent then owing by the Tenant has been paid, (ii) the Landlord has been delivered a fully executed and acknowledged counterpart of the instrument evidencing such acquisition which contains an express assumption by the New Tenant of this Lease and of all the obligations hereunder on the part of the Tenant to be kept, observed or performed after the effective date of such acquisition and which sets forth the mailing address of the New Tenant for purposes of this Lease and (iii) any rating on the Bonds is not reduced or withdrawn as a result of any acquisition. If, within thirty (30) days after New Tenant acquires the Tenant's interest in this Lease, the New Tenant requests, by giving written notice to the Landlord, that the Landlord enter into a new lease with the New Tenant, then the Landlord, within thirty (30) days after such notice is given, shall execute a new lease with the New Tenant for the unexpired balance of the Lease Term and on the same terms and conditions set forth in this Lease; provided, however, the Landlord shall not have any obligation to execute such new lease with the New Tenant unless and until the Trustee approves the execution of such new lease and such New Tenant satisfies each of the following conditions:

            (a) any uncured Event of Tenant Default is cured;

            (b) the New Tenant delivers evidence reasonably satisfactory to the Landlord that such person or entity claiming to be a New Tenant is, in fact, a New Tenant and is entitled to obtain a new lease from the Landlord pursuant to the provisions of this Section 1206; and

            (c) the New Tenant (i) represents and warrants to the Landlord that it is entitled to obtain a new lease from the Landlord pursuant to the provisions of this Section 1206 and (ii) agrees to indemnity and hold the Landlord and the Trustee harmless from any claim, loss, cost, damage or expense (including court costs and reasonable attorney's fees) arising out of any failure of such person or entity actually being a New Tenant hereunder or any failure of such New Tenant actually being entitled to obtain a new lease from the Landlord.

            The New Tenant shall reimburse the Landlord and the Trustee for all out-of-pocket expenses incurred by the Landlord and the Trustee (including reasonable attorney's fees) in entering into or approving a new lease with the New Tenant pursuant to the provisions of this Section 1206. Should the Landlord fail to perform its obligations under this Section 1206 as herein provided, the Tenant shall have the rights set forth in Section 1209 hereof.


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

            Section 1207. Further Assurances; Estoppel Certificate. The Landlord shall execute any further documents which may be reasonably required by the Tenant, any New Tenant or any Mortgagee at any time and from time to time to effectuate the intent and purposes of this Article XII. In that connection, the Landlord shall execute and deliver to the Trustee, the Tenant or any person or entity designated by the Tenant, including without limitation a Mortgagee, from time to time, but not more often than four (4) times a year, and at such time or times as the Tenant may request in writing, within thirty (30) days after receipt of such written request, an estoppel certificate stating:

            (a) whether or not this Lease is in full force and effect;

            (b) whether or not this Lease has been modified or amended in any respect, and submitting copies of such modifications or amendments, if any;

            (c) to best knowledge and belief of the Landlord, whether or not there are any existing Tenant Events of Default under this Lease and specifying the nature of such defaults, if any;

            (d) to best knowledge and belief of the Landlord, whether or not any particular provision of this Lease has been complied with by the Tenant;

            (e) the Landlord's current address for the purpose of giving notice to the Landlord; and

            (f) such other information that may be reasonably requested.

            Should Landlord fail to perform its obligations under this Section 1207 as herein provided, the Tenant shall have the rights set forth in Section 1209 hereof. The Tenant shall reimburse the Landlord for all out-of-pocket expenses incurred by the Landlord (including reasonable attorney's fees) in performing its obligations under this Section 1207.

            Section 1208. Granting of Easements. The Landlord acknowledges that easements over, along and across the Premises will be required from time to time in connection with the Tenant's use and occupancy of the Premises. The Landlord shall join with the Tenant in the granting of any such easements for the purposes of furnishing utilities or providing for ingress and egress to the Premises and any improvements or parts thereof located thereon as the Tenant may desire and are prudent and consistent with the reasonable ownership, development and operation of the Premises taking into account the Landlord's reversionary interest in the Premises. The Tenant shall reimburse the Landlord for all out-of-pocket expenses incurred by the Landlord (including reasonable attorney's fees) in performing its obligations under this Section 1208. Any controversy between the Landlord and the Tenant arising out of the provisions of this
Section 1208 shall be resolved by the dispute resolution provisions contained in
Section 1423 hereof.


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

            Section 1209. Remedies. If the Landlord fails to timely execute any document or instrument required to be executed by the Landlord pursuant to any of the provisions of this Article XII, and such failure continues for sixty (60) days after the Tenant or the Mortgagee entitled to a new lease pursuant to the provisions of Section 1206, whichever is applicable, gives the Landlord written notice thereof, then the Tenant or such Mortgagee, whichever is applicable, in addition to all other rights and remedies available to it at law or in equity, may recover any and all damages resulting from such failure.

            Section 1210. Mortgagee's Right to a New Lease. Upon termination of the Tenant's right to possession of the Premises or upon termination of this Lease pursuant to an exercise of the Landlord's remedies following the occurrence of a Tenant Event of Default or upon termination of this Lease for any other reason, any Mortgagee who was holding a Mortgage immediately prior to any such termination shall have the right to receive from the Landlord a new lease of the Premises for the unexpired balance of the Lease Term (for purposes of this Section 1210 the Landlord and the Mortgagee agree that as to the Mortgagee this Lease has not been terminated and the Tenant's right to possession has not been terminated) on the same terms and conditions set forth in this Lease by giving the Landlord written notice (the "New Lease Notice") thereof within thirty (30) days after the date of any such termination; provided, however, the Landlord shall not have any obligation to execute such new lease with the Mortgagee unless such Mortgagee satisfies each of the following conditions within thirty (30) days after the Mortgagee gives the Landlord the New Lease Notice:

            (a) Any uncured Tenant Event of Default which can be cured by the payment of money is cured. All income collected or received by or for the account of the Landlord from the Premises subsequent to the date of termination of this Lease or termination of the Tenant's right to possession of the Premises, less all reasonable expenses incurred by the Landlord in managing and operating the Premises, shall be applied against Rent which would at the time of the execution and delivery of such new lease be due under this Lease but for such termination of this Lease or termination of the Tenant's right to possession of the Premises.

            (b) Such Mortgagee delivers evidence reasonably satisfactory to the Landlord and the Trustee that such person or entity claiming to be a Mortgagee is, in fact, a Mortgagee and is entitled to obtain a new lease of the Premises from the Landlord pursuant to the provisions of this Section 1210.

            (c) Such Mortgagee (i) represents and warrants to the Landlord that it is a Mortgagee and is entitled to obtain a new lease of the Premises from the Landlord pursuant to the provisions of this Section 1210 and (ii) agrees to indemnify and hold the Landlord and the Trustee harmless from any claim, loss, cost, damage or expense (including court costs and reasonable attorney's fees) arising out of any failure of such person or entity actually being a Mortgagee hereunder or any failure of such Mortgagee actually being entitled to obtain a new lease of the Premises from the Landlord.


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

            The Landlord shall enter into such new lease of the Premises with such Mortgagee within sixty (60) days after Mortgagee gives the Landlord the New Lease Notice. If the Landlord enters into such new lease with such Mortgagee as a result of the Tenant's right to possession of the Premises being terminated, then upon the execution and delivery of such new lease, this Lease shall terminate and be of no further force and effect. If more than one Mortgagee makes written request upon the Landlord in accordance with the provisions of this Section 1210, such new lease shall be delivered pursuant to the request of the Mortgagee whose Mortgage is prior in lien. The Mortgagee who obtains the new lease shall reimburse the Landlord and the Trustee for all out-of-pocket expenses incurred by the Landlord and the Trustee (including reasonable attorney's fees) in performing their obligations under this Section 1210. Should the Landlord fail to perform its obligations under this Section 1210 as herein provided, the Mortgagee shall have the rights set forth in Section 1209 hereof. Any new lease of the Premises created pursuant to the rights contained in this
Section 1210 shall be of equal priority to this Lease and shall in all events be prior and superior to any lease, lien or other encumbrance created after the date hereof. The provisions of this Section 1210 shall survive the termination of this Lease.

            Section 1211. Concurrent Exercise of Rights. The Tenant, each Mortgagee and each New Tenant may exercise any and all of its rights under this
Article XII concurrently (including the affixation of two (2) or more Mortgages concurrently), at any time or times, and from time to time during the Lease Term, so often and as many times as they may desire.

            Section 1212. No Modification of Lease. The Landlord and the Tenant covenant and agree (for the benefit of any and all Mortgagees which are entitled to copies of notices pursuant to Section 1204 hereof) that this Lease will not be modified, altered or amended in any way, nor will the Landlord accept a voluntary surrender of the Premises, without the prior written consent of any such Mortgagees.

                              [END OF ARTICLE XII]

                                  ARTICLE XIII

                           EVENTS OF DEFAULT, REMEDIES

            Section 1301. Tenant Events of Default. A Tenant Event of Default hereunder means the occurrence of any one or more of the following events:

            (a) The Tenant fails to (i) make any Basic Rent Payment as it becomes due, (ii) make any Bond Related Supplemental Rent Payment as it becomes due and such failure continues for ten (10) days, (iii) make any Non-Bond Related Supplemental Rent Payment as it becomes due and such failure continues for ten (10) days after notice thereof from the Landlord to the Tenant or (iv) maintain any insurance requirement set forth hereunder and such failure continues for ten (10) days after notice thereof from the Landlord to the Tenant.

            (b) The Tenant becomes insolvent or admits in writing its inability to pay its debts as they mature or applies for, consents to, or acquiesces in the appointment of a trustee, receiver or custodian for the Tenant or a substantial part of its property; or in the absence of such application, consent or acquiescence, a trustee, receiver or custodian is appointed for the Tenant or a substantial part of its property and is not discharged within sixty (60) days; or any bankruptcy, reorganization, debt arrangement, moratorium or any proceeding under bankruptcy or insolvency law, or any dissolution or liquidation proceeding, is instituted by or, if permitted by law, against the Tenant and, if instituted against the Tenant, is consented to or acquiesced in by the Tenant or is not dismissed within sixty (60) days.

            (c) The entering of an order or decree appointing a receiver for the Project or for any part thereof or for the revenues thereof with the consent or acquiescence of the Tenant or the entering of such order or decree without the acquiescence or consent of the Tenant and such order or decree shall not be vacated, discharged or stayed within ninety (90) days after the date of such entry.

Upon the occurrence of an Event of Default hereunder or under the Indenture, all obligations of the Tenant under this Lease shall remain in full force and effect.

            Section 1302. Landlord Remedies. (a) Upon the occurrence and continuation of any Tenant Event of Default as described in Section 1301 hereof, the Landlord shall have the right, without any further demand or notice, to take one or any combination of the remedial steps below:

                  (i) With or without terminating this Lease, re-enter and take possession of the Project and the Premises and exclude the Tenant from using it; provided, however, that if this Lease has not been terminated, the Landlord shall return possession of the Leased Premises to the Tenant when the Tenant Event of Default is


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

cured; and provided further that the Tenant shall continue to be responsible for the Rent Payments due during the remainder of the Lease Term; or

                  (ii) With or without terminating this Lease, re-enter and take possession of the Project and the Premises and sell or lease its interest in the Premises or any part of it; or

                  (iii) With or without terminating this Lease, declare all Basic Rent Payments due or to become due to be immediately due and payable by the Tenant, whereupon the Prepayment Price shall be immediately due and payable; provided, however, that the remedy provided for in this clause (iii) may only be exercised if the Bonds have been previously, or are simultaneously being, declared immediately due and payable; or

                  (iv) Take whatever action at law or in equity may appear necessary or desirable to collect the Rent Payments then due and thereafter to become due with respect to the Project, or enforce performance and observance of any obligation, agreement or covenant of the Tenant under this Lease.

            (b) If a Tenant Event of Default should occur at any time that no Bonds are Outstanding, then the Landlord's rights and remedies described in clause (a) of this Section 1302 shall be limited by the following provisions:

                  (i) If the Landlord elects to terminate this Lease as a result of the occurrence of such Tenant Event of Default, then the Tenant shall be liable to the Landlord for damages incurred by the Landlord resulting from the occurrence of such Tenant Event of Default, but such damages shall not exceed the sum of (x) the cost of recovering, reletting, repairing, restoring and remodeling the Premises, (y) all unpaid and accrued Rent and other amounts earned or due through the date of the termination of this Lease and (z) the present value of all Rent Payments during the remainder of the then current Term. The provisions contained in the immediately preceding sentence shall be subject to the following provisions:

                        (1) If, prior to the determination and award of damages pursuant to the foregoing provisions of this Section 1302(b)(i), the Landlord has entered into agreement with another party to use, occupy or operate the Premises, then the award of damages shall be reduced, but not below $0.00, by an amount equal to the present value of all rental or other payments for the right to use and occupy the Premises which are Payable to the Landlord under such agreement over the lesser of the term of such agreement or the remainder of the Term in effect at the time of the termination of this Lease.

                        (2) If, after determination and award of damages pursuant to the foregoing provisions of this Section 1302(b)(i), the Landlord enters into an


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

agreement (including the renewal or extension of any agreement previously made the subject of the provisions of clause (1) or this clause (2)) with another party to use, occupy or operate the Premises, then the Landlord shall pay to the Tenant an amount equal to the present value of all rental or other payments for the right to use and occupy the Premises which are payable to the Landlord under such agreement from the commencement of the term of such agreement until the earlier of the scheduled expiration of the term of such agreement or the scheduled expiration of the Term in effect at the time of the termination of this Lease; provided, however, that the aggregate amount payable to the Tenant pursuant to this clause (2) shall never exceed the aggregate amount of damages awarded pursuant to clause (1) hereof and the Landlord may offset against its payment obligations pursuant to this clause (2) any uncollected award of damages made in its favor against the Tenant. The calculation of present values required by the foregoing provisions shall be based on a six percent (6%) per year discount rate.

                  (ii) If the Landlord elects to re-enter and take possession of the Premises without terminating this Lease, then the Landlord shall be obligated to exercise reasonable efforts to lease or relet the Premises to another tenant, lessee or operator for purposes of mitigating the damages resulting from the occurrence of such Tenant Event of Default.

            Section 1303. Reinstatement. Notwithstanding any termination of this Lease which shall be made in accordance with the provisions of Section 1302 hereof, unless the Landlord shall have entered into a firm bilateral agreement providing for the reletting of the Project for a period of at least one year, if, after the maturity of the Outstanding Bonds shall have been accelerated by the Trustee (upon the occurrence of a Tenant Event of Default) under the terms of the Indenture, (i) there shall have been paid: (w) all arrears of interest on such Outstanding Bonds, (x) interest on (1) overdue installments of principal,
(2) the redemption premium, if any, and (3) (to the extent permitted by law) interest on such Bonds, at a rate per annum which is equal to the highest rate per annum borne by any of the Bonds, (y) the principal and redemption premium, if any, on all Bonds which are then Outstanding which have become due and payable by otherwise than an acceleration, and (z) all other sums which are payable under the terms of the Indenture except the principal of and the interest on such Bonds which by such acceleration shall have become due and payable, (ii) all other things shall have been performed in respect of which there was a Tenant Event of Default, (iii) there shall have been paid the reasonable fees and expenses of the Landlord, the Trustee and the Holders of the Bonds (including reasonable attorneys' fees paid or incurred) and (iv) such acceleration under the terms of the Indenture is rescinded, then the Tenant Event of Default hereunder shall be deemed waived without further action by the Trustee or by the Landlord. Upon such payment, this Lease shall be fully reinstated, as if it had never been terminated, and the Tenant shall be restored to the use, occupancy and possession of the Project.


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

            Section 1304. Failure to Perform Obligations other than to Pay Rent. If (A) any material statement, representation or warranty made by the Tenant in this Lease, or in any writing delivered by the Tenant pursuant hereto or in connection herewith is false, misleading or erroneous in any material respect or
(B) any Obligations of the Tenant are not performed and discharged as and when called for, and (a) the failure, refusal or neglect to perform and discharge such Obligation continues for a period of thirty (30) days after the Tenant has been given notice thereof or (b) if by reason of the nature of such Obligation the same cannot be remedied within thirty (30) days, (i) performance and discharge of such Obligation is not commenced within such thirty (30) day period, (ii) the performance and discharge of such Obligation is not diligently and continuously prosecuted or (iii) such Obligation is not fully performed and discharged within ninety (90) days after the Tenant has been given notice thereof, then a "Non-Rent Event of Default" shall be deemed to have occurred for all purposes of this Lease. Upon the occurrence of a Non-Rent Event of Default, the Landlord shall have, as its sole and exclusive remedy, the right to do any one or more of the following and the Landlord may exercise its rights concurrently and consecutively at the Landlord's option:

            (a) File such lawsuits against the Tenant as may be necessary to pursue the Landlord's rights and remedies provided by law or in equity against the Tenant.

            (b) Perform the Obligations of the Tenant which gave rise to the existence of such Non-Rent Event of Default, in which event the Tenant shall be obligated to reimburse to the Landlord all expenses incurred by the Landlord as the result of the Landlord's performance of the Obligations of the Tenant together with interest thereon at the Permitted Rate from the date of expenditure; and

            (c) Enforce the Obligations of the Tenant under this Lease by an action for specific performance;

provided, however, in no event shall the Landlord have, and the Landlord hereby specifically waives, the right to terminate or seek termination of this Lease and the right to terminate or seek termination of the Tenant's right to possession of the Premises upon the occurrence of a Non-Rent Event of Default. It being specifically agreed and acknowledged that the Landlord may only terminate this Lease pursuant to the right created in Section 1302 following the occurrence of a Tenant Event of Default; provided, further, that nothing contained herein shall imply that the Landlord may not foreclose in accordance with law upon any judgment lien which it may obtain against the Tenant

            Section 1305. Landlord Event of Default. If any of the Obligations of the Landlord is not performed and discharged as and when called for and (a) the failure, refusal or neglect to perform and discharge such Obligation continues for a period of thirty (30) days after the Landlord has been given notice thereof or (b) if by reason of the nature of such Obligation the same cannot be remedied within thirty (30) days, (i) performance and discharge of such Obligation is not commenced within such thirty (30)


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

day period, (ii) the performance and discharge of such Obligation is not diligently and continuously prosecuted or (iii) such Obligation is not fully performed and discharged within ninety (90) days after the Landlord has been given notice thereof, then a "Landlord Event of Default" shall be deemed to have occurred for all purposes of this Lease.

            Section 1306. Tenant's Remedies. (a) If a Landlord Event of Default occurs, then the Tenant, at any time thereafter prior to the curing thereof shall have, as its sole and exclusive remedy, the right to do any one or more of the following:

                  (i) terminate this Lease by providing written notice thereof to the Landlord, in which event the Tenant shall surrender possession of the Premises to the Landlord and all of the Tenant's obligations under this Lease, including the obligation to pay Rent, shall immediately terminate;

                  (ii) file such lawsuits against the Landlord as may be necessary to pursue the Tenant's rights and remedies provided by law or in equity against the Landlord;

                  (iii) perform the Obligations of the Landlord which gave rise to the existence of such Landlord Event of Default, in which event the Landlord shall be obligated to reimburse to the Tenant all expenses incurred by the Tenant as the result of the Tenant's performance of the Obligations of the Landlord together with interest thereon at the Permitted Rate from the date of expenditure;

                  (iv) enforce the Obligations of the Landlord under this Lease by an action for specific performance; and

                  (v) offset against future Rent due to the Landlord for recovery of any amounts (y) expended by the Tenant pursuant to clause (iii) above or (z) awarded to the Tenant pursuant to a final nonappealable judgment obtained in any lawsuit filed pursuant to clause (ii) above.

            (b) The Tenant's remedies listed and described in Section 1306(a) hereof shall be subject to the following provisions:

                  (i) All of the Tenant's rights and remedies listed in clause
(a) of this Section 1306 may be exercised concurrently or consecutively at the Tenant's option; the rights described in clauses (i) and (v) shall not be available at any time any of the Bonds are Outstanding.

                  (ii) Subject to the provisions contained in clauses (A) and
(B) below, the Landlord's liability to the Tenant for any breach of the Landlord's express contractual obligations created in this Lease shall be limited to (i) the entry of an order of specific performance and (ii) recovery of the actual costs incurred by the Tenant in


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

performing, or causing to be performed, the Landlord's contractual obligations created hereunder. Subject to the provisions contained in clauses (A) and (B) below, the Landlord shall not be liable to the Tenant for any consequential damage or damages due to any delay in the performance of the Landlord's contractual obligations created in this Lease. Notwithstanding anything to the contrary contained in, or implied by, the provisions of this Section 1306(b)(ii), the liabilities, responsibilities or other obligations which may be imposed upon, or otherwise applicable to, the Landlord by any laws, statutes, ordinances, regulations or rules (including, without limitation, those relating to Hazardous Substances), or by any order, decree, decision or opinion of any Governmental Authority, as opposed to the contractual obligations created in this Lease, shall not be limited, lessened or otherwise affected by the provisions of this Section 1306(b)(ii). Notwithstanding the foregoing, the limitation on the Landlord's liability to the Tenant as set forth in this
Section 1306(b)(ii) shall not apply or be effective with respect to the following:

                        (A) any affirmative action taken by the Landlord or any of its employees, officers, directors or other agents which has the effect of breaching the covenant of quiet enjoyment contained in the first sentence of
Section 507 of this Lease if such affirmative action, or the effect of such affirmative action, continues for five (5) days after notice thereof to the Landlord; and

                        (B) any action taken by the Landlord, its employees, officers, directors or other agents which violates the Restrictive Contractual Covenants and for which an injunctive remedy is not available to the Tenant despite the expenditure of the Tenant's reasonable and proper efforts to so obtain such an injunctive remedy.

            Section 1307. Election of Remedies; No Waiver of Elected Remedies. No failure on the part of either party to exercise, and no delay in exercising any right or remedy so provided for herein, shall operate as a waiver thereof, nor shall any single or partial exercise by either party of any right or remedy so provided hereunder preclude any other or further exercise of any other right or remedy provided hereunder.

            Section 1308. No Additional Waiver Implied by One Waiver. In the event any agreement contained in this Lease should be breached by either party and thereafter waived by the other party, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach hereunder, and shall not be construed to be an implied term hereof or a course of dealing between the parties hereto.

            Section 1309. Agreement to Pay Attorneys' Fees and Expenses. In the event either party to this Lease should default under any of the provisions hereof and the nondefaulting party should employ attorneys or incur other expenses for the collection of moneys or the enforcement or performance or observance of any obligation or agreement on the part of the defaulting party herein contained, the defaulting party agrees that it will


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

on demand therefor pay to the nondefaulting party the reasonable fee of such attorneys and such other expenses so incurred by the nondefaulting party.

            Section 1310. Late Charges. Whenever any payment of Rent is not made when due, the Tenant promises to pay the Landlord, in addition to the amount due, interest thereon at the Overdue Rate; provided, however, that this Section 1310 shall not be applicable if or to the extent that the application thereof would affect the validity of this Lease.

            Section 1311. Delay: Notice. No delay or omission to exercise any right or power accruing upon any default shall impair any such right or power or shall be construed to be a waiver thereof, but any such right or power may be exercised from time to time and as often as may be deemed expedient, and any one exercise thereof shall not be deemed an exclusive exercise. To entitle any party to exercise any remedy reserved to it in this Lease, it shall not be necessary to give any notice other than as may be specifically required in this Lease.

            Section 1312. Performance of Landlord's Obligations. The Landlord hereby agrees that it will fulfill and perform all of its Obligations contained in this Lease in a reasonably prompt and efficient manner. In furtherance of the foregoing, in light of the limitation of the Landlord's liability for its breach of express contractual obligations created in this Lease as specified in Section 1306(b)(ii) hereof, the Landlord agrees as follows:

            (a) If the Tenant's ability to use or operate the Amphitheater on or after the scheduled date for opening of the Amphitheater may be delayed or hindered by reason of any failure by the Landlord to fulfill or discharge any of its Obligations in a timely manner, then the Tenant may provide written notice ("Delay Notice") to the Landlord specifying the Obligation which has not been performed in a timely manner and the reason that such failure will have the effect of delaying or hindering the use of the Amphitheater by the Tenant.

            (b) If the Obligation specified in the Delay Notice has not been fully performed and discharged within ten (10) days after the date of delivery of such Delay Notice or, if by reason of the nature of such Obligation the same cannot be performed and discharged within such ten (10) day period, (x) the performance and discharge of such Obligation is not diligently and continuously prosecuted after delivery of the Delay Notice or (y) such Obligation is not fully performed and discharged within forty-five (45) days after the delivery of the Delay Notice, then the Tenant may perform the Obligation of the Landlord referred to in such Delay Notice in which event the Landlord shall be obligated to reimburse to the Tenant, on demand, all expenses incurred by the Tenant as a result of the Tenant's performance of such Obligation of the Landlord together with interest thereon at the Permitted Rate from the date of the expenditure. If an Obligation of the Landlord which is the subject of a Delay Notice requires that a legal action, lawsuit or other proceeding be filed against a third party to fulfill such Obligation, then, if the


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Tenant (A) has the right to perform and discharge such Obligation pursuant to the foregoing provisions of this clause (b) and (B) does not have the legal standing to file such legal action, lawsuit or other proceeding against such third party in its own name, the Tenant shall have the right to file and pursue such legal action, lawsuit or other proceeding in the name of the Landlord.

The rights created in favor of the Tenant pursuant to the provisions of this
Section 1312 shall be in addition to the rights and remedies contained in
Section 1306 hereof.

                              [END OF ARTICLE XIII]


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                                   ARTICLE XIV

                            ADMINISTRATIVE PROVISIONS

            Section 1401. Notices. All notices, offers, approvals, elections, consents, acceptances, waivers, reports, requests and other communications required or permitted to be given hereunder (all of the foregoing hereinafter collectively referred as "Communications") shall be in writing and shall be deemed to have been duly given if delivered personally with receipt acknowledged or sent by registered or certified mail or equivalent, if available, return receipt requested, or by facsimile, telex or cablegram (which shall be confirmed by a writing sent by registered or certified mail or equivalent on the same date that such facsimile, telex or cablegram is sent), or by recognized overnight courier for next day delivery, addressed or sent to the parties at the following addresses and facsimile numbers or to such other additional address or facsimile number as any party shall hereafter specify by Communication to the other parties:

            If to the Landlord:         New Jersey Economic
                                        Development Authority
                                        Capital Place One - CN 990
                                        200 South Warren Street
                                        Trenton, New Jersey 08625
                                        ATTN: Executive Director
                                        Facsimile: (609) 292-5722

            with a copy to:             New Jersey Economic
                                        Development Authority
                                        Capital Place One - CN 990
                                        200 South Warren Street
                                        Trenton, New Jersey 08625
                                        ATTN: Director of Real Estate
                                        Facsimile: (609) 292-5722

            If to the Tenant:           Sony Music/Pace Partnership
                                        515 Post Oak Boulevard
                                        Suite 300
                                        Houston, Texas 77027
                                        ATTN: Mr. Brian E. Becker
                                        FACSIMILE: (713) 963-0617

            with a copy to:             Michael F. Rogers
                                        Sewell & Riggs
                                        333 Clay Avenue, Suite 800
                                        Houston, Texas 77002
                                        FACSIMILE: (713) 652-8808


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

            and                         Martin S. Ettin
                                        Katz, Ettin, Levine &
                                        Kurzweil, PA.
                                        905 North Kings Highway
                                        Cherry Hill, New Jersey 08034
                                        FACSIMILE: (609) 667-1866

            Section 1402. Severability. In the event any provision of this Lease shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provision hereof.

            Section 1403. Amendments, Changes and Modifications. This Lease may be amended by the Landlord and the Tenant with regard to the Term, recomputation of the Rent, the execution of the Indenture and the authorization of any series of Bonds pursuant to the provisions of the Indenture. Other than as provided in the preceding sentence, this Lease may be amended or any of its terms modified only by written amendment authorized and executed by the Tenant, the Landlord and the Trustee.

            Section 1404. Further Assurances and Corrective Instruments. The Landlord and the Tenant agree that they will, if necessary, execute, acknowledge and deliver, such supplements hereto and such further instruments as may reasonably be required for correcting any inadequate or incorrect description of the Premises hereby leased or intended so to be or for carrying out the expressed intention of this Lease.

            Section 1405. Applicable Law. This Lease shall be governed by and construed in accordance with the laws of the State.

            Section 1406. Landlord and Tenant Representatives. Whenever under the provisions of this Lease the approval of the Landlord or the Tenant is required or the Landlord or the Tenant is required to take some action at the request of the other, such approval of such request shall be given for the Landlord by an Authorized Representative of the Landlord and for the Tenant by an Authorized Representative of the Tenant, and any party hereto shall be authorized to rely upon any such approval or request.

            Section 1407. Captions. The captions or headings in this Lease are for convenience only and in no way define, limit or describe the scope or intent of any provisions or sections of this Lease.

            Section 1408. Lease is Original. For all purposes of filing, perfection or any other matter requiring identification or possession of the "original" copy of a lease, the executed original hereof identified as the "original" shall be the "original" to evidence this Lease.


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

            Section 1409. Binding; Counterparts. This Lease shall be binding upon the parties hereto only when duly executed on behalf of both the Tenant and the Landlord together; provided, however, that each set of counterparts taken together shall constitute an original.

            Section 1410. Tenant's Rights with Respect to Initial Bonds. (a) The Landlord covenants and agrees with the Tenant that the Tenant shall have the right to direct the following matters with respect to the Initial Bonds: (i) The conversion of Initial Bonds from one interest rate period to another; (ii) The redemption and/or the prepayment of the Initial Bonds provided, however, that the Tenant's directions with respect to the foregoing shall be given in accordance with the Indenture.

            (b) The Landlord covenants and agrees with the Tenant that the Landlord shall cause the Indenture to contain provisions recognizing the rights granted the Tenant in this Section 1410 and that the Landlord shall not enter into the Indenture or consent to any amendment of the Indenture without the Tenant's prior written consent.

            Section 1411. Modifications and Non-Waiver. No variations, modifications, or changes herein or hereof shall be binding upon any party hereto unless set forth in a writing executed by it or by a duly authorized officer or agent. No waiver by either party of any breach or default of any term, condition, or provision hereof, including without limitation the acceptance by the Landlord of any Rent at any time or in any manner other than as herein provided, shall be deemed a waiver of any other or subsequent breaches or defaults of any kind, character, or description under any circumstance. No waiver of any breach or default of any term, condition, or provision hereof shall be implied from any action of any party, and any such waiver, to be effective, shall be set out in a written instrument signed by the waiving party.

            Section 1412. Time is of the Essence. Time is of the essence with respect to this Lease and no covenant or obligation hereunder to be performed by the Tenant may be waived except by the written consent of the Landlord and the Trustee and waiver of any such covenant or obligation or a forbearance to invoke any remedy on any occasion shall not constitute or be treated as a waiver of such covenant or obligation or any other covenant or obligation as to any other occasion and shall not preclude the Landlord from invoking such remedy at any later time prior to the Tenant's cure of the condition giving rise to such remedy. Each of the Landlord's rights hereunder are cumulative to its other rights hereunder and not alternative thereto.

            Section 1413. No Personal Liability or Accountability. No covenant or agreement contained in this Lease shall be deemed to be the covenant or agreement of any present, past or future officer, agent or employee of the Tenant, the Landlord or the State, in his or her individual capacity, and neither the officers, agents or employees of the Tenant, the Landlord or the State nor any official executing this Lease shall be liable


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

personally on this Lease or be subject to any personal liability or accountability by reason of any transaction or activity relating to this Lease.

            Section 1414. Gender. Use of the masculine, feminine or neuter gender herein is for purposes of convenience only and shall be deemed to mean and include the other genders whenever and wherever appropriate.

            Section 1415. Receipt of Lease. The parties hereto each acknowledge receipt of a signed, true and exact copy of this Lease.

            Section 1416. Unavoidable Delay. If either party to this Lease shall be delayed or prevented from the performance of any act required by this Lease by reason of acts of God, strikes, lockouts, labor troubles, inability to procure materials, or where the Tenant is barred or prevented, directly or indirectly, from proceeding with the development otherwise permitted by a legal action instituted by any State agency, political subdivision or other party to protect the public health and welfare or by a directive or Order issued by any State agency, political subdivision or Court of competent jurisdiction to protect the public health or welfare, acts of war or other cause, without fault and beyond the reasonable control of the party obligated, performance of such act shall be excused for the period of the delay, and the period for the performance of any such act shall be extended for a period equivalent to the period of such delay; provided, however, nothing in this Section 1416 shall excuse the Tenant from the prompt payment of any Rent payable pursuant to the provisions of this Lease.

            Section 1417. Surrender of Premises; Holding Over. Upon termination or the expiration of this Lease, the Tenant shall peaceably quit, deliver up, and surrender the Premises to the Landlord free of all claims and encumbrances other than the Permitted Encumbrances. Upon such termination or expiration, the Landlord may, without further notice, enter upon, reenter, possess, and repossess itself of the Premises by force, summary proceedings, ejectment, or otherwise, and may dispossess and remove the Tenant from the Premises and may have, hold, and enjoy the Premises and all rental and other income therefrom, free of any claim by the Tenant with respect thereto. If the Tenant does not surrender possession of the Premises at the end of the Lease Term, such action shall not extend the Lease Term, the Tenant shall be a tenant at sufferance, and during such time of occupancy the Tenant shall pay to the Landlord, as damages, an amount equal to one hundred fifty percent (150%) of the amount of Rent that was being paid immediately prior to the end of the Lease Term. The Landlord shall not be deemed to have accepted a surrender of the Premises by the Tenant, or to have extended the Lease Term, other than by execution of a written agreement specifically so stating.

            Section 1418. Relation of Parties. It is the intention of the parties to hereby create the relationship of landlord and tenant, and no other relationship whatsoever is hereby created. Nothing in this Lease shall be construed to make the parties hereto partners or joint venturers or to render either party hereto liable for any obligation of the other.

            Section 1419. Non-Merger. Notwithstanding the fact that fee title in the tracts or parcels of land described in Exhibit A hereto and the leasehold estate hereby created may, at any time, be held by the same party, there shall be no merger of the leasehold estate hereby created unless the owner thereof executes and files for record in the Office of the County Clerk of Camden County, New Jersey a document expressly providing for the merger of such estates.

            Section 1420. Entireties and Conflicts. This Lease constitutes the entire agreement of the parties hereto with respect to its subject matter, and all prior agreements with respect thereto are merged herein. If any conflict or inconsistency exists between any term or provision contained in the body of this Lease and any term or provision contained in any Exhibit attached hereto, then the term or provision contained in the body of this Lease shall control and prevail in all respects.

            Section 1421. Successors and Assigns. This Lease shall constitute a real right and covenant running with the Premises, and shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns. Whenever a reference is made herein to either party, such reference shall include the party's heirs, legal representatives, successors and assigns.

            Section 1422. Memorandum of Lease. If for any reason the Tenant's rights and obligations under this Lease are terminated, then the Tenant shall execute such documents (including recordable documents) as may be reasonably requested by the Landlord for purposes of establishing that this Lease is no longer of any force or effect.

            Section 1423. Arbitration. This Section 1423 shall only apply where express provision is made in this Lease for resolution of a dispute pursuant to this Section 1423. If a party desires to submit a dispute or matter to arbitration, such party shall so notify the other party and in such notice shall designate the first arbitrator. Within ten (10) days after the giving of such notice, the other party shall designate, in a written notice, the second arbitrator. If the party entitled to do so fails to timely designate the second arbitrator, then the first arbitrator shall proceed to determine the matter or dispute. If a second arbitrator is designated the arbitrators shall meet within ten (10) days after the designation of the second arbitrator, and if within thirty (30) days thereafter they have not agreed upon the matter in issue, they shall appoint a third arbitrator; if the two arbitrators are unable to agree upon a third arbitrator within ten (10) days after the expiration of the aforesaid thirty (30) day time period, a third arbitrator shall be selected by the Landlord and the Tenant if they can agree thereon within a further period of fifteen (15) days. If the parties do not so agree, then either party on behalf of both may request such appointment by the United States District Judge for the District of New Jersey, acting in his individual capacity, who is then senior in service. A decision of the arbitrators so chosen shall be given within a period of thirty (30) days after the appointment of the third arbitrator. A decision in which any two arbitrators shall have concurred shall be binding and conclusive on the parties hereto, or if no two arbitrators concur, then the average of the two closest mathematical determinations shall constitute the decision of all three arbitrators and shall be similarly binding and conclusive, as to matters which are subject to mathematical resolution. If any arbitrator shall fail, refuse, or become unable to act, a new arbitrator shall be appointed in his place following the same method as was originally followed with respect to the arbitrator to be replaced. The Landlord and the Tenant shall pay the fees and expenses of the arbitrator appointed by them, and the fees and expenses of the third arbitrator and all other expenses of arbitration shall be borne equally by the parties. All hearings and proceedings held and all investigations and actions taken by the arbitrators shall take place in Trenton, New Jersey. Any arbitrator designated to serve in accordance with the provision of this Section 1423 shall be a land planning consultant, architect, engineer, real estate attorney or real estate appraiser.

            Section 1424. Brokerage Indemnity. Each party represents to the other that, except as has been previously disclosed in writing to the other party hereto, neither has utilized the services of a broker or other person and is not obligated with respect to any claims for brokerage, commission, finder's or other fees relative to this Lease and the transaction set forth herein based in any way on agreements, arrangements or understandings made by such party with any other party or parties.

            Section 1425. Affirmative Action/Local Employment. (a) The Tenant agrees not to discriminate in any manner on the basis of race, color, creed, national original, sex, age, handicap, or sexual orientation with reference to the persons to be employed in connection with the use, operation or maintenance of the Amphitheater.

            (b) With respect to the permanent staff to be employed at the Amphitheater after completion of construction, the Tenant agrees to use reasonable efforts and work toward a goal of having at least sixty percent (60%) of such permanent positions filled by residents of Camden, New Jersey. Additionally, the Tenant agrees to use reasonable efforts and work toward a goal of having all of its summer seasonal employee positions filled by residents of Camden, New Jersey.

            (c) With respect to the year-round jobs at the Amphitheater, the Tenant also agrees to use its reasonable best efforts to include in this number skilled positions, such as the manager of concessions and security. The Tenant agrees to provide a training program for summer seasonal employees. The Tenant also agrees to make a good faith effort to use Camden businesses for operating supplies (e.g., food, beverage, fabrication of souvenirs, etc.)

            (d) The Tenant shall provide a mutually agreeable job fair plan to the Landlord prior to execution of this Lease.

            Section 1426. Name of Amphitheater. The name of the Amphitheater will be selected by a committee of four persons, two of whom shall be selected by the Landlord and two of whom shall be selected by the Tenant.

            Section 1427. Security. The Landlord has no responsibility for security. The Tenant agrees to provide security to secure the Amphitheater and all necessary security in its business judgment to secure the Amphitheater and the Leasehold Tract for event days. This obligation will not extend beyond the Leasehold Tract to public streets, rights-of-way or easement areas. The Tenant agrees to pay for any additional security required to secure the ingress and egress of Patrons to the Amphitheater on Landlord event days. Prior to commencement of operations at the Amphitheater, the plan for providing security measures shall be subject to the review and approval of local law enforcement officials in order to determine its adequacy based on similar security operations in the State of New Jersey. The Landlord shall cause the Amphitheater to be incorporated into the local law enforcement plan. The Landlord shall assist the Tenant in working with the Camden City Police Department to arrange for uniformed police officers to provide traffic control on public streets on the days and nights of Amphitheater performances or shows.

            Section 1428. Commercial Development Tract. With respect to the Commercial Development Tract, the parties hereto agree that they shall each negotiate with the other in good faith to enter into a Development Agreement within twelve (12) months from execution of this Lease in which the Tenant shall be granted a right and option to lease and develop the Commercial Development Tract, subject to the restrictive covenants contained in and created by the provisions of this Lease. This option may be exercised by the Tenant any time within a period of five (5) years from the date of execution of this Lease. No additional consideration shall be required to be paid by the Tenant for the grant of such option. The Tenant shall have the option of developing the Commercial Development Tract within this five (5) year period for year-round facilities and subject to further conditions to be set forth in a separate Development Agreement between the parties covering such issues as site remediation and rental obligation. Upon exercise of the option, the Tenant shall pay to the Landlord additional rent in an amount to be negotiated between the parties. The Tenant's right to exercise this option applies independently to the Marina Tract and the Waterfront Tract. In other words, the Tenant may exercise its option to develop either tract or both tracts. If, for whatever reason, the Landlord and the Tenant are unable to agree upon the terms and conditions to be contained in such Development Agreement, then the remainder of this Lease shall remain in full force and effect and shall not be affected in any way by the failure of the parties to reach agreement concerning the Development Agreement.

            Section 1429. Delaware River Rights Agreement. The parties hereto agree that each shall negotiate with the other in good faith to enter into a River Rights Agreement sometime after the date hereof in which the Tenant shall be granted certain river rights relating to the Waterfront Tract. If, for whatever reason, the Landlord and the

Tenant are unable to agree upon the terms and conditions to be contained in such River Rights Agreement, then the remainder of this Lease shall remain in full force and effect and shall not be affected in any way by the failure of the parties to reach an agreement concerning the River Rights Agreement.

                              [END OF ARTICLE XIV]

            IN WITNESS WHEREOF, the Landlord has caused this Lease to be executed in its name by its duly authorized officer; and Tenant has caused this Lease to be executed in its name by its duly authorized officer, as of the date first above written.


ATTEST:                                 NEW JERSEY ECONOMIC DEVELOPMENT
[SEAL]                                  AUTHORITY, the Landlord


/s/ [ILLEGIBLE]                         By: /s/ [ILLEGIBLE]
--------------------------------        --------------------------------
Assistant Director                      Executive Director


WITNESS:                                SONY MUSIC/PACE PARTNERSHIP, a New
                                        York general partnership, the Tenant


                                        By: SM/PACE, Inc., its general partner


/s/ [ILLEGIBLE]                             By: /s/ B.E. Becker
--------------------------------                --------------------------------
Secretary                                       Name: B.E. Becker
                                                Title: President

                                    EXHIBIT A

                     Camden Amphitheater Project Description
                                     12-1-93

The project known as the "Camden Amphitheater" is located along the Delaware River in Camden, New Jersey. The exact site is bounded on the north by Wiggins Park, on the west by the Delaware River, on the east by Delaware Avenue and on the south by Clinton Street (extended).

The project will be a convertible indoor/outdoor entertainment facility for the presentation of musical and theatrical events consisting of a covered stage, covered seats, as well as lawn seats, administration facilities, food and beverage facilities, permanent restroom facilities and enclosed lobbies. A segmented door system will be used to enclosed the facility. The stage house, seating areas and other facilities cover approximately 13 acres.

Specifically, the stage house consists of a main stage area with a removable stage to accommodate stadium shows along with an orchestra pit. The major roof component of the project consists of approximately 44,000 square feet covering 7,000 fixed seats on the main floor. Approximately 1,500 of the center main floor seats will be cushioned to provide theater quality. In the enclosed configuration, the 1,500 theatrical seats can be segmented from the remaining 5,500 seats by moveable wall petitions. The lawn seating area will accommodate 18,000 people. Dressing rooms for the performers will be located adjacent to the stage house. The plaza areas comprise approximately 125,000 square feet and will consist of restroom facilities, food and beverage areas, a first aid and security office, production offices, a box office and administration buildings. Food and beverage kiosks will be located on either side of the lawn seating area. A large party tent will also be erected within the East plaza with a view of the Delaware River. A dock facility will be located at the rear of the stage house area at a height sufficient to unload equipment. Sufficient parking area for both buses and trucks will be provided along with service drives to facilitate ingress and egress to the back of the stage house area. The parking lots will be provided by an agreement with the local parking authority.

                                  Exhibit "B"

                               EASEMENT AGREEMENT

      THIS EASEMENT AGREEMENT ("Agreement"), dated as of the 10th day of
August      , 1993, by and between South Jersey Port Corporation ("the Port"), a public body corporate and politic established by NJSA 12:11A-1 of the Laws of New Jersey, having an address at 2nd and Beckett Streets, Camden, New Jersey 08103 and New Jersey Economic Development Authority ("NJEDA") a public body corporate and politic established by NJSA 34:1B-1 with officers at 200 S. Warren Street, Trenton, New Jersey 08625 recites:

                                    RECITALS:

            A. The Port is the fee simple owner of certain real estate situated in Camden City, Camden County, New Jersey, as more particularly described in Exhibit A attached hereto a Survey of Property For New Jersey Economic Development Authority, Reutter Engineering dated 05-04-1993. "Clinton Street Access Area Easement"

            B. NJEDA is the fee simple owner of certain real estate situated in Camden City, Camden County, New Jersey, as more particularly described in Exhibit A attached hereto, a Survey of Property For New Jersey Economic Development authority, Reutter Engineering dated 05-04-1993 "Amphitheater Property Easement"

            C. The undersigned desire and intend hereby to establish certain easements and agreements relating to the above properties.

            D. Whereas said parties in consideration of the sum of ONE DOLLAR ($1.00) in hand paid each to the other, have agreed to grant and convey to each other permanent easements for the purpose described below upon the terms and conditions hereinafter set forth.

                                   AGREEMENT:

      NOW THEREFORE, the undersigned hereby agree as follows:

      (1) Grants of Easements

            A. The Port does hereby grant and convey to the New Jersey Economic Development Authority, its successors and assigns, a permanent and perpetual access easement onto the Port property in the "Clinton Street Access Area Easement" as more fully described in Exhibit A attached hereto (the "Access Area"). The Port, its successors, and or assigns reserve access for (a) health, safety and emergency purposes, (b) the use of the Access Area as a main vehicular entrance to the Port for limited periods of time if no other entrance is available or safe for use, and (c) at all times for the operation of the rail line in Clinton Street including the efficient loading and unloading of railroad cars. The parties shall regularly communicate with each other regarding each's need to use the easement so that the use of the easement can be coordinated. Whenever, possible the Port shall provide 48 hours notice to the NJEDA of the Port's use of the property for the loading or unloading of railroad cars. The NJEDA shall provide the Port 48 hours notice of any use of the easement which would block ingress or egress. Whenever there is a conflict the reasonable needs of the Port to use the Access Area for loading and unloading of railroad cars use shall prevail.

            B. Said easement to NJEDA shall provide for restricted access. The access shall be restricted to emergency vehicles and service vehicles for future commercial uses, employees or agents of the parties, successors and/or assigns and marina vehicular access. The access shall exclude public pedestrian traffic. Said easement shall only be used for public pedestrian traffic after the Port, NJEDA, and their successors or assigns have agreed on reasonable regulations for its use.

            C. NJEDA hereby grants the Port, its successors and assigns, a permanent and perpetual access easement onto a portion of the Camden Amphitheater property ("Amphitheater Property") as shown on Exhibit A attached hereto, for the purpose of docking, loading and unloading of ships, trucks and railroad cars, as well as, to perform necessary maintenance within said easement.

      2. Improvements

            A. The former Clinton Street use areas shall be controlled by a curb barrier, fencing and other improvements as shown in Exhibit A. No other improvements shall be made by NJEDA, its` successors or assigns in the right of way without the written consent of the Port. Said consent shall be at the Port's sole discretion and shall not be unreasonably denied or delayed by the Port.

            B. The Amphitheater Property shall be gated and fenced to separate the access area from the remainder of the Amphitheater Property. The Port shall purchase and install a locked swing gate and at least 6 foot fencing surrounding the restricted area. In addition, the eastern most end of Clinton Street, at the Delaware Ave. Extension/Front Street intersection shall be gated and fenced to control access into the "restricted" access area at the Port's expense.

            C. NJEDA shall, at its sole cost and expense, make application for and pursue with reasonable diligence such governmental approval as may be required to permit the curbing and fencing off of the Access Area. NJEDA and the Port each covenant and agree to cooperate with the other in connection with any such application. The costs associated with such curbing and fencing shall be borne solely by NJEDA.

      3. Repairs Maintenance

            During the life of this easement NJEDA and the South Jersey Port Corporation shall share equally in the cost to perform all normal and necessary items of maintenance for normal wear and tear, snow, removal, of the Access Area. The Port and NJEDA shall annually agree on a budget for repairs and maintenance of the Access Area. Any expense not contained in the budget, either alone or in the aggregate in any given calendar year, exceeding $5,000 shall require prior written approval of the NJEDA. Other than in an emergency, prior to any expenditure, the Port shall provide prior written notice to NJEDA of the expenditure and the purpose of the repair and maintenance expense.

            The Port solely shall be responsible for the normal maintenance and repair of the Amphitheater Property and shall properly perform all items of maintenance and repair required or reasonably requested by the NJEDA. At all times the maintenance and repair shall maintain reasonable standards of order and cleanliness. NJEDA reserves the right to object to any use by the Port which creates an eyesore or potentially dangerous or hazardous condition on any of the Amphitheater Property.

            In the event the Port does not maintain or repair the Amphitheater Property to NJEDA's satisfaction, and if after thirty (30) days of receiving notice from NJEDA, the Port has not repaired the Property or provided a plan to NJEDA to do such, then NJEDA shall be permitted to make the repairs and be reimbursed by the Port for any and all such expense, cost and fees.

      4. Indemnification

            A. The Port shall defend and indemnify NJEDA and hold the NJEDA harmless from and against any losses, damages, costs, expenses, claim, injury or liability of any kind whatsoever including but not limited to attorney's fees and cost (whether arising by such indemnified event or by litigation under this paragraph), (hereinafter "Claims") that NJEDA may sustain or be subject to arising from the Port's access to the Clinton Streets Access Area and the Amphitheater Property including the following:

            (i) The Port's breach of its obligations hereunder, for any reason whatsoever; (ii) any injury or damage to persons or property (including without limitation any and all damages or injury to the environment and/or natural resources) incident to the exercise or performance by the Port or its agents or the Port's rights or obligations hereunder for any reason whatsoever; (iii) any claims by third parties for any goods or services sold or claimed by third parties for any goods or services sold or claimed to be sold to the Port and (iv) the negligence, gross negligence, willful misconduct or other acts or omissions of the Port or any of its agents or contractors in any way related to the subject matter of this Agreement.

            The Port and all of its agents and assignees, shall maintain adequate insurance in order to protect the interest of the NJEDA. Such insurance shall be in such amounts as the NJEDA may reasonably require. Nothing however, shall be deemed to limit the liability of the Port by the maintenance of insurance.

            B. In the event that NJEDA leases or assigns its interest, NJEDA agrees to provide in its agreement the following: The lessees and/or assigns of NJEDA shall defend and indemnify the Port and hold the Port harmless from and against any losses, damages, costs, expenses, claim, injury or liability of any kind whatsoever including but not limited to attorney's fees and cost (whether arising by such indemnified event or by litigation under this paragraph), (hereinafter "Claims") that the Port may sustain or be subject to arising from the lessees and/or assigns of NJEDA's access to the Clinton Street Access Area and the Amphitheater Property including the following:

            (i) The lessees and/or assigns of the NJEDA's breach of its obligation hereunder, for any reason whatsoever; (ii) any injury or damage to persons or property (including without limitation any and all damages or injury to the environment and/or natural resources) incident to the exercise or performance by the successors and/or assigns or its agents or the successors and/or assigns' rights or obligation hereunder for any reason whatsoever; (iii) any claims by third parties for any goods or services sold or claimed by third parties for any goods or services sold or claimed to be sold to the lessees and/or assigns and (iv) the negligence, gross negligence, willful misconduct or other acts or omissions of the lessees and/or assigns or any of its agents or contractors in any way related to the subject matter of this Agreement.

            The lessees and/or assigns and all of its agents and assignees, shall maintain adequate insurance in order to protect the interest of the Port. Such insurance shall be in such amounts as the Port may reasonably require. Nothing however, shall be deemed to limit the liability of the lessees and/or assigns by the maintenance of insurance.

      5. Compliance with all Laws.

            The Port agrees that the Port in connection with its exercise of the rights herein granted, the Port and its agents or contractors will fully and completely comply with all applicable laws, rules and regulations of any State, local or federal governmental agency.

      6. Governing Law.

            This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey.

      7. Entire Agreement.

            This Agreement contains the entire agreement between the parties concerning its subject matter, and supersedes and replaces all prior agreements and understandings with respect to the Parties access to the Access Area and the Amphitheater Area.

      8. Amendment.

            No agent, employee, or other representative or either party is empowered to alter or amend any of the terms of this Agreement, unless such alteration and/or amendment is in writing and has been signed by an authorized representative of each of the parties. This provision cannot be orally waived.

      9. Successors, Assigns, etc.

            Anything to the contrary notwithstanding, the terms and conditions of this Agreement and the rights and obligations created as a result thereof shall be binding upon and/or inure to the benefit of the parties hereto, their officers, directors, agents, employees, respective successors, permitted assigns, designees and contractors.

            The Port shall not assign, transfer or otherwise hypothecate this Agreement, or any rights hereunder except to the Delaware River Port Authority or its port subsidiary without the prior written consent of the NJEDA.

      10. Notice.

            Any and all notices permitted or required to be given pursuant to this Agreement shall be given in writing by a recognized overnight mail courier for the NJEDA to the attention of Executive Director, Vito Nardelle at the address set forth on page 1, with a copy to Office of the Attorney General, Justice Complex, Trenton, New Jersey and for the S.J.P.C. at the address set forth on page 1 to the attention of Joseph Balzano, Executive Director, with a copy to Harvey C. Johnson, Esquire, 228 Cooper Street, Camden, New Jersey 08101.

      11. Survival.

            The language set forth in Paragraph 4 shall survive the expiration or sooner termination of this Agreement.

            In WITNESS whereof, the undersigned has executed this Agreement on even date.


(Corporate Seal)                    South Jersey Port Corporation

ATTEST:


/s/ [ILLEGIBLE]                     By: /s/ Joseph A. Balzano
-------------------------               ----------------------------
                                        Joseph Balzano
                                 Title: Chief Executive Officer

                                 New Jersey Economic Development Authority


                                    By: /s/ Vito R. Nardelli
                                        ----------------------------
                                        Vito R. Nardelli
                                 Title: Executive Director

                                    EXHIBIT C

                       COPY OF THE COLORED MAP OF SUBJECT
                           TRACTS AND EASEMENT TRACTS

                               [GRAPHIC OMITTED]

                              CAMDEN AMPHITHEATRE

                                   EXHIBIT "D"

                         [Letterhead of Sewell & Riggs]

                                January ___, 1994

New Jersey Economic Development Authority
Capital Place One - CN 990
200 South Warren Street
Trenton, New Jersey 08625

      Re: Lease Agreement ("Lease") dated January __, 1994 by and between New Jersey Economic Development Authority ("Landlord") and Sony Music/PACE Partnership ("Tenant"), a New York general partnership whose only partners are SM/PACE, Inc. ("Pace"), a Texas corporation, and YM Corp., a Delaware corporation

Gentlemen:

      We have acted as counsel for Tenant in connection with the Lease. This opinion is being delivered to you pursuant to the Lease. We advise you that while we represent Tenant in connection with a number of matters, there are other matters about which we have not been consulted and concerning which we have no knowledge.

      In connection with the opinions herein expressed, we have examined the following documents:

            (a) The Lease.

            (b) The Partnership Agreement of Tenant, as amended ("Partnership Agreement"), and other partnership documents and records of Tenant, including records of partnership proceedings.

            (c) Articles of Incorporation and Bylaws, each as amended, of Pace and other corporate documents and records of Pace, including records of corporate proceedings.

            (d) Opinion ("Backup Opinion") of Warshaw, Burstein, Cohen, Schlesinger & Kuh regarding certain matters pertaining to New York law.

                                   EXHIBIT "D"

New Jersey Economic Development Authority
January __, 1994
Page 2

            (e) Such other documents, records and certificates of public officials, Tenant, officers and other representatives of Tenant and its partners and other persons and entities as we have deemed necessary or appropriate for the opinions expressed herein.

      By accepting this opinion, you are agreeing that in rendering this opinion we may assume (i) the genuineness of all signatures (except for the signature of Tenant and Pace), (ii) the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified or photostatic copies, and (iii) the correctness of all statements set forth in certificates or written documents of governmental officials and certificates or written documents of Tenant, its partners and representatives and representatives of its partners as to corporate and partnership proceedings, incumbency of officers and other partnership and corporate matters.

      Based upon the foregoing and subject to the assumptions, limitations, qualifications and exceptions set forth herein, we are of the opinion that:

            1. Tenant is a general partnership validly existing under the laws of New York.

            2. Tenant has the partnership power and authority to execute and deliver the Lease and to perform its obligations thereunder.

            3. The Lease has been duly authorized, executed and delivered by Tenant.

            4. There are, to our knowledge, no actions, suits or proceedings pending or threatened against Tenant before any court or arbitrator or by or before any administrative agency or governmental authority in which there is a reasonable possibility of an adverse decision which could reasonably be expected to have a material and adverse effect on the ability of Tenant to perform its obligations under the Lease.

      The foregoing opinions are subject to and qualified in all respects by the following:

                  (i) As to the various questions of fact material to our opinions, such as the identities of the current partners of Tenant and officers of such partners and the opinions set forth in Paragraph 4 regarding outstanding actions, suits or proceedings, we have relied upon representa-

                                   EXHIBIT "D"

New Jersey Economic Development Authority
January ___, 1994
Page 3

      tions and warranties set forth in various certificates we have reviewed. In rendering this opinion, we have not made any independent investigation as to the accuracy or completeness of any factual representation, warranty, data or other information, whether written or oral, that may have been made by or on behalf of the parties to the Lease. We advise you that no special investigation of the relevant facts or circumstances has been made. In that connection, we have made no general review of the files of Tenant (whether in our possession, the possession of Tenant, or the possession of any other party). Additionally, we have made no investigation or review of any agreements, instruments, judgments, decrees, franchises, permits or the like, and have made no independent search through the records of any judicial authority or governmental agency as to the existence of any actions, suits, investigations or proceedings, if any, pending or threatened against Tenant.

                  (ii) Our knowledge as to any factual matter in connection with this opinion is limited to the current consciousness of Michael F. Rogers, the lawyer in our firm who has participated in the negotiation and preparation of the Lease, and does not include constructive inquiry or imputed knowledge.

                  (iii) To the extent that New York law applies to opinions (1),
      (2) and (3), we have relied on the Backup Opinion.

      No opinion is expressed herein other than in respect of the current law in Texas, the current law in New York subject to the qualification set forth in subpart (iii) above and the current federal laws of the United States of America. We express no opinion as to any agreement other than the Lease. We have no obligation to update this opinion for events occurring after the date hereof. This opinion is given solely for your benefit, and may not be relied upon by any other party.

                                    Very truly yours,

                                    SEWELL & RIGGS, a Professional
                                    Corporation


                                    By:
                                       ------------------------------
                                       Michael F. Rogers

                                  EXHIBIT "D"

New Jersey Economic Development Authority
January __, 1994

EXHIBIT E-1: COST INCLUDED IN TCCO GMP

======================================      =============== =====   ============
                                                            Unit     7,000/25K
       Cost Item                               Quantity     Rate     No Balcony
                                                                      w/SJPAC
======================================      =============== =====   ============
CONSTRUCTION HARD COST                                               20,315,000
======================================
  General Construction                           20,315,000
EQUIPMENT-To be installed by TCCO
======================================
REQUIRED BY SJPAC:                                                      725,000
Rigging (Jules Fisher Budget)
 Fire Curtain-two part                              175,000 DB
 Portal Legs & mot. cwt. rig.                       100,000 DB-NEW
 Portal Hdr. & mot. cwt. rig.                        30,000 DB-NEW
 House Curtain & rigging                             30,000 DB-NEW
 Manual cwt. rig. (full comp)                       300,000 EST
 Spotline rigging                                    15,000 DB
 Cable p/u rigging                                   15,000 DB-NEW
 Draperies                                           60,000 DB
   Subtotal                                         725,000
Basic Intercom System DB                                                 16,000
Basic Paging System DB                                                   22,000
Electrical (Jules Fisher Budget)                                        288,000
 Stage Light. Control Systems
  Stage Lt. Outlet Devices                           48,000 DB
  Lighting Control System                           240,000 DB
  Subtotal                                          288,000
Speaker System-House                                                    200,000

  SUBTOTAL CONST. TCCO CONTROL                                        1,251,000
--------------------------------------      --------------- -----   ------------
================================================================================
SUBTOTAL ALL TCCO COST                                               21,566,000
================================================================================
SALES TAX CREDIT                                      -1.00%           (215,660)
GENERAL CONDITIONS                                     6.50%          1,401,790
INSURANCE                                              1.20%            258,792
--------------------------------------------------------------------------------
  SUBTOTAL                                                           23,010,922
CONTINGENCY                                            3.00%            690,328
--------------------------------------------------------------------------------
  SUBTOTAL                                                           23,701,250
TCCO FEE                                               2.10%            497,726

================================================================================
GRAND TOTAL TCCO INSTALLED COST (GMP)                                24,198,976
================================================================================

EXHIBIT E-2: COST OUTSIDE THE GMP

======================================      =============== =====   ============
                                                            Unit     7,000/25K
       Cost Item                               Quantity     Rate     No Balcony
                                                                      w/SJPAC
======================================      =============== =====   ============
EQUIPMENT-PACE REQUIREMENT
======================================
Audio                                                                     50,000
Rigging-PACE                                                              20,000
Spotlights                                                6  7000         42,000
Video                                                                     73,500
Cleaning & Maintenance                                                    28,000
Communication-other                                                       20,000
Computers                                                                 25,000
Concessionaire                                                         1,000,000
Drop Boxes                                                                 3,500
Electronic Architecture                                                  600,000
Furniture & Equipment-Dressing                                            10,000
Furniture & Equipment-Office                                              20,000
Graphic Lighting-Exterior                                                100,000
Guard House                                                                    0
Orchestra Shell                                                           80,000
Patio Tables & Chairs                                                     25,000
Signage-facility                                                          60,000
Seating:
  Standard R&R Seating                                5,500 66.70        366,850
  Box Seat Equipment                                                      40,000
  Theat. Upgrade-1,500 seats                          1,500   104        156,000
  Aisle Lighting Fixtures                               100 24.00          2,400
   TOTAL SEATING COST                               565,250
Stage Lighting Fixtures                                                  160,000
Stage System/Orch. Pit                                                   200,000
Telephone                                                                 30,000
Tents (1-40'x40';1-50'x120')                                              38,000
                                            --------------- -----   ------------
  Equipment Subtotal                                                   3,150,250

OVERHEAD
======================================
Architectural Design                            (fixed fee)              370,500
Civil Engineering                               (fixed fee)               75,000
M.E.P. Engineering                              (fixed fee)               65,000
Structural Engineering                          (fixed fee)               58,500
Duplicate Design Fees:                                                   192,000

EXHIBIT E-2: COST OUTSIDE THE GMP

======================================      =============== =====   ============
                                                            Unit     7,000/25K
       Cost Item                               Quantity     Rate     No Balcony
                                                                      w/SJPAC
======================================      =============== =====   ============
 Arch/MEP/Struct.                                    72,000
 Civil Engineering                                  100,000
 Other (Arch Outside)                                20,000
Acoustical Engineering                                                    10,000
Landscape Design                                                           8,000
Construction Staking (20K.buy w/job;GC)                                        0
Construction Testing (by Owner)                                          100,000
Environmental Audits (2)                                                       0
Permit Expenses                                                          245,500
  CCMUA-Review                                        1,000                    0
  CCMUA-Connection Fee                               70,000                    0
  CCMUA-User Fee                                     50,000                    0
  CC Plan Review-RV                                  15,000                    0
  Construction Permit                                25,000                    0
  Construction Consultant                            59,500
  Misc Permits                                       10,000                    0
  Schuster                                           15,000                    0
    Subtotal                                        245,500                    0
Geotechnical Engineering                                                  30,000
Project Manager                                                           50,000
Rezoning/TMP                                                                   0
Survey (M & B, Topo)                                                      39,274
Theatrical Consultants:                                                  195,000
 Jaffee                                             100,000                    0
 Brown                                               23,000                    0
 Saylor                                              15,000                    0
 Other                                               55,000                    0
  Subtotal                                          195,000                    0
Other Consultants-Fuller                                                  45,000
A & E Contingency                                                         50,000
--------------------------------------      --------------- -----   ------------
  Overhead Subtotal                                                    1,533,774

START-UP COSTS
======================================
Consultants (Real Estate)                                                400,000
Electrical Connections                                                    20,000
Liquor License                                                            20,000
G & A, Marketing                                                         477,000

EXHIBIT E-2: COST OUTSIDE THE GMP

======================================      =============== =====   ============
                                                            Unit     7,000/25K
       Cost Item                               Quantity     Rate     No Balcony
                                                                      w/SJPAC
======================================      =============== =====   ============
Legal                                                                    240,000
Market Study                                                               5,000
Misc.                                                                          0
Relocation-GM & key execs.                                                35,000
Renderings & Models                                                            0
Title Insurance                                                                0
Project Travel Expense                                                   100,000
--------------------------------------      --------------- -----   ------------
  Start-up Subtotal                                                    1,297,000

OFFSITE/OTHER COSTS
======================================      =============== =====   ============
Street Improvements                                                            0
Parking Lots                                                                   0
SM/PACE Contingency                                                      470,000
Expenditures To Date                                                     200,000
Interim Interest                                                         150,000
--------------------------------------      --------------- -----   ------------
  Subtotal Offsite/Other                                                 820,000

================================================================================
  Total Sony Music/Pace Project Costs                                  6,801,024
================================================================================

                                    EXHIBIT F
                         LIST OF PERMITTED ENCUMBRANCES

1. Rights of Camden Municipal Port Authority, as tenant, under lease agreement covering a portion of the Leasehold Tract and rights of Dockside Refrigerated Warehouse, Inc., as sublessee, under sublease agreement covering same portion of Leasehold Tract; provided, however, that these rights of Camden Municipal Port Authority and Dockside Refrigerated Warehouse, Inc. shall not be Permitted Encumbrances after the Commencement Date and must be terminated by the Landlord prior to that time. Nothing contained herein shall be deemed to be a waiver or release of the condition in favor of the Tenant contained in Section 404(j) of this Lease.

2. 35 foot wide utility easement along the easterly boundary of the Leasehold Tract adjacent to Delaware Avenue South as reserved by the Housing Authority of Camden County and the location of which is defined in instrument recorded in Deed Book 3725, Page 638 of the Camden County Real Property Records. Nothing contained herein shall be deemed to be a waiver or release of the condition in favor of the Tenant contained in Section 404(h)(G) of this Lease.

3. Utility easement in favor of Public Service Electric and Gas Company created by instrument recorded in Deed Book 3697, Page 840 of Camden County Real Property Records; provided, however, that the rights of Public Service Electric and Gas Company under this easement shall not be a Permitted Encumbrance after the Commencement Date and must be terminated by the Landlord prior to that time.

4. The easement rights reserved by South Jersey Port Corporation in clause C of Section 1 of that certain Easement Agreement which is attached to this Lease as Exhibit "B" and which easement is located wholly upon the most southerly portion of the Commercial Development Tract and is designated as the "Amphitheatre Property Access Easement" in green cross-hatch on the map attached to this Lease as Exhibit "C".

5. Those conditions and restrictions as may be imposed prior to the Commencement Date on that portion of the Subject Tracts currently owned by CRA pursuant to proposed Contracts for Sale of Land for Private Redevelopment among the CRA, as seller, and the Landlord and Cooper's Ferry Development Association, Inc., as purchasers; provided, however, that (i) the Landlord will consult with the Tenant as to the types and locations of any such proposed conditions and restrictions and consider the Tenant's reasonable suggestions in regard to same and (ii) the Tenant's obligations under this Lease are conditioned upon the Tenant's approval of the location and type of such proposed restrictions and conditions pursuant to the provisions of Section 404(h)(F) hereof.

                                  EXHIBIT "F-1"

1. Subject to the rights of the United States Government and the State of New Jersey arising by reason of the United States Government's control of navigable waters and the interest of the State of New Jersey in the land and water of such character, together with the rights of the public in and to use of the waters of such character.

2. Title to so much of the premises as may lie below the high water line of the Delaware River is not insured.

3.    The high water line of the Delaware River is not insured.

4.    Subject to the rights of others in and to the waters of the Delaware
      River.

5. Subject to terms and conditions of Legislative Grant to Conrail (formerly Camden and Amboy Railroad and Transportation Company and others) approved March 31, 1869, Chapter 386, page 1026 of the Laws of New Jersey and as set forth on the Tax Map.

6. Subject to terms and conditions of Confirmatory and Extension Grant dated May 12, 1961 from the State of New Jersey as set forth in the records of the Clerk of Camden County at Deed Book 2449, page 190.

                                    EXHIBIT G

                              _____________, 1994

City of Camden Parking Authority
c/o Cooper's Ferry Development Association
800 Hudson Square, Suite 102
Camden, New Jersey 08102

            Re: Parking Facilities ("Parking Facilities") for use in connection with the proposed entertainment facility to be constructed in Camden, New Jersey ("Proposed Entertainment Facility") by Sony Music/PACE Partnership ("SMP")

Gentlemen:

            Please confirm our agreement in regard to the following matters related to the Parking Facilities:

                  (i) Parking Facilities. The City of Camden Parking Authority
            ("Parking Authority") shall be responsible for obtaining the ownership or use of a sufficient amount of land ("Parking Lot Land") within 2,500 feet or less of the entrance of the Proposed Entertainment Facility to provide a number of parking spaces to be included as a part of the Parking Facilities equal to or greater than (i) 6,500 plus (ii) (x) the amount by which the maximum capacity of the Proposed Entertainment Facility exceeds 20,000 divided by (y) three and one-tenth (3.1). The location and configuration of the tract or tracts of land which are currently intended to be used as the Parking Lot Land are appropriately designated on the plat attached hereto as Exhibit "A."

                  (ii) Operation of Parking Facilities. The Parking Authority
            shall be responsible, at its sole cost and expense, to cause the Parking Facilities to be (a) made available to SMP, its employees, invitees and patrons, on an exclusive basis, during all Show Hours (herein defined) and (b) operated in a first class, professional manner in accordance with certain performance criteria to be established and agreed upon between the Parking Authority and SMP. The obligation of operating the Parking Faculties shall include, without limitation, (i) providing sufficient staff at the Parking Facilities during

City of Camden Parking Authority
__________, 1994
Page 2

            all Show Hours to collect parking fees and supervise the efficient ingress, parking and egress of vehicles, (ii) providing adequate security services during all Show Hours to prevent vandalism or theft, (iii) furnishing all necessary clean-up of trash, litter and other debris in the Parking Facilities after the conclusion of each performance or event presented at the Proposed Entertainment Facility, (iv) providing such signage as may be mutually agreed upon in the definitive agreement to be subsequently executed by the parties hereto and (v) providing such equipment as may be reasonably required by SMP to efficiently operate and maintain the Parking Facilities. As used herein, the term "Show Hours" shall mean, on the days for which a performance or event is scheduled to be held or presented at the Proposed Entertainment Facility, those hours of the day beginning at the earlier of (x) three hours prior to the scheduled time for commencement of such performance or event or (y) two hours before the scheduled time of opening the gates of the Proposed Entertainment Facility to the public for such performance or event and ending three hours after the scheduled time for the conclusion of such performance or event.

                  (iii) Revenues from Operating of Parking Facilities. SMP shall be entitled to receive a portion of the revenues generated from the use of the Parking Facilities in conjunction with the promotion and presentation of all events at the Proposed Entertainment Facility in accordance with the following provisions:

                        (a) Except as provided in clause (b), SMP shall receive
                  58.883% of such revenues generated from the use of the Parking Facilities.


                        (b) With respect to events presented by the South Jersey
                  Performing Arts Council during the winter/indoor season of the Proposed Entertainment Facility, SMP shall receive 25% of such revenues generated from the use of the Parking Facilities.

            The amount of revenues generated from the use of the Parking Faculties in conjunction with any performance or event presented at the Proposed Entertainment Facility shall be deemed to be equal to
            (A) (i) the total attendance at such event divided by 3.1 minus (ii) the number of VIP

                                Exhibit G (cont.)

City of Camden Parking Authority
___________, 1994
Page 3

            parking spaces multiplied by (B) the per vehicle charge then collected from persons using the Parking Facility. The per vehicle charge shall initially be $6.00 and shall thereafter be changed only upon the mutual agreement of SMP and the Parking Authority. The amounts payable from the Parking Authority to SMP in accordance with the provisions of this Paragraph 3 shall be due and payable for each seven (7) day period ending on Mondays by no later than the following Friday. Payments shall be made along with a complete and accurate accounting of the parking charges for the applicable seven
            (7) day period prepared by the Parking Authority.

                  (iv) VIP Parking. SMP shall have the right to designate (i) up to 400 parking spaces as "VIP parking spaces" during the outdoor/summer season of the Proposed Entertainment Facility and
            (ii) up to 200 spaces as "VIP parking spaces" during the winter/indoor season of the Proposed Entertainment Facility. The VIP parking spaces may be used or utilized by SMP for any purpose which it may choose including, without limitation, the parking of employee vehicles or the parking of preferred patrons or season ticketholders. SMP shall be entitled to receive and retain 100% of all revenues generated from the use of the VIP parking spaces. The Parking Authority shall be responsible for providing the same services for the VIP Parking Spaces as it provides with respect to the rest of the Parking Facilities; provided, however, that SMP shall be obligated to reimburse to the Parking Authority any direct staffing costs incurred in connection with the operation of the VIP parking spaces.

                  (v) Employee Parking. Employees of the Proposed Entertainment
            Facility may park in those areas within the Parking Facilities that are reasonably designated by the Parking Authority for employee use, subject to SMP's payment of the following amounts to the Parking
            Authority:

                        (a) SMP shall pay $30.00 per month to the Parking
                  Authority for each permanent, non-seasonal employee who uses the Parking Facilities on a daily basis.

                        (b) SMP shall pay $3.00 per day to the Parking Authority
                  for each seasonal/temporary employee who uses the Parking Facilities

                                Exhibit G (cont.)

City of Camden Parking Authority
_____________, 1994
Page 4

                  from time to time upon the days that events are presented in the Proposed Entertainment Facility.

            The monthly and daily amounts specified above may be changed from time to time, but no more frequently than once every three years, in proportion with changes in the Consumer Price Index; provided that such charges may never exceed those amounts charged by the Parking Authority to similarly situated employees at nearby surface lots.

                  (vi) Replacement of Parking Facilities. The Parking Authority
            will have the right, from time to time, to replace the Parking Facilities with substitute parking facilities so long as at least the same number of parking spaces are available within the same approximate distance from the entrance to the Proposed Entertainment Facility.

                  (vii) Insurance and Indemnity. The Parking Authority shall be required to secure and maintain in full force and effect during all Show Hours a comprehensive general liability insurance policy with limits of not less than $1,000,000 per occurrence and $5,000,000 aggregate with respect to bodily injury or death and with respect to property damage for incidents occurring on or about the Parking Facilities. The Parking Authority shall also be required to indemnify, defend, protect and save harmless SMP from and against any and all liabilities, penalties, damages, claims, costs, charges and expenses which may be imposed upon, incurred by or asserted against SMP from any cause or any manner whatsoever relating to, or arising out of, the operation or use of the Parking Facilities. The definitive agreement to be entered into by and between SMP and the Parking Authority shall more fully define and describe the parties' respective obligations and rights in regard to the insurance and indemnity provisions referred to in the immediately preceding sentence.

                  (viii) Term of Agreement. The term of the agreement to be
            entered into by and between SMP and the Parking Authority in regard to the Parking Facilities shall have a term running concurrent with SMP's leasehold or management rights at the Proposed Entertainment Facility.

                                Exhibit G (cont.)

City of Camden Parking Authority
_________________, 1994
Page 5


                  (ix) Condition. The obligations of each of the parties hereto are conditioned upon the occurrence of the Proposed Entertainment Facility being constructed by SM/P.

            We intend this letter to be a binding agreement in regard to the acquisition, use and operation of the Parking Facilities in conjunction with the Proposed Entertainment Facility. Each party hereto will work reasonably with the other to hereafter execute a more detailed agreement which contains all of the substantive provisions set forth herein. If this letter accurately sets forth our agreement to the matters set forth herein, please execute in the space provided below.

                                        Sincerely,

                                        SONY MUSIC/PACE PARTNERSHIP

                                        By: SM/PACE, Inc.


                                        By:
                                           -------------------
                                           Name:
                                                -----------------
                                           Title:
                                                 ----------------

AGREED AND ACCEPTED:

CITY OF CAMDEN PARKING AUTHORITY


By:
   ----------------------------------
   Name:
        -------------------------
   Title:
         --------------------------

                                Exhibit G (cont.)

SonyPace Subordinated Debt: UDC, Camden and Combined Debt Service Schedules

-----------------------------------------------------------------------------------------
Surcharges Necessary to Retire Subordinated Debt in 21 Years. For Years 2-6,
Surcharge would apply only to non-SonyPace performances.
-----------------------------------------------------------------------------------------
               Estimated      Estimated      Estimated       Projected         Projected
               Attendence    Attendence        Total           Surcharge       Surcharge
Period          Outdoors       Indoors       Attendence      Per Ticket          Income
-----------------------------------------------------------------------------------------
Year 1       Construction   Construction   Construction         $0.00               $0.00
Year 2                              55,000         55,000        0.50              27,500
Year 3                              60,000         60,000        0.50              30,000
Year 4                              67,500         67,500        0.50              33,750
Year 5                              75,000         75,000        0.50              37,500
Year 6                              75,000         75,000        0.50              37,500
Year 7                              75,000         75,000        0.50              37,500
Year 8                              75,000         75,000        0.50              37,500
Year 9              453,375        296,625        750,000        0.50             375,000
Year 10             453,375        296,625        750,000        1.00             750,000
Year 11             453,375        296,625        750,000        1.00             750,000
Year 12             453,375        296,625        750,000        1.00             750,000
Year 13             453,375        296,625        750,000        1.00             750,000
Year 14             453,375        296,625        750,000        1.00             750,000
Year 15             453,375        296,625        750,000        1.50           1,125,000
Year 16             453,375        296,625        750,000        1.50           1,125,000
Year 17             453,375        296,625        750,000        1.50           1,125,000
Year 18             453,375        296,625        750,000        1.50           1,125,000
Year 19             453,375        296,625        750,000        1.50           1,125,000
Year 20             453,375        296,625        750,000        2.00           1,500,000
Year 21             453,375        296,625        750,000        2.00           1,500,000
Year 22             453,375        296,625        750,000        2.00           1,500,000
Year 23             453,375        296,625        750,000        2.00           1,500,000
Year 24             453,375        296,625        750,000        2.00           1,500,000
Year 25             453,375        296,625        750,000        2.50           1,875,000
Year 26             453,375        296,625        750,000        2.50           1,875,000
Year 27             453,375        296,625        750,000        2.50           1,875,000
Year 28             453,375        296,625        750,000        2.50           1,875,000
Year 29             453,375        296,625        750,000        2.50           1,875,000
Year 30             453,375        296,625        750,000        2.50           1,875,000
Year 31             453,375        296,625        750,000        2.50           1,875,000
-----------------------------------------------------------------------------------------
  Totals         10,427,625      7,304,875     17,732,500                     $30,616,250
-----------------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
UDC Loan, $2,000,000, Yrs 1-10, O PGI; Yrs 11-21, 5% Interest plus full amortization of principal balance
--------------------------------------------------------------------------------
                              Total Debt Service                    Principal
                ----------------------------------------------------------------
Period            Interest       Principal          Total           Balance
--------------------------------------------------------------------------------
                                                                    $2,000,000
Year 1                    $0              $0              $0         2,000,000
Year 2                     0               0               0         2,000,000
Year 3                     0               0               0         2,000,000
Year 4                     0               0               0         2,000,000
Year 5                     0               0               0         2,000,000
Year 6                     0               0               0         2,000,000
Year 7                     0               0               0         2,000,000
Year 8                     0               0               0         2,000,000
Year 9                     0               0               0         2,000,000
Year 10                    0               0               0         2,000,000
Year 11              100,000               0         100,000         2,000,000
Year 12              100,000               0         100,000         2,000,000
Year 13              100,000               0         100,000         2,000,000
Year 14              100,000               0         100,000         2,000,000
Year 15              100,000               0         100,000         2,000,000
Year 16              100,000               0         100,000         2,000,000
Year 17              100,000               0         100,000         2,000,000
Year 18              100,000               0         100,000         2,000,000
Year 19              100,000         455,000         555,000         1,545,000
Year 20               77,250       1,125,000       1,202,250           420,000
Year 21               21,000         420,000         441,000                 0
Year 22
Year 23
Year 24
Year 25
Year 26
Year 27
Year 28
Year 29
Year 30
Year 31
--------------------------------------------------------------------------------
  Totals            $996,250      $2,000,000      $2,996,250
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
City of Camden UDAG, $4,000,000, Yrs 1-10, O PGI, Yrs 11-19, Interest at a rate of 15% so as to yield MPV of $4,070,781 (discounted at 4%) over life of loan
--------------------------------------------------------------------------------
                          Total Debt Service             Principal
               -----------------------------------------------------------------
Period           Interest     Principal      Total       Balance
--------------------------------------------------------------------------------
                                                         $4,000,000
Year 1                  $0            $0           $0     4,000,000
Year 2                   0             0            0     4,000,000
Year 3                   0             0            0     4,000,000
Year 4                   0             0            0     4,000,000
Year 5                   0             0            0     4,000,000
Year 6                   0             0            0     4,000,000
Year 7                   0             0            0     4,000,000
Year 8                   0             0            0     4,000,000
Year 9                   0             0            0     4,000,000
Year 10                  0             0            0     4,000,000
Year 11            600,000       970,000    1,570,000     3,030,000
Year 12            454,500        45,000      499,500     2,985,000
Year 13            447,750       125,000      572,750     2,860,000
Year 14            429,000       220,000      649,000     2,640,000
Year 15            396,000       330,000      726,000     2,310,000
Year 16            346,500       455,000      801,500     1,855,000
Year 17            278,250       600,000      878,250     1,255,000
Year 18            188,250       760,000      948,250       495,000
Year 19             74,250       495,000      569,250             0
Year 20
Year 21
Year 22
Year 23
Year 24
Year 25
Year 26
Year 27
Year 28
Year 29
Year 30
Year 31
--------------------------------------------------------------------------------
  Totals        $3,214,500    $4,000,000   $7,214,500
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------
                  Combined Debt Service, Subordinated Loans
---------------------------------------------------------------------------    Excess of Surcharge
                             Total Debt Service                                     Income over
                ---------------------------------------------    Principal       Cost of Combined
Period            Interest       Principal        Total          Balance         Subordinated Debt
---------------------------------------------------------------------------------------------------
                                                                 $6,000,000                       0
Year 1                    $0              $0             $0       6,000,000                       0
Year 2                     0               0              0       6,000,000                  27,500
Year 3                     0               0              0       6,000,000                  30,000
Year 4                     0               0              0       6,000,000                  33,750
Year 5                     0               0              0       6,000,000                  37,500
Year 6                     0               0              0       6,000,000                  37,500
Year 7                     0               0              0       6,000,000                  37,500
Year 8                     0               0              0       6,000,000                  37,500
Year 9                     0               0              0       6,000,000                 375,000
Year 10                    0               0              0       6,000,000                 750,000
Year 11              700,000         970,000      1,670,000       5,030,000               (920,000)
Year 12              554,500          45,000        599,500       4,985,000                 150,500
Year 13              547,750         125,000        672,750       4,860,000                  77,250
Year 14              529,000         220,000        749,000       4,640,000                   1,000
Year 15              496,000         330,000        826,000       4,310,000                 299,000
Year 16              446,500         455,000        901,500       3,855,000                 223,500
Year 17              378,250         600,000        978,250       3,255,000                 146,750
Year 18              288,250         760,000      1,048,250       2,495,000                  76,750
Year 19              174,250         950,000      1,124,250       1,545,000                     750
Year 20               77,250       1,125,000      1,202,250         420,000                 297,750
Year 21               21,000         420,000        441,000               0               1,059,000
Year 22                                                                                   1,500,000
Year 23                                                                                   1,500,000
Year 24                                                                                   1,500,000
Year 25                                                                                   1,875,000
Year 26                                                                                   1,875,000
Year 27                                                                                   1,875,000
Year 28                                                                                   1,875,000
Year 29                                                                                   1,875,000
Year 30                                                                                   1,875,000
Year 31                                                                                   1,875,000
---------------------------------------------------------------------------------------------------
  Totals          $4,212,750      $6,000,000     $10,212,750                            $20,403,500
---------------------------------------------------------------------------------------------------

                                    EXHIBIT H

                                SURCHARGE REVENUE

                 Period                  Surcharge Per Ticket

                 Year 1                           0.00
                 Year 2                           0.00
                 Year 3                           0.00
                 Year 4                           0.00
                 Year 5                           0.00
                 Year 6                           0.00
                 Year 7                           0.00
                 Year 8                           0.00
                 Year 9                           0.50
                 Year 10                          1.00
                 Year 11                          1.00
                 Year 12                          1.00
                 Year 13                          1.00
                 Year 14                          1.00
                 Year 15                          1.50
                 Year 16                          1.50
                 Year 17                          1.50
                 Year 18                          1.50
                 Year 19                          1.50
                 Year 20                          2.00
                 Year 21                          2.00
                 Year 22                          2.00
                 Year 23                          2.00
                 Year 24                          2.00
                 Year 25                          2.50
                 Year 26                          2.50
                 Year 27                          2.50
                 Year 28                          2.50
                 Year 29                          2.50
                 Year 30                          2.50
                 Year 31                          2.50

                                    EXHIBIT I

                             [INTENTIONALLY DELETED]

                                    EXHIBIT J

                             [INTENTIONALLY DELETED]

                                   Exhibit "K"

                         GUARANTEE OF RENTAL OBLIGATIONS

                                                              Newark, New Jersey
                                                                          , 1994

The following terms used in this Guarantee of Rental Obligations shall have the following meanings:

Lease Agreement:                   Lease Agreement dated __________, 1994 by and
                                   between Landlord and Tenant.

Landlord:                          New Jersey Economic Development Authority, a
                                   public body corporate and politic of the State of New Jersey, having its principal office at 200 South Warren, Street, CN 990,
                                   Trenton, New Jersey 08625.

Tenant: Sony Music/PACE Partnership, a New York general partnership whose sole general partners are SM/PACE, Inc., a Texas corporation and YM Corp., a Delaware corporation, having its principal office at 515 Post Oak Boulevard, Suite 300, Houston, Texas 77027.

Guarantor:                         Sony Music Entertainment Inc., a Delaware
                                   corporation, having its principal office at 550 Madison Avenue, New York, New York 10022.

            All capitalized terms shall have the meaning given to them in the Lease Agreement unless otherwise defined herein.

WHEREAS:

            A. Pursuant to the Lease Agreement, Landlord has agreed to lease to Tenant the Leasehold Tract and Tenant has agreed to let the Leasehold Tract and construct thereon an open-air and enclosed entertainment musical facility, together with all buildings, fixtures, personal property and other improvements which are constructed or placed on the Leasehold Tract as part of or related to such entertainment musical facility, all located at Beckett Street, Camden, New Jersey (the "Amphitheater") and the acquisition of the rights to use certain separate parking facilities located at Clinton Street, Camden, New Jersey (the "Parking Facilities") (the Amphitheater and the Parking Facilities are, together, the "Project").

            B. Pursuant to the Lease Agreement, Landlord has leased the Project to Tenant for an Initial Term of thirty-one (31) years and, pursuant to that certain lease agreement to be entered into between Landlord and South Jersey Performing Arts Center, Inc., a New Jersey not-for-profit corporation ("SJPAC"), Landlord has leased the Project to SJPAC for a specified number of days per calendar year for an initial term of thirty-one (31) years.

            C. Guarantor has agreed to guarantee the obligations of Tenant pursuant to Article III of the Lease Agreement to pay Basic Rent Payments and Bond Related Supplemental Rent Payments, and Guarantor has agreed to guarantee all the insurance and indemnity obligations of Tenant pursuant to Article IX of the Lease Agreement (collectively, the "Rental Obligations").

            D. Landlord has declined to issue the Initial Bonds under the Lease Agreement unless this Guarantee of Rental Obligations is executed by Guarantor and delivered to Landlord.

            E. To induce Landlord to issue the Initial Bonds under the Lease Agreement, Guarantor has agreed to execute and deliver this Guarantee of Rental Obligations.

            NOW, THEREFORE, in consideration of the premises and as part of the consideration for the issuance of the Initial Bonds under the Lease Agreement and to induce the Landlord to issue the Initial Bonds under the Lease Agreement, Guarantor unconditionally and irrevocably agrees as follows:

            1. Guarantor unconditionally and irrevocably guarantees to Landlord or Landlord's assignee the Rental Obligations.

            2. Upon the failure of the Tenant to pay any Rental Obligations, Guarantor shall pay to Landlord or Landlord's assignee, upon demand, the unpaid Rental Obligations. Landlord or Landlord's assignee shall have the right to proceed directly and immediately under this Guarantee of Rental Obligations without first proceeding against the Tenant or pursuing any other remedy available to Landlord under the Lease Agreement, including exercising its remedies against the Tenant.

            3. It is expressly understood and agreed that this is a continuing guarantee and that the obligations of Guarantor are and shall be absolute under any and all circumstances, irrespective of the validity, regularity or enforceability of any of the Lease Agreement or any other instruments or guarantees executed in connection therewith, a true copy of each of said Lease Agreement, the other instruments and guarantees Guarantor hereby acknowledges having received, reviewed and approved.

            4. Landlord may without notice to or the consent of the Guarantor at any time and from time to time, either before or after a Tenant Event of Default under the Lease Agreement or the other documents executed in connection therewith: (a) amend any provision of the Lease Agreement or any of the other documents executed in connection therewith, including any change in the Base Rent provided for therein or any change in the time or manner of payment thereunder; (b) make any agreement for the extension, payment, compounding, compromise, discharge or release of any provision of the Lease Agreement or for any modification of the terms thereof; and (c) without limiting the generality of the foregoing, Landlord is expressly authorized to surrender, or to modify the form of, any security which Landlord may at any time hold to secure the performance of any obligation hereby guaranteed, and this Guarantee of Rental Obligations shall not be impaired or affected by any of the foregoing.

            5. All notices, demands, requests and consents required under this Guarantee of Rental Obligations shall be in writing. All such notices, demands, requests and consents shall be deemed to have been properly given if sent by United States registered or certified mail, return receipt requested, postage prepaid, or hand delivered by a courier service requiring a signed delivery receipt addressed to Landlord at New Jersey Economic Development Authority, Capital Place One - CN 990, 200 South Warren Street, Trenton, New Jersey 08625,
Attention: Executive Director, with a copy to McCarter & English, Four Gateway Center, 100 Mulberry Street, Newark, New Jersey 07102-4096, Attention: Carol C. Stern, Esq., addressed to Tenant at 515 Post Oak Boulevard, Suite 300, Houston, Texas 77027, Attention: Brian E. Becker, and addressed to Guarantor at 550 Madison Avenue, New York, New York 10022, Attention: General Counsel, with a copy under separate cover to Sony Music Entertainment Inc., 550 Madison Avenue, New York, New York 10022, Attention: Al Smith and a copy under separate cover to Sony Capital Corporation, 9 West 57th Street, New York, New York 10019,
Attention: Thomas Jackson. Notices, demands and requests which are served upon Guarantor, Tenant or Landlord, in the manner aforesaid, shall be deemed sufficiently served or given for all purposes hereunder upon personal delivery or upon three (3) days after the time such notice, demand or request shall be mailed by United States registered or certified mail, return receipt requested, as aforesaid as evidenced by a receipt stamped by any Post Office or Branch Post Office regularly maintained by the United States Government or upon receipt, if hand-delivered by a courier service.

            6. This Guarantee of Rental obligations is, and shall be deemed to be, a contract entered into under and pursuant to the laws of the State of New Jersey and shall be in all respects governed, construed, applied and enforced in accordance with the laws of said State; and no defense given or allowed by the laws of any other state or county shall be interposed in any action or proceeding hereon unless such defense is also given or allowed by the laws of the State of New Jersey.

            7. Each reference herein to Landlord shall be deemed to include its successors and assigns, in whose favor the provisions of this Guarantee of Rental Obligations shall also inure. Each reference herein to Guarantor shall be deemed to include successors and assigns of Guarantor, all of whom shall be bound by the provisions of this Guarantee of Rental Obligations. In furtherance of the foregoing, Landlord, Tenant and Guarantor acknowledge and agree that Landlord shall, contemporaneously herewith, assign all of its right, title and interest pursuant to this Guarantee of Rental Obligations to the trustee appointed pursuant to an indenture (the "Trustee") for the bondholders of that certain series of economic development bonds known as "New Jersey Economic Development Authority Economic Development Bonds (Camden Amphitheater Project - Taxable Series 1994)" (the "Bonds"). Guarantor shall make all payments required by the terms of this Guarantee of Rental Obligations directly to the Trustee (or as may otherwise be directed in writing by the Landlord).

            8. No delay on the part of Landlord in exercising any rights hereunder or failure to exercise the same shall operate as a waiver of such rights; no notice to or demand on Guarantor shall be deemed to be a waiver of the obligation of Guarantor or of the right of Landlord to take further action without notice or demand as provided herein; nor in any event shall any modification or waiver of the provisions of this Guarantee of Rental Obligations be effective unless in writing nor shall any such waiver be applicable except in the specific instance for which given.

            9. Any and all requirements (whether legal or equitable) that Landlord, as a condition precedent to bringing any action against Guarantor upon this Guarantee of Rental Obligations, shall institute any action or proceeding at law or in equity against the Tenant or anyone else are hereby waived by Guarantor. All remedies afforded to Landlord by reason of this Guarantee of Rental obligations are separate and cumulative remedies, and no one of such remedies, whether or not exercised by Landlord, shall be deemed to exclude the exercise of any other remedy or remedies available to Landlord, and the exercise or non-exercise thereof shall in no way limit or prejudice any other legal or equitable remedies which Landlord may have. Landlord shall not be required to resort to any collateral, through foreclosure or otherwise, prior to the commencement of any action against Guarantor or against Tenant for performance or observance of any covenants or agreements herein mentioned or the performance of which is hereby guaranteed.

            10. It is understood and agreed that until each and every term, covenant and condition of this Guarantee of Rental Obligations is fully performed, Guarantor shall not be released by any act or thing which might, but for this provision of this instrument, be deemed a legal or equitable discharge of a surety or a guarantor, or by reason of any waiver, extension, modification, forbearance or delay or other act or omission of Landlord or its failure to proceed promptly or otherwise, or by reason of any action taken or omitted or circumstance which may or might vary the risk or affect the rights or remedies of Guarantor or by reason of any further dealings between Tenant and Landlord, whether relating to the Lease Agreement, or otherwise, and Guarantor hereby expressly waives and surrenders any defense to its liabilities hereunder based upon any of the foregoing acts, omissions, things, agreements, waivers or any of them and hereby expressly waives and relinquishes all other rights and remedies accorded by applicable law to guarantors and sureties, it being the purpose and intent of this Guarantee of Rental Obligations that the obligations of Guarantor hereunder are absolute, irrevocable and unconditional on the terms and conditions herein set forth. Guarantor hereby irrevocably and unconditionally waives and relinquishes any and all statutory, contractual, common law, equitable or other claims and rights to be subrogated to the Landlord's rights under the Lease Agreement upon Guarantor's performance under this Guarantee of Rental Obligations.

            11. Guarantor hereby waives notice of acceptance of this Guarantee of Rental Obligations, diligence, presentment, filing of claims with a court in the event of insolvency or bankruptcy of Tenant, protest, notice of protest, notice of dishonor and all demands whatsoever, except any demands that Landlord is expressly required to give to Guarantor under the provisions of this Guarantee of Rental Obligations. Guarantor covenants that this Guarantee of Rental Obligations will not be limited or discharged except upon full repayment of the Rental Obligations. Settlement of any claim by the Landlord against the Tenant, whether in any proceeding or not, and whether voluntary or involuntary, shall not reduce the amount due under the terms of this Guarantee of Rental Obligations except to the extent of the amount paid by the Tenant in connection with the settlement.

            12. If any action, suit or proceeding which either directly or indirectly involves this Guarantee of Rental Obligations is commenced, Guarantor and Landlord each waive its rights to any jury trial in connection therewith.

            13. If any of the provisions of this Guarantee of Rental Obligations, or the application thereof to any person or circumstance, shall, to any extent, be invalid or unenforceable, the remainder of this Guarantee of Rental obligations, or the application of such provision or provisions to persons or circumstances other than those as to whom or which it is held invalid or unenforceable, shall not be affected thereby, and every provision of this Guarantee of Rental Obligations shall be valid and enforceable to the fullest extent permitted by law.

            14. Guarantor hereby agrees to indemnify Landlord against any reasonable costs or expenses including, without limitation, reasonable attorneys' fees and disbursements, incurred by Landlord with respect to any action or proceeding to enforce any of the obligations of Guarantor hereunder, together with interest at the rate equal to the Overdue Rate from the date of the payment of such cost or expense to the date of repayment. In any action to enforce this Guarantee of Rental Obligations, the provisions of this Section 14 shall, to the extent permitted by law, prevail notwithstanding any provision of applicable law respecting the recovery of costs, disbursements and allowances to the contrary.

            15. Neither Guarantor's obligation to pay in accordance with the terms of this Guarantee of Rental Obligations nor any remedy for the enforcement thereof shall be impaired, modified, changed, stayed, released or limited in any manner whatsoever by any impairment, modification, change, release, limitation or stay of the liability of Tenant or its estate in bankruptcy or any remedy for the enforcement thereof, resulting from the operation of any present or future provision of the Bankruptcy Code of the United States or other statute, State or Federal, or from the decision of any court interpreting any of the same, and Guarantor shall be obligated under this Guarantee of Rental Obligations as if no such impairment, stay, modification, change, release or limitation had occurred.

            16. This Guarantee of Rental Obligations is an absolute, unconditional, present and continuing guaranty of payment and not of collection of the payments contemplated hereby. No set-off, counterclaim, reduction or diminution of an obligation, or any defense of any kind or nature (other than payment of the obligations guaranteed hereunder) which Guarantor has or may have with respect to a claim under this Guarantee of Rental Obligations, shall be available hereunder to Guarantor against Landlord or the Trustee. Each and every default in any payment of any obligations of Guarantor contained in this Guarantee of Rental Obligations shall give rise to a separate cause of action hereunder, and separate suits may be brought hereunder against Guarantor as each cause of action arises. All payments by Guarantor to Landlord or Landlord's assignee under or by virtue of this Guarantee of Rental Obligations shall be made in lawful money of the United States of America and in immediately available funds, to Trustee at such place as Trustee may hereafter designate in writing or, if directed by Landlord, to the Landlord at such place as the Landlord may hereafter designate in writing.

            17. This Guarantee of Rental Obligations may not be modified or amended except by an agreement in writing signed by Landlord and Guarantor.

            18. Guarantor warrants and represents to Landlord as follows:

                  (a) Upon execution and delivery of this Guarantee of Rental
            Obligations by Guarantor, this Guarantee of Rental Obligations will have been duly executed and delivered and will constitute a legal, valid and binding obligation of Guarantor enforceable against it in accordance with its terms (subject, as to enforcement of remedies, to usual equitable principles and to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect).

                  (b) The execution, delivery and performance of this Guarantee of Rental Obligations by Guarantor does not and will not conflict with or result in a breach of any of the terms and provisions of, or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) or require consent under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of Guarantor pursuant to the terms of, any agreement, mortgage, deed of trust, lease, indenture, franchise, license, permit or other instrument to which Guarantor is a party or by which Guarantor or any of Guarantor's properties or assets may be bound.

                  (c) All consents, approvals, authorizations, orders,
            registrations, filings, qualifications, licenses or permits of or with any court or any public, governmental or regulatory agency or body having jurisdiction over Guarantor, that are required for the execution, delivery and performance of this Guarantee of Rental Obligations have been obtained.

            19. This Guarantee of Rental Obligations sets forth the entire understanding of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, whether oral or written, relating thereto.

            20. This Guarantee of Rental Obligations is separate, distinct and in addition to any liability and/or obligations that Guarantor may have under any other guarantee executed in connection with the Lease Agreement or any other agreement between Guarantor and Tenant and no other agreement or guaranty executed in connection with the Lease Agreement shall act to reduce or set-off Guarantor's liability hereunder.

            21. Guarantor expressly agrees and understands that the remedy at law for any breach of the provisions of this Guarantee of Rental Obligations may be inadequate and that Landlord, at Landlord's election, shall be entitled to injunctive and/or other equitable relief including, without limitation, specific performance of any of the provisions of this Guarantee of Rental Obligations.

            22. In accordance with Section 1206 of the Lease Agreement, upon Guarantor acquiring any ownership interest in and to the leasehold estate and becoming a "New Tenant" (as such term is defined in Section 1206 of the Lease Agreement), payment of the Rental Obligations shall be guaranteed by Sony Capital Corporation, a Delaware corporation, having its principal office at 9 West 57th Street, New York, New York 10019; provided, however, such guarantee shall be limited to a maximum amount of the aggregate principal amount of the Bonds outstanding plus interest and in effect only so long as any of the Bonds are outstanding. No further instrument or acknowledgment shall be required to evidence the obligations of Sony Capital Corporation under this Guarantee of Rental Obligations.

            IN WITNESS WHEREOF, the undersigned has duly executed this Guarantee of Rental Obligations as of the day and year first above written.

[SEAL]                                    SONY MUSIC ENTERTAINMENT INC.,
ATTEST:                                   a Delaware corporation


                                          By:
----------------------------                 ---------------------------
Assistant Secretary                          Vice President

            Sony Capital Corporation executes this Guarantee of Rental Obligations to evidence its acknowledgment and consent to the provisions of
Section 22 of this Guarantee of Rental Obligations.

[SEAL]                                    SONY CAPITAL CORPORATION,
ATTEST:                                   a Delaware corporation


                                          By:
----------------------------                 ---------------------------
Assistant Secretary                          Vice President

                                  EXHIBIT L-1

                            FIRST AMENDMENT TO LEASE
                              [Open Air Facility]

            THIS FIRST AMENDMENT TO LEASE ("Amendment") is entered into effective as of the ____ day of ______, 19__, by and between NEW JERSEY ECONOMIC DEVELOPMENT AUTHORITY ("Landlord"), a public body corporate and politic constituted as an instrumentality of the State of New Jersey, and SONY MUSIC/PACE PARTNERSHIP ("Tenant"), a New York general partnership.

                                   RECITALS:

            (a) Under effective date of ________, 1994, Landlord and Tenant entered into that certain Lease Agreement ("Lease") pursuant to which, among other things, Landlord agreed to demise, lease and rent to Tenant that certain tract or parcel of land more particularly described on Exhibit "A attached hereto.

            (b) At the time of the execution of the Lease, Landlord and Tenant contemplated that Tenant would construct an indoor-outdoor facility ("Year-Round Facility") pursuant to the provisions of Section 502 of the Lease.

            (c) Pursuant to the provisions of Section 502(g)(ii) of the Lease, Tenant has exercised its option to construct an outdoor facility ("Outdoor Facility") which will not be convertible into an enclosed configuration for use during the winter months.

            (d) Accordingly, Landlord and Tenant desire to amend the provisions of the Lease solely to the extent necessary to reflect that the Amphitheater will be the Outdoor Facility and not the Year-Round Facility.

                                   AMENDMENT

            NOW, THEREFORE, for and in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto do hereby agree as follows:


                                  Exhibit L-1
            the provisions of Article VI of this Lease. Landlord shall not enter into any other agreement with SJPAC creating or granting any leasehold estate or other possessory rights in favor of SJPAC or any other party.

            6. Outdoor Facility. A new sentence is hereby added at the end of
Section 502(h) of the Lease to read as follows:

            Landlord hereby agrees, recognizes and acknowledges that the Amphitheater will be constructed as a Summer Facility, similar in design and purpose to the Star Lake Amphitheater and will not be capable of being converted into an enclosed facility for use during the winter months.

            7. SJPAC Proceeds. The phrase "and the SJPAC Proceeds" appearing in the second line of Section 502(i) and in the fifth line of Section 509(a) of the Lease are hereby deleted in their entirety. The second sentence of Section 502(i) of the Lease is hereby deleted in its entirety. The phrase which begins with "provided, however" and ends with "in the Construction Fund" at the end of the second sentence of Section 509(a) of the Lease is hereby deleted in its entirety. Section 509(c) of the Lease is hereby deleted in its entirety. The last sentence of Section 510(a) of the Lease is hereby deleted in its entirety.

            8. Additional Insured. Notwithstanding the provisions of Sections 503 and 512 of the Lease, the Tenant shall not be required to name SJPAC as an additional insured or approved assignee of any policy of insurance or payment, completion or performance bond required to be obtained pursuant to the provisions of the Lease.

            9. Design Changes Affecting SJPAC. The provisions of Section 502(k) of the Lease are hereby deleted in their entirety.

            10. SJPAC Lease. Section 515(e) of the Lease is hereby deleted in its entirety. The phrase "the SJPAC Lease or appearing in clause (v) of Section 908 of the Lease is hereby deleted.

            11. Ratification and Confirmation. Except as expressly amended hereby, the Lease shall remain in full force and effect and each of the parties hereto do hereby ratify, confirm and reaffirm all of the terms, provisions, representations, warranties and covenants contained therein.


                                  Exhibit L-1

            WITNESS the execution hereof effective as of the ______ day of ___________, 19__.

                                        NEW JERSEY ECONOMIC DEVELOP-
                                        MENT AUTHORITY


                                        By:
                                           ---------------------------
                                           Name:
                                                ----------------------
                                           Title:
                                                 ---------------------
                                                            "LANDLORD"

                                        SONY MUSIC/PACE PARTNERSHIP, a
                                        New York general partnership

                                        By: SM/PACE, Inc., its general partner


                                        By:
                                           ---------------------------
                                           Name:
                                                ----------------------
                                           Title:
                                                 ---------------------
                                                              "TENANT"


                                  Exhibit L-1

                                  EXHIBIT L-2

                            FIRST AMENDMENT TO LEASE
                           [Modified Joint Facility]

            THIS FIRST AMENDMENT TO LEASE ("Amendment") is entered into effective as of the _____ day of ____,19__, by and between NEW JERSEY ECONOMIC DEVELOPMENT AUTHORITY ("Landlord"), a public body corporate and politic constituted as an instrumentality of the State of New Jersey, and SONY MUSIC/PACE PARTNERSHIP ("Tenant"), a New York general partnership.

                                   RECITALS:

            A. Under effective date of ___________,1994, Landlord and Tenant entered into that certain Lease Agreement ("Lease") pursuant to which, among other things, Landlord agreed to demise, lease and rent to Tenant that certain tract or parcel of land more particularly described on Exhibit "A" attached hereto.

            B. At the time of the execution of the Lease, Landlord and Tenant contemplated that Tenant would construct, pursuant to the provisions of Section 502 of the Lease, an indoor-outdoor facility which would include certain theater-quality design aspects for the uses and purposes of South Jersey Performing Arts Center, Inc. ("SJPAC") (such design being herein called the "Theater Design").

            C. Pursuant to the provisions of Section 502(g)(ii) of the Lease, Tenant has exercised its option to construct a modified design of the Amphitheater which will not be suitable for, or satisfy the requirements of, SJPAC but which will nevertheless be capable of being enclosed for the presentation of indoor events during the Enclosed Season (such design being called the "Rock & Roll Design").

            D. Accordingly, Landlord and Tenant desire to amend the provisions of the Lease solely to the extent necessary to reflect that the Amphitheater will be constructed pursuant to the Rock & Roll Design instead of the Theater Design.

                                    AMENDMENT

            NOW, THEREFORE, for and in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto do hereby agree as follows:

            1. Definitions. All capitalized terms used in this Amendment which are [ILLEGIBLE] defined herein shall have the respective meanings indicated pursuant to [ILLEGIBLE] of the Lease.

            2. Defined Terms. The following defined terms appearing in Section 101 Lease are hereby deleted in their entirety:

                  (a)   "Performing Arts Grant";

                  (b)   "SJPAC Lease";

                  (c)   "SJPAC Proceeds"; and

                  (d)   "SJPAC Three Way Agreement."

            3. Permitted Encumbrances. Reference to the SJPAC Lease appearing [ILLEGIBLE] Exhibit "F" attached to the Lease is hereby deleted, it being understood and agreed that Landlord will not grant any leasehold or possessory rights in favor of SJPAC at the amphitheater.

            4. Removal of Condition. Section 404(m) of the Lease is hereby deleted entirety and replaced with the following:

                  (m) The obligations of the parties hereto shall not be conditioned upon the execution of any agreement with SJPAC by either party hereto.

            5. SJPAC's Use of the Amphitheater. Section 407 of the Lease is [ILLEGIBLE] deleted in its entirety and replaced with the following:

                  Section 407. SJPAC's Use of the Amphitheater. SJPAC's rights to use the Amphitheater shall be limited solely and exclusively to those rights created under and pursuant to the provisions of Article VI of this Lease. Landlord shall not enter into any other agreement with SJPAC creating or granting any leasehold estate or other possessory rights in favor of SJPAC or any other party.

            6. Modified Joint Facility. A new sentence is hereby added at the end of Section 5O2(h) of the Lease to read as follows:


                                  Exhibit L-2

Landlord hereby agrees, recognizes and acknowledges that the Amphitheater will be constructed as a Modified Joint Facility, without providing for any of the design requirements, equipment or rigging required for theatrical or other "high arts" performances.

            7. SJPAC Proceeds. The phrase "and the SJPAC Proceeds" appearing in the second line of Section 502(i) and in the fifth line of Section 502(a) of the Lease are hereby deleted in their entirety. The second sentence of Section 502(i) of the Lease is hereby deleted in its entirety. The phrase which begins with "provided, however" and ends with "in the Construction Fund" at the end of the second sentence of Section 509(a) of the Lease is hereby deleted in its entirety. Section 509(c) of the Lease is hereby deleted in its entirety. The last sentence of Section 510(a) of the Lease is hereby deleted in its entirety.

            8. Additional Insured. Notwithstanding the provisions of Sections 503 and 512 of the Lease, the Tenant shall not be required to name SJPAC as an additional insured or approved assignee of any policy of insurance or payment, completion or performance bond required to be obtained pursuant to the provisions of the Lease.

            9. Design Changes Affecting SJPAC. The provisions of Section 502(k) of the Lease are hereby deleted in their entirety.

            10. SJPAC Lease. Section 515(e) of the Lease is hereby deleted in its entirety. The phrase "the SJPAC Lease or" appearing in clause (v) of Section 908 of the Lease is hereby deleted.

            11. Ratification and Confirmation. Except as expressly amended hereby, the Lease shall remain in full force and effect and each of the parties hereto do hereby ratify, confirm and reaffirm all of the terms, provisions, representations, warranties and covenants contained therein.


                                  Exhibit L-2

            WITNESS the execution hereof effective as of the _______day of __________, 19__.


                                        NEW JERSEY ECONOMIC DEVELOPMENT
                                        AUTHORITY


                                        By:
                                           ----------------------------
                                           Name:
                                                -----------------------
                                           Title:
                                                 ----------------------
                                                             "LANDLORD"

                                        SONY MUSIC/PACE PARTNERSHIP, a New
                                        York general partnership

                                        By: SM/PACE, Inc., its general partner

                                        By:
                                           ----------------------------
                                           Name:
                                                -----------------------
                                           Title:
                                                 ----------------------
                                                               "TENANT"


                                  Exhibit L-2

                                   EXHIBIT M

          Amounts of Certain Fees Related to Issuance of Initial Bonds

            Item                       Amount

EDA Issuance Fee                    0.5% of the first $10,000,000 of principal
                                    amount and 0.25% of the principal amount in excess of $10,000,000

Financial Advisor/Placement Fee     1.5% of the principal balance of the Initial
                                    Bonds

                                  Exhibit "N"
                         LETTERHEAD OF ATTORNEY GENERAL

                                 (609) 292-6655

                                January 14, 1993


Caren Franzini, Executive Director
New Jersey Economic Development Authority
200 South Warren Street
Trenton, New Jersey 08625-0990

      Re: Lease Agreement dated January 14, 1994 between the New Jersey Economic Development Authority as Landlord and Sony Music/PACE Partnership as Tenant

Dear Ms. Franzini:

      The undersigned Deputy Attorney General for the State of New Jersey renders the following opinion in connection with the execution and delivery by the New Jersey Economic Development Authority (the "Authority") of a Lease Agreement by and between the Authority and Sony Music/PACE Partnership, dated January 14, 1994 (the "Lease Agreement"). The Authority, by resolution dated December 7, 1993 authorized the execution of the Lease Agreement (the "Resolution").

      Based upon our review of the New Jersey Economic Development Authority Act, L. 1974, c. 80, as amended and supplemented (the "Act"), the Resolution, the Lease Agreement and such other documents, instruments, records of the Authority as I deemed appropriate, I am of the opinion that:

      1. The Authority is an instrumentality of the State of New Jersey and a public body corporate and politic, duly organized and validly existing under the Constitution and laws of the State of New Jersey.

      2. The Authority has full power and authority under the Act to enter into the Lease Agreement and the Authority has taken all actions and obtained all approvals required by the Act and any other applicable laws or regulations in connection with the execution of the Lease Agreement.

January 12, 1994
Page 2


      3. The Authority has duly adopted the Resolution and has duly authorized the execution and delivery of the Lease Agreement and the consummation of the transactions contemplated in the Lease Agreement by the Authority will not conflict with, violate, or result in a breach of or constitute a default under the rules or regulations of the Authority or any indenture, agreement or other instruments by which the Authority or any of its properties may be bound or any constitutional or statutory provisions or order, rule, regulation, decree, or ordinance of any court, government, or governmental body having jurisdiction over the Authority or any of its property. It will be necessary for the Authority to adopt a resolution authorizing the issuance of the Bonds, (as such term is defined in the Lease Agreement) which resolution is subject to the approval of the Governor of the State of New Jersey.

      4. The Lease Agreement, has been duly executed and delivered by the Authority and constitutes a legal, valid, and binding obligation of the Authority enforceable in accordance with its terms, except as enforcement of remedies may be limited by applicable bankruptcy, insolvency, moratorium, or other similar laws relating to the enforcement of creditors' rights generally from time to time in effect.

      5. The undersigned is duly appointed, qualified and acting Deputy Attorney General of the State of New Jersey with authorization to sign and deliver this opinion on behalf of the Attorney General of New Jersey.

                                        Very truly yours,

                                        FRED DeVESA
                                        ATTORNEY GENERAL OF NEW JERSEY


                                        By:
                                           ---------------------------
                                           Sherrie L. Gibble
                                           Deputy Attorney General

                                  EXHIBIT "O"

               Landlord's Estimated Allowances and Budgeted Costs

               Item                                         Amount

Architectural/Engineering Feasibility                   $ 1,500,000

Boat Launch                                                 200,000

Clinton Street                                              200,000

Purchase and Delivery of Fill Material                    2,300,000

Freezer Warehouse Removal                                 4,200,000

Promenade Relocation and Construction                     1,100,000

Site Remediation                                          2,500,000

Stabilization of Shoreline                                  500,000

Site Preparation and Demolition                             500,000

Parking (off-site)                                          485,000

Marina Parking Relocation                                   230,000

Post-Remediation Clean-up Contingency                       500,000

Post-Site Preparation Demolition                            250,000

Contingency                                                 600,000

TOTAL                                                   $15,065,000
                                                        ===========